SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           NATURAL HEALTH TRENDS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------
     (3) Filing Party:
                      ----------------------------------------------------------
     (4) Date Filed:
                    ------------------------------------------------------------

                          NATURAL HEALTH TRENDS CORP.
                                250 PARK AVENUE
                            NEW YORK, NEW YORK 10177


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 12, 1999

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Natural Health Trends Corp., a Florida corporation (the "Company") will be held at 250 Park Avenue, New York, New York 10177 on February 12, 1999, at 10:00 a.m. local time, for the following purposes, all as described more fully in the Proxy Statement attached hereto:

        1.To approve the  issuance  of such number of shares of Common  Stock to be issued upon: (i) conversion of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock, (ii) conversion of $350,000 aggregate stated value of the Company's Series G Preferred Stock, and
          (iii)  exercise of  five-year  warrants  ("Acquisition  Warrants")  to purchase  200,000  shares  of  Common  Stock,  all  to  be  issued  in connection with the acquisition (the "Asset Acquisition") of substantially all of the assets (the "Kaire Assets"), of Kaire International, Inc. ("Kaire"), by NHTC Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of the Company ("NHTC"), pursuant to an Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, NHTC, and Kaire (the "Acquisition Agreement");

        2.To ratify and approve the conversion of $1,650,000 aggregate stated value of the Company's Series E Preferred Stock sold in the Company's August 1998 private placement (the "Series E Private Placement") into shares of Common Stock;

        3.To approve (i) the future offering and sale by the Company of up to $4,000,000 aggregate stated value of the Company's Series H Preferred Stock (the "Series H Preferred Stock"), and (ii) the full conversion, subsequent to any sale of the Series H Preferred Stock, of the Series H Preferred Stock into shares of Common Stock; and

        4.To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

     THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY  UNANIMOUSLY   RECOMMENDS  THAT
STOCKHOLDERS OF THE COMPANY VOTE "FOR" PROPOSALS 1-3.

     The Board of Directors has fixed the close of business on Friday, January 22, as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     YOU  ARE  URGED  TO READ  THE  ATTACHED  PROXY  STATEMENT,  WHICH  CONTAINS
INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE APPRECIATED.

                                     By Order of the Board of Directors
                                     /s/Joseph P. Grace
                                     ------------------------------------------

                                     Joseph P. Grace, President



Dated: January 25, 1999

                          NATURAL HEALTH TRENDS CORP.
                                250 PARK AVENUE
                            NEW YORK, NEW YORK 10177

                               -----------------
                                PROXY STATEMENT
                               -----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 12, 1999

     This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Natural Health Trends Corp., a Florida corporation (the "Company"), in connection with the solicitation of proxies, in the accompanying form, by the Company's Board of Directors to be voted at the Special Meeting of Stockholders (the "Meeting") of the Company to be held on February 12, 1999 at 10:00 a.m. (local time) at 250 Park Avenue, New York, New York 10177 and at any and all adjournments thereof.

     Accompanying this Proxy Statement is a Notice of Special Meeting of Stockholders, a form of proxy, a copy of the Company's Current Report on Form 8-K dated as of December 28, 1998, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 containing audited financial statements and related data, and a copy of the Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, which contain certain unaudited financial statements at such dates and for such periods then ended.


MATTERS TO BE CONSIDERED AT THE MEETING

   At the Meeting, the stockholders of the Company will be asked:

      1. To approve the issuance of such number of shares of Common Stock to be issued upon: (i) conversion of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock, (ii) conversion of $350,000 aggregate stated value of the Company's Series G Preferred Stock, and
          (iii)  exercise of  five-year  warrants  ("Acquisition  Warrants")  to purchase  200,000  shares  of  Common  Stock,  all  to  be  issued  in connection with the acquisition (the "Asset Acquisition") of substantially all of the assets (the "Kaire Assets"), of Kaire International, Inc. ("Kaire"), by NHTC Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of the Company ("NHTC"), pursuant to an Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, NHTC, and Kaire (the "Acquisition Agreement");

      2. To ratify and approve the conversion of $1,650,000 aggregate stated value of the Company's Series E Preferred Stock (the "Series E Preferred Stock"), sold in the Company's August 1998 private placement (the "Series E Private Placement") into shares of Common Stock;

      3. To approve (i) the future offering and sale by the Company of up to $4,000,000 aggregate stated value of the Company's Series H Preferred Stock (the "Series H Preferred Stock"), and (ii) the full conversion, subsequent to any sale of the Series H Preferred Stock, of the Series H Preferred Stock into shares of Common Stock; and

      4. To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

     THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY  UNANIMOUSLY   RECOMMENDS  THAT
STOCKHOLDERS OF THE COMPANY VOTE "FOR" PROPOSALS 1-3.

     All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) a written notice delivered to the Company's principal officers prior to the commencement of the Meeting; (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of the Proposals 1-3 as set forth above (collectively, the "Proposals"). Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote.

     The Board of Directors of the Company has fixed the close of business on January 22, 1998 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at the meting or any adjournment thereof. Only holders of shares of Common Stock as of the Record Date are entitled to vote at the Meeting. On or about January 25, 1999 this Proxy Statement and the accompanying form of proxy are first being mailed to each stockholder of record of the Company at the close of business on the Record Date.

     The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone. The Company has requested banks, brokerage firms and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so.


VOTE   REQUIRED   TO   APPROVE   THE   PROPOSALS,   PRINCIPAL  STOCKHOLDERS  AND
STOCKHOLDINGS OF MANAGEMENT

     Although the Florida Business Corporation Act, as amended (the "FBCA"), does not require that the stockholders of the Company approve the Asset Acquisition, under the rules of the NASDAQ SmallCap Market system ("NASDAQ") and in the absence of a waiver therefrom, the Company must obtain stockholder approval to issue a number of shares of common stock, par value $.001 per share (the "Common Stock") equal to or greater than the number equal to twenty (20%) percent of its theretofore issued and outstanding Common Stock, in order for the Common Stock to remain listed on NASDAQ. The Company believes that the aggregate number of shares of Common Stock issuable upon the full conversion of the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Acquisition Warrants, will in the aggregate be in excess of twenty (20%) percent of its issued and outstanding Common Stock, and as a result the Company is seeking shareholder approval to such issuances at the Meeting.

     At the Record Date, the Company had 6,230,982 shares of Common Stock issued and outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the issued and outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting. Approval of (i) the issuance of shares of Common Stock upon (a) conversion of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock, (b) conversion of $350,000 aggregate stated value of the Company's Series G Preferred Stock, and (c) exercise of the Acquisition Warrants to purchase 200,000 shares of Common Stock, all being issued in connection with the acquisition of substantially all of the Kaire Assets pursuant to the Acquisition Agreement, (ii) the issuance of shares of Common Stock upon conversion of $1,650,000 aggregate stated value of the Company's Series E Preferred Stock previously sold by the Company in the Series E Private Placement, and (iii) the future offer and sale of up to $4,000,000 aggregate stated value of the Company's Series H Preferred Stock and the issuance of shares of Common Stock upon conversion of the Series H Preferred Stock which may be sold in the future by the Company in private placements, requires the affirmative vote of holders of a majority of the issued and outstanding Common Stock.

     The following table sets forth, as of the Record Date, the number of shares of Common Stock owned beneficially to the knowledge of the Company by each director and by all officers and directors of the Company as a group and all persons, to the best of the Company's knowledge, that beneficially own five (5%) percent or more of the issued and outstanding Common Stock. The percentages have been calculated on the basis of treating as outstanding for purposes of computing the percentage ownership of a particular individual, all shares of Common Stock outstanding as of such date and all shares of Common Stock issuable to such individual in the event of exercise of outstanding options owned by such holder at such date which are exercisable within 60 days of such date. Shares of Common Stock issuable upon conversion of outstanding Series C Preferred Stock and Series E Preferred Stock (or conversion of the Series F Preferred Stock, Series G Preferred Stock, or the Series H Preferred Stock, or the exercise of the Acquisition Warrants, all being issued in connection with the

Asset Acquisition), are not deemed outstanding for these purposes as the number of shares of Common Stock issuable upon conversion of each such security fluctuates based on changes in the market price for the Common Stock. Except as indicated in the footnote to the table, each individual is the sole beneficial owner with sole voting rights and investment power with respect to the shares set forth opposite his name (except for shares issuable upon exercise of his options, none of which have been exercised).



         NAME AND ADDRESS*               NUMBER OF SHARES
        OF BENEFICIAL OWNER1           BENEFICIALLY OWNED2     PERCENT OF CLASS
-----------------------------------   ---------------------   -----------------
Joseph P. Grace3 ..................           11,479                 **
Martin C. Licht4 ..................            1,300                 **
Sir Brian Wolfson5 ................              850                 **
Dirk D. Goldwasser6 ...............            1,125                 **
Ralph Ellison7 ....................           15,000                 **
All Executive Officers and                    39,754                 **
 Directors (Five Persons) .........

----------
* The address of each executive officer and director is c/o the Company, 250 Park Avenue, New York, New York 10177.

** Owns less than one (1%) percent.

 1 Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

 2 Does not include  shares of Common Stock  issuable upon the conversion of the
   Company's  issued  and  outstanding  Series C  Preferred  Stock and  Series E
   Preferred Stock. Pursuant to the terms of the Series C Preferred Stock, the holders thereof generally are not entitled to convert such instruments to the extent that such conversion would increase the holders' beneficial ownership of Common Stock to in excess of 4.9%, except in the event of a mandatory conversion. On the date of a mandatory conversion of the Preferred Stock with respect to the Series C Preferred Stock and the Series E Preferred Stock, a change in control of the Company may occur, based upon the number of shares of Common Stock issuable. As of the date of this Proxy Statement, 1,650 shares of Series E Preferred Stock are issued and outstanding.

 3 Mr. Grace is the Acting President and a Director of the Company.

 4 Mr. Licht is a Director of the Company.

 5 Sir Brian is Chairman of the Board and a Director of the Company.

 6 Mr. Goldwasser is a Director of the Company.

 7 Mr.  Ellison is a Director  of the  Company.  Includes  warrants  to purchase
   20,000 shares of Common Stock at an exercise price of $1.00 per share, of which 5,000 warrants have vested and 5,000 additional warrants will vest on each of March 1, June 1 and September 1, 1999.


MARKET PRICE DATA

     The Company's Common Stock is traded on the Nasdaq SmallCap Market System ("NASDAQ") under the symbol "NHTCC." On January 22, 1999 the most recent date for which it was practicable to obtain market price information prior to the printing of this Proxy Statement, the closing bid price of the Common Stock on NASDAQ was $4.25 per share. There is no public market for the capital stock of Kaire.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     The following tables set forth certain unaudited pro forma condensed and historical financial data for the Company and Kaire. The following data gives effect to the Acquisition of the Kaire Assets accounted for as a purchase business combination as if the Asset Acquisition had occurred as of September 30, 1998 with respect to the balance sheet data and as of January 1, 1997 with respect to the statement of operations data for the fiscal year ended December 31, 1997 and nine months ended September 30, 1998. The following data should be read in conjunction with the consolidated financial statements of the Company, the consolidated financial statements of Kaire and the pro forma financial information regarding the Acquisition and all notes relating thereto, all appearing elsewhere in this Proxy Statement. This data should be read in conjunction with the unaudited Pro Forma Condensed Financial Information of the Company and Kaire included elsewhere in this Proxy Statement.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that could have occurred if the Asset Acquisition had been consummated as of such dates, nor is it necessarily indicative of future operating results or financial position.



                                                        FISCAL YEAR ENDED     NINE MONTHS ENDED
                                                        DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                                       -------------------   -------------------
                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS:
 Total Revenues ....................................      $  36,815,238         $ 22,020,397
 Total Expenses ....................................      $  47,504,840         $ 27,516,012
 Loss before taxes .................................      $ (10,689,602)        $ (5,495,615)
 Loss from continuing operations ...................      $ (10,689,602)        $ (5,495,615)
 Loss per share from continuing operations .........      $      (26.74)        $      (4.29)


                                   AS OF SEPTEMBER 30, 1998
                                  -------------------------
                                         (UNAUDITED)
BALANCE SHEET DATA:
 Total Assets .................   $14,704,765
 Total Liabilities ............   $ 6,532,690
 Stockholders' Equity .........   $ 8,172,075

                    SELECTED FINANCIAL DATA OF THE COMPANY

Certain of the selected consolidated financial data presented below for each of the two fiscal years ended December 31, 1997 and 1996, has been derived from the Company's consolidated financial statements which were audited for 1997 and 1996 by Feldman Sherb Ehrlich & Co., P.C., independent certified public accountants. Certain of the selected consolidated financial data presented below for the nine months ended September 30, 1998 and 1997, has been derived from the Company's unaudited consolidated financial statements on the same basis as the audited financial statements and include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of these periods. This data should be read in conjunction with the Company's Consolidated Financial Statements, related notes and other financial information included elsewhere in this Proxy Statement.



                          NATURAL HEALTH TRENDS CORP.
                            SELECTED FINANCIAL DATA



                                                              NINE MONTHS ENDED                   FISCAL YEAR ENDED
                                                                SEPTEMBER 30,                       DECEMBER 31,
                                                            1998              1997              1997              1996
                                                      ---------------   ---------------   ---------------   ---------------
STATEMENT OF OPERATIONS DATA:
Operating revenues ................................    $  1,001,481      $    535,202      $  1,133,726      $          0
Loss from continuing operations ...................      (2,088,351)       (2,398,298)       (4,304,073)       (1,148,546)
Loss from continuing operations per share .........           (2.30)            (6.57)           (11.60)            (4.10)


                                               AS OF                 AS OF
                                        SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                       --------------------   ------------------
BALANCE SHEET DATA:
Total assets .......................        $7,866,344            $13,804,921
Long term debt .....................                 0              2,434,358
Redeemable preferred stock .........                 0                      0
Dividends per common share .........                 0                      0

                 SELECTED CONSOLIDATED FINANCIAL DATA OF KAIRE

     Certain of the selected consolidated financial data presented below for each of the last two fiscal years ended December 31, 1997 and 1996, has been derived from Kaire's consolidated financial statements which were audited by BDO Seidman, LLP, independent certified public accountants for 1997 and 1996. Kaire's independent certified public accountants stated in their report on the December 31, 1997 consolidated financial statements that due to losses from operations and a working capital deficit, there is substantial doubt about the Company's ability to continue as a going concern. This data should be read in conjunction with Kaire's Financial Statements, related notes and other financial information included elsewhere in this Proxy Statement. The information for the nine month periods ended September 30, 1998 and 1997 are unaudited but give effect to all adjustment (none of which were other than normal recurring adjustments) necessary, in the opinion of management of Kaire, to fairly present this information. The results of operations for the interim periods should not be taken as indicative of results for a full fiscal year. The information below is in thousands except for per share amounts and other data.

     THE CONSOLIDATED FINANCIAL STATEMENTS AND INFORMATION AND NOTES THERETO OF KAIRE REFERENCED ABOVE ARE INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW SUCH FINANCIAL STATEMENTS PRIOR TO COMPLETING THEIR PROXY.

                  CONSOLIDATED STATEMENT OF OPERATIONS DATA:



                                                        YEARS ENDED DECEMBER 31,
                                                       ---------------------------
                                                           1996           1997
                                                       ------------   ------------
Net Sales ..........................................     $ 51,499       $ 35,682
Cost of Goods Sold .................................       13,321          8,388
Gross Profit .......................................       38,178         27,294
Operating Expenses:
 Associate Commissions .............................       27,966         19,968
Selling, General & Administrative Expenses .........       12,976         13,009
Loss from Operations ...............................       (2,764)        (5,683)
Other Expense, Net .................................          (27)          (562)
Net Loss Before Income Tax
 Benefit and Minority Interest .....................       (2,791)        (6,245)
Benefit from Income Taxes ..........................        1,103             13
Minority Interest in Subsidiaries ..................         (115)           134
                                                         --------       --------
Net Loss ...........................................     $ (1,803)      $ (6,098)
                                                         ========       ========


                                                          FOR THE NINE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                                              SEPTEMBER 30, 1997           SEPTEMBER 30, 1998
                                                                 (UNAUDITED)                   (UNAUDITED)
                                                         ---------------------------   --------------------------
Net Sales ............................................            $ 27,887                      $ 21,019
Cost of Sales ........................................               6,587                         5,159
Gross Profit .........................................              21,300                        15,860
Operating Expenses:
Associate Commission .................................              15,626                        10,854
Selling, General and Administrative Expenses .........               9,739                         7,309
Loss from Operations .................................              (4,065)                       (2,303)
Other Expenses, Net ..................................                (161)                       (1,030)
Net Loss Before Income Tax
 Benefit and Minority Interest .......................              (4,226)                       (3,333)
Benefit from Income Taxes ............................                   -                             -
Minority Interest in (Income)
 Loss of Subsidiaries ................................                  44                           141
                                                                  --------                      --------
Net Loss .............................................            $ (4,182)                     $ (3,192)
                                                                  ========                      ========

                  CONSOLIDATED BALANCE SHEET DATA (IN 000S):




                                               AS OF DECEMBER 31,
                                           ---------------------------
                                               1996           1997
                                           ------------   ------------
Working Deficiency .....................     $ (1,382)      $ (6,492)
Total Assets ...........................        6,350          4,324
Long-Term Obligations ..................          114             15
Total Liabilities ......................        6,026          9,149
Minority Interest in
 Consolidated Subsidiaries .............          200            200
Stockholders' Equity (Deficit) .........          124         (5,025)


                                                            AS OF SEPTEMBER 30, 1998
                                                                  (UNAUDITED)
                                                           -------------------------
                                                                     ACTUAL
                                                           -------------------------
Working Deficiency .....................................           $ (9,285)
Total Assets ...........................................              2,942
Long-Term Obligations ..................................                -0-
Total Liabilities ......................................             11,323
Minority Interest in Consolidated Subsidiaries .........                 49
Stockholders' Deficit ..................................             (8,332)

                       ACTION TO BE TAKEN AT THE MEETING

                                 (PROPOSAL 1)

     APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES F PREFERRED STOCK AND SERIES G PREFERRED STOCK AND UPON EXERCISE OF THE ACQUISITION WARRANTS, ALL OF WHICH ARE BEING ISSUED IN CONNECTION WITH THE ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF KAIRE INTERNATIONAL, INC. BY NHTC ACQUISITION CORP., THE COMPANY'S WHOLLY-OWNED SUBSIDIARY.

     Although the Florida Business Corporation Act, as amended, does not require that the stockholders of the Company approve the Asset Acquisition, Rule 4310(c)(25)(H) of the NASDAQ Marketplace Rules (the "NASDAQ Rule") requires that in order for the Company to continue its listing of its Common Stock on NASDAQ, the Company must either receive the approval of its shareholders at a shareholders' meeting, or receive a waiver of such requirement from NASDAQ, in order to issue a number of shares of Common Stock equal to or greater than twenty (20%) percent of the number of its theretofore issued and outstanding shares of Common Stock. As more fully described below, the Company believes the issuance of the shares of Common Stock upon full conversion of the Series F Preferred Stock and the Series G Preferred Stock and the exercise of the Acquisition Warrants, all to be issued by the Company in connection with the Asset Acquisition, as well as the shares of Common Stock issuable upon full conversion of the Series H Preferred Stock which the Company in the future may seek to sell, will in the aggregate, in all likelihood, be in excess of 20% of the currently issued and outstanding Common Stock. The Series F Preferred Stock, the Series G Preferred Stock and the Acquisition Warrants shall sometimes collectively be referred to as the "Acquisition Securities." Accordingly, the Company will conduct a shareholders' meeting and is soliciting proxies through this Proxy Statement in order to obtain at such shareholders' meeting the required shareholder approval.

     On September 2, 1998,  the Company had a hearing  before the NASDAQ Listing
Qualifications Panel (the "Panel"), regarding the continued listing of its Common Stock on NASDAQ. Pursuant to a letter (the "NASDAQ Letter"), dated October 27, 1998 from NASDAQ to the Company, NASDAQ informed the Company that the Panel had determined that although the Company was in compliance with all requirements for continued listing, the Panel "lacked confidence in the Company's ability to sustain compliance with the net tangible asset requirements "for continued listing on NASDAQ. As a result, the Panel informed the Company that it was required on or before November 30, 1998 (which date NASDAQ extended until December 7, 1998), to file a proxy statement with the Securities and Exchange Commission (the "SEC") seeking shareholder approval for the issuance of its securities in the Asset Acquisition and thereafter on or before February 1, 1999, the Company must complete the Asset Acquisition and demonstrate compliance with all of the NASDAQ continued listing requirements. On December 7, 1998, the Company filed a proxy statement with the SEC. Pursuant to a letter from NASDAQ dated December 14, 1998, NASDAQ informed the Company that such filing evidenced compliance with the Panel's initial listing requirement. The Company is presently in discussions with NASDAQ to seek an extension of the NASDAQ deadline for completion of the Asset Acquisition to a date after the date of the Meeting.

DESCRIPTION OF THE ACQUISITION SECURITIES

     Pursuant to the Acquisition Agreement, in connection with the proposed acquisition of substantially all of the Kaire Assets by NHTC, the Company has agreed to issue (i) to Kaire, $2,800,000 aggregate stated value of Series F Preferred Stock; (ii) to two creditors of Kaire (who are owed by Kaire in the aggregate approximately $350,000 of secured indebtedness), $350,000 aggregate stated value of Series G Preferred Stock; and (iii) to Kaire, the Acquisition Warrants to purchase 200,000 shares of Common Stock.

     THE SERIES F PREFERRED STOCK. The Series F Preferred Stock to be issued to Kaire shall pay a dividend (provided the Company has either sufficient surplus or net profits), at the rate of six (6%) percent of the stated value per annum, payable upon conversion of the shares of Series F Preferred Stock, in cash or, at the option of the Company, in shares of Common Stock. The shares of the Series F Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of Common Stock of the Company, at a conversion price per share determined by dividing the stated value by ninety-five (95%) percent of the average closing bid price of the Common Stock for the three (3) trading days immediately preceding the date on which the Company receives notice of conversion from a holder. The terms of the Series F Preferred Stock permit the Company at any time, on five (5) days prior written notice, to redeem the outstanding Series F Preferred Stock at a redemption price (the "Redemption Price"), equal to the stated value and the accrued dividends thereon. The shares of Common Stock issuable upon conversion of the Series F Preferred Stock are subject to a lock-up preventing the sale, pledge, hypothecation or other transfer of such shares, for a period of one (1) year from the closing date (the "Closing Date") of the Asset Acquisition in the case of $1,000,000 aggregate stated value of Series F Preferred Stock, and a lock-up of two (2) years from the Closing Date with respect to the remaining $1,800,000 aggregate stated value of Series F Preferred Stock. FOR A COMPLETE DESCRIPTION OF THE SERIES F PREFERRED STOCK SEE THE ARTICLES OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES F PREFERRED STOCK ANNEXED HERETO AS EXHIBIT 4.2.

     THE SERIES G PREFERRED STOCK. The Series G Preferred Stock, to be issued to two creditors of Kaire, shall pay a dividend (provided the Company has either sufficient surplus or net profits), at the rate of six (6%) percent of the stated value per annum, payable upon conversion of the shares of Series G Preferred Stock, in cash or, at the option of the Company, in shares of Common Stock. The shares of the Series G Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of Common Stock of the Company, at a conversion price per share determined by dividing the stated value by ninety-five (95%) percent of the average closing bid price of the Common Stock for the three (3) trading days immediately preceding the date on which the Company receives notice of conversion from a holder. The terms of the Series G Preferred Stock permit the Company at any time, on five (5) days prior written notice, to redeem the outstanding Series G Preferred Stock at a redemption price (the "Redemption Price"), equal to the stated value and the accrued dividends thereon. The Company has agreed to register for sale under the Securities Act of 1933, as amended (the "Act"), all shares of Common Stock issuable upon conversion of the Series G Preferred Stock on any registration statement (other than on Form S-4, Form F-8 or any similar or successor form) filed by the Company or upon demand of all of the holders of the Series G Preferred Stock commencing eight (8) months following the Closing Date of the Acquisition (or if all of the holders of the Series G Preferred Stock so elect and agree to pay any and all costs associated therewith, to register the underlying shares upon demand, but no earlier than 30 days following the Closing Date of the Acquisition). FOR A COMPLETE DESCRIPTION OF THE SERIES G PREFERRED STOCK SEE THE ARTICLES OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES G PREFERRED STOCK ANNEXED HERETO AS EXHIBIT 4.3.

     THE ACQUISITION WARRANTS. The Acquisition Warrants to be issued to Kaire are exercisable for a period of five (5) years from the Closing Date of the Asset Acquisition into an aggregate of 200,000 shares of Common Stock at an exercise price equal to 110% of the closing bid price of the Common Stock of the Company on the day prior to the Closing Date. The exercise price may be payable at the option of the holder thereof in cash and/or by a cashless exercise based on the difference between the fair market value of the shares of Common Stock for which the Acquisition Warrants are being exercised, and the exercise price, by delivering to the Company for cancellation the Acquisition Warrants owned by such holders. The shares of Common Stock issuable upon exercise of the Acquisition Warrants shall contain certain "piggyback" registration rights and anti-dilution protections. FOR A COMPLETE DESCRIPTION OF THE ACQUISITION WARRANTS, SEE THE FORM OF ACQUISITION WARRANT ANNEXED HERETO AS EXHIBIT 4.5.

DESCRIPTION OF THE PROPOSED ASSET ACQUISITION

     Pursuant to the Acquisition Agreement, NHTC, the Company's newly formed, wholly-owned subsidiary, has agreed to acquire substantially all of the tangible and intangible assets of Kaire including, but not limited to, the names "Kaire," "Kaire International, Inc." and all variations thereof and any other product name and all other registered or unregistered trademarks, tradenames, service markets, patents, logos, and copyrights of Kaire, all accounts receivable, contractual rights and product formulations to any and all products of Kaire, product inventory, "800" and other "toll-free" telephone numbers, product supply contracts (including, but not limited to, its EnzogenolTM product), independent associate lists, and shares of capital stock owned by Kaire in each of its wholly-owned and/or partially owned subsidiaries including, but not limited to, Kaire New Zealand Ltd., Kaire Australia Pty Ltd., Kaire Trinidad, Ltd. and Kaire Europe Ltd. (but excluding Kaire Korea Ltd.).

     In exchange for the Kaire Assets, on the Closing Date the Company shall issue (i) to Kaire, the $2,800,000 aggregate stated value of Series F Preferred Stock; (ii) to two creditors of Kaire, the $350,000 aggregate stated value of Series G Preferred Stock; and (iii) to Kaire, the Acquisition Warrants. In addition, NHTC has agreed to make certain payments to Kaire each year for a period of five (5) years (the "NHTC Net Income Payments") commencing with the year ending December 31, 1999, to be determined as follows:

       (i) 25% of the Net Income (as determined based upon the year end audited financial statements of NHTC prepared in accordance with GAAP consistently applied) of NHTC, if the Net Sales (as determined based upon the year-end audited financial statements of NHTC prepared in accordance with GAAP consistently applied) of NHTC in any such year are between $1.00 and $10,000,000;

      (ii) 33% of NHTC's Net Income if its Net Sales are between $10,000,000 and $15,000,000;

     (iii) 40% of NHTC's Net Income if its Net Sales are between $15,000,000 and $40,000,000; and

      (iv) 50% of  NHTC's  Net  Income  if  its  Net  Sales are  in  excess   of
           $40,000,000.

     The NHTC Net Income Payments shall be reduced on a dollar-for-dollar basis to the extent of (A) all indebtedness of Kaire assumed by NHTC pursuant to the Acquisition Agreement; (B) all other direct and/or indirect costs or expenses assumed and/or otherwise incurred by NHTC and/or the Company of, or resulting from, Kaire including, but not limited to, litigation costs, including, but not limited to, reasonable attorneys' fees, payments of sales or other taxes, expenses of officers of Kaire, and other payments or expenses resulting directly and/or indirectly from the transactions contemplated by the Acquisition Agreement; and (C) any reasonable inter-company obligations of the Company to NHTC resulting from third party payments made by the Company on behalf of (or allocable proportionately to) NHTC by the Company) that resulted from the transactions contemplated by the Acquisition Agreement. In addition, all amounts set-off against NHTC Net Income Payments are cumulative and, if not set-off in the year they are paid (or incurred) because NHTC did not have a sufficient amount of Net Income (or for any other reason), such set-off amounts shall accrue and be used as a set-off in the earliest possible year or years.

     Pursuant to the Acquisition Agreement, NHTC has agreed to assume certain specified liabilities of Kaire including: (i) approximately $475,000 owed to MW International Inc.; (ii) approximately $50,000 owed to Manhattan Drug Company;
(iii) approximately $120,000 in the aggregate owed to Robert Richards and Mark Woodburn (both officers and directors of Kaire); (iv) up to approximately $120,000 in unpaid payroll taxes of Kaire up to the Closing Date; and (v) up to $180,000 owed to STAR Financial Bank.

     The closing of the Asset Acquisition is also subject to a number of conditions precedent including, but not limited to: (i) delivery of all required consents and approvals of the parties to the transactions contemplated by the Acquisition Agreement, (ii) the Kaire Assets being delivered to NHTC at the closing of the Asset Acquisition free and clear of all liens, claims, restrictions and other encumbrances, and (iii) the Company's Common Stock remaining listed on NASDAQ.

     Pursuant to the Acquisition Agreement, following the closing of the Asset Acquisition, the Company shall appoint to its Board of Directors one (1) nominee of Kaire. Kaire has informed the Company that it currently intends to appoint Robert L. Richards as its appointee to the Board of Directors of NHTC. See "Description of Kaire International, Inc.-Kaire Management." In addition, NHTC has agreed to indemnify certain officers of Kaire against all amounts paid following the Closing Date by such persons resulting from unpaid sales taxes accrued by Kaire prior to the Closing Date.

     THE FOREGOING DESCRIPTION OF THE ACQUISITION AGREEMENT IS A SUMMARY ONLY. THE FORM OF ACQUISITION AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS
EXHIBIT 2.1. READERS ARE STRONGLY RECOMMENDED TO READ THE ACQUISITION AGREEMENT IN ITS ENTIRETY PRIOR TO MAKING A VOTING DECISION.

DESCRIPTION OF KAIRE INTERNATIONAL, INC.

BUSINESS

     Kaire develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Kaire products include health care supplements and personal care products. Kaire offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

     Kaire develops products that it believes will have market appeal to its associates and their customers, and assists its associates in establishing their own businesses. Kaire associates can start a home based business without significant start-up costs and other difficulties usually associated with new ventures. Kaire provides product development, marketing aids, customer service, and essential record-keeping functions to its associates without charge. Kaire also provides other support programs to its associates including 24-hour TouchTalk system (as explained below), international teleconferencing calls, seminars and business training systems with audio and video tapes.

     It is Kaire's strategy and expectation that associates actively recruit interested people to become new associates. These recruits are placed beneath the recruiting associate in the "network" and are referred to by Kaire as that associate's "organization." Associates earn commissions on purchases by the associates in their organization as well as retail profits on the sales they make themselves. Kaire's marketing program is designed to provide incentives for associates to build an organization of recruited associates to maximize their earning potential. Approximately 60,000 of Kaire's associates have had product purchases in excess of $50 during 1997 and are considered to be "active," as opposed to approximately 108,000 and 156,000 in 1996 and 1995, respectively.

     Kaire purchases most of its products directly from manufacturers and markets them to its independent associates located in all fifty states, the District of Columbia, Puerto Rico, Guam, and Canada. In 1995, Kaire expanded the number of its associates located in other parts of the world, particularly Australia and New Zealand. Kaire expanded its operations into South Korea, Trinidad and Tobago and the United Kingdom during 1997. Kaire has since discontinued its operations in South Korea in October 1998.

     INDUSTRY OVERVIEW. According to The Direct Selling Association, network marketing is one of the fastest growing segments for the distribution of products. The Direct Selling Association reports that worldwide, over 17.5 million individuals are now involved in direct selling (of which network marketing is a major segment) and that those involved in direct selling generate $80 billion in annual sales around the world. Network marketing sales in the United States are estimated to be approximately $22 billion annually.

     Currently, Kaire has associates in all fifty states, the District of Columbia, Puerto Rico, Guam, Canada, Australia, New Zealand, Trinidad and Tobago and the United Kingdom. Management believes that significant market potential exists for its products in international markets, and it is Kaire's intention to explore expansion into Japan, Europe, Hong Kong, Taiwan, India and the Philippines. Statistics from the World Federation of Direct Selling Associations as reported in May 1998 indicate that the direct sales market in the foregoing countries amounted to over $37 billion with 6.4 million individuals being involved in some form of direct marketing. This compares to $28.6 billion in sales and 7.2 million individuals involved in the markets currently serviced by Kaire.

     DISTRIBUTION AND MARKETING. Kaire's products are distributed through its network marketing system of associates. Associates are independent contractors who purchase products directly from Kaire for resale to retail consumers. Associates may elect to work on a full-time or a part-time basis. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contact between retail consumers and associates, many of whom use Kaire's products.

     Associates' revenues are derived from several sources. First, associates may receive revenues by purchasing Kaire's products at wholesale prices and selling Kaire's products to customers at retail prices. Second, associates earn the right to receive bonuses (commissions) based upon purchases by members of their organization. There are basically three types of bonuses that associates can earn on product purchases by members of their organizations. The standard bonus is available to any individual who has attained "Broker" status in Kaire. "Broker" status is attained by purchasing a minimum quantity for a month. The percentages used to determine the bonus and the number of levels in the organization the associate receives bonuses upon is based on the individual's status in Kaire. The first status level is that of a "Broker" and the highest being an "Executive." There are two intermediary levels between "Broker" and "Executive." An associate achieves higher levels in the bonus structure primarily through increased purchases by associates sponsored directly by them (their first level) although the minimum monthly purchase as an individual does increase between certain levels. The requirements for an associate to reach an "Executive" level are generally monthly personal purchases exceeding $300 and monthly volume of $900 on their first level. The program is such that each month an associate must qualify at that level to be paid at that level. The advantage to this is that the associate must remain active in purchasing and sponsoring to retain their bonus, but if they miss a month, their income is only reduced that one month. A second form of bonus is available to those having multiple "Executives" in their first level. Based on the number of "Executives" they have at this first level, associates will receive a percentage of their standard bonus as an additional bonus. Finally, for those "Executives" attaining the highest levels in Kaire, they are allowed to participate in a percentage of the company-wide Gross Bonusable Sales to be divided among qualifying "Executives." Management believes that the right of associates to earn bonuses contributes significantly to Kaire's ability to retain its productive associates.

     Kaire management believes its associate compensation plan is superior to that of other network marketing organizations because the program offers an earning opportunity without the need to finance a large inventory of products and requires only a modest amount of sales to meet the bonus requirements.

     To become an associate, a person must simply sign an agreement to comply with the policies and procedures of Kaire. No investment is necessary to become an associate. Kaire considers approximately 60,000 of its associates to be "active," that is, an individual associate who has ordered at least $50 of Kaire's products during the preceding 12 month period.

     Kaire has regularly sponsored opportunity meetings in various key cities and participates in motivational and training events in its market areas designed to inform prospective and existing associates about Kaire's product line and selling techniques. Associates give presentations relating to their experiences with Kaire's products and the methods by which they have developed their own organization of associates. Specific selling techniques are explained, and emphasis is placed on the need for consistency in using such techniques. Participants are encouraged to ask questions regarding selling techniques and product developments, to share information with other associates and to develop confidence in selling and goal-setting techniques. Motivation is offered to participants in the form of recognition, gifts, excursions and tours, which are intended to foster an atmosphere of excitement throughout the associate organization. Prospective associates are educated about the structure, dynamics and benefits of Kaire's network marketing system.

     Kaire continues to develop marketing strategies and programs to motivate associates. These programs are designed to increase associates' monthly product sales and the recruiting of new associates. An example of these programs is Kaire's Kaire Select Program.

     Under the Kaire Select Program, an associate may enroll in a minimum ordering program to maintain eligibility for performance bonuses. Minimum orders ranging from $50 to $550 per month are automatically placed by credit card or autodraft. The associate also gets preferred pricing, no minimum purchase requirement (once they have a qualifying select order set up), exclusive access to some product introductions, and discounts on Kaire sponsored events.

     As part of Kaire's maintenance of constant communication with its associate network, Kaire offers the following support programs to its associates:

     TOUCHTALK AND FAXBACK. An automated telephone system that associates can call 24 hours a day to place orders, receive reports on the sales activity of their organization and listen to selected messages on special offers, marketing program updates, product information, and similar information. Certain information is also available via facsimile to the associate.

     24 HOUR TELECONFERENCE. A weekly teleconference on various subjects such as technical product discussions, associate organization building and management techniques. An associate can listen to any of the last four weekly teleconferences.

     INTERNET. Kaire maintains a web-site at http:\www.kaireint.com. There, the user can read news letters, learn more about products, place an order or sign up to be an associate. This web-site became fully functional in early 1997. In addition, associates can send messages and orders to Kaire e-mail address of kaireint.com. This allows associates to potentially be able to sponsor associates and order products 24 hours a day.

     PRODUCT LITERATURE. Kaire produces for its associates color catalogues and brochures displaying and describing Kaire's products.

     TOLL FREE ACCESS. A toll free number is available to place orders and sponsor new associates. Kaire believes that it was one of the first companies in the network marketing industry to permit associates to sponsor new associates over the telephone.

     BROADCAST FAX/BROADCAST E-MAIL. Kaire announcements and product specials are automatically sent via facsimile and/or e-mail to associates who have requested this service.

     MARKETS. Kaire has operations in the United States, Canada, Australia and New Zealand, Trinidad and Tobago and the United Kingdom. Kaire closed down its operations of its South Korean subsidiary in October 1998 and on June 30, 1998, Kaire recorded a $471,000 write down of its assets in its South Korean subsidiary to what Kaire believed to be their "net realizable value." See Note 12 of the Consolidated Financial Statements for Net Sales, Income from Operations and Identifiable Assets for the related geographical areas. Kaire also has sustained substantial operating losses trying to penetrate the United Kingdom market.

     Upon deciding to enter a new market, Kaire hires local counsel to assist ensuring that Kaire's network marketing system and products comply with all applicable regulations and that Kaire's profits may be expatriated. In addition, local counsel assists in establishing favorable relations in the new market area by acting as liaison between Kaire and local regulatory authorities, public officials and business people. Local counsel also is responsible for explaining Kaire's products and product ingredients to appropriate regulators and, when necessary, will arrange for local technicians to conduct any required ingredient analysis tests of Kaire's products.

     If regulatory approval is required in a foreign market, Kaire's local counsel interfaces with local regulatory agencies to confirm that all of the ingredients of Kaire's products are permissible within the new market. During the regulatory compliance process, Kaire may alter the formulation, packaging or labeling of its products to conform to applicable regulations as well as local variations in customs and consumer habits, and Kaire may modify certain aspects of its network marketing system as necessary to comply with applicable regulations.

     Following completion of the regulatory compliance phase, Kaire undertakes the steps necessary to meet the operational requirements of the new market. Kaire then initiates plans to satisfy inventory, distribution, personnel and transportation requirements of the new market, and modifies its associate training materials as may be necessary to be suitable for the new market. Kaire has prepared manuals in Korean, French and Spanish.

     PRODUCTS. Kaire's product line consists primarily of consumable products that are targeted to growing consumer interest in natural health alternatives for nutrition and personal care. In developing its product line, Kaire has emphasized quality, purity, potency, and safety.

     ANTIOXIDANT PROTECTION. This line is primarily nutritional supplements based in antioxidants including Maritime Prime and EnzoKaire Complete. Most of the products are based on exclusive formulations in several combinations containing natural products including Pycnogenol, Enzogenol and Arctic Root. Products containing Pycnogenol have not been approved for direct importation into Australia. Kaire is currently seeking approval to import its products containing Pycnogenol into Australia in conjunction with the Therapeutic Goods Association of Australia. Maritime Plus is not available in Canada due to Canadian regulations on the ascorbate that is contained in this product. Kaire is also working with French authorities for approval to import the Maritime Prime line into France.

     Pycnogenol and Enzogenol have been recognized by sources not associated with Kaire as a potent antioxidant. Pycnogenol, in Kaire's formulation, are believed to be highly bioavailable and retained in the body for several days. Antioxidants have been shown to be effective in fighting the effects of oxidation on the body. Oxidation is the same process that causes metals to rust and apples to turn brown. Free radicals, which are molecules damaged by oxidation, are being studied as the causes of various infirmities in humans. A free radical is an unstable oxygen molecule seeking, at the molecular level, to pair up with an electron. Free radicals can be created in the atmosphere by the exposure of oxygen to sunlight and pollution. Free radicals can also be created by natural metabolic processes. Antioxidants are molecules which can combine with and, as a result, neutralize free radicals.

     DEFENSE. The products in this category are primarily oriented towards working with the body's natural defense systems to make them more efficient. It consists of three of the more recent additions to the Kaire line, Colloidal Silver Kaire, Immunol and Noni.

     Colloidal Silver Kaire is a solution of silver particles electro-magnetically suspended in deionized water and provides dietary support for the immune system. It is used by individuals for a number of purposes including eye drops, a topical solution, nose drops and a drink.

     Immunol is a shark liver based capsule which Kaire believes aids the human immune system. This product is imported exclusively by Kaire, which obtained the worldwide marketing rights to this product in March 1996 from Marine Biologics, Inc.

     Noni is the most recent addition to the product line. Derived from a fruit grown only in the Central and South Pacific, it contains high levels of naturally occurring vitamins, minerals, trace elements, enzymes, and phytochemicals. The processing method of flash freezing the fruit and then processing it into capsules retains the high level of nutrients that may be lost through the pasteurization of liquid presentations of this product.

     DIGESTION. The main constituent of this group has long been the Aloe products. Aloe has been studied for a number of years as everything from a topical for skin irritations and sunburn to a supplement for improving the general health of the body. Kaire has recently introduced Fruit-N-Aloe which is a more palatable form of the Aloe juice as it is mixed with fruit juices to get the Aloe benefits without the strong taste and AloElite, a more concentrated form of the Aloe juice.

     Two other products currently round out this line, a colon-cleansing product for periodic use in cleaning the lower digestive system and Synerzyme, a combination of naturally occurring enzymes and trace minerals to enhance the efficacy of the enzymes, which may assist the body with the breakdown and assimilation of various foods and fats.

     ENERGY AND ALERTNESS. AquaKaire Daytime and Night-time are two recently introduced Kaire products. They are concentrated, "clustered" water products whose purpose is to increase the metabolic efficiency of the body. Inner Chi is another recent addition, combining raw honey with Chinese herbs and botanicals for a balanced, energy enhancing tonic.

     STRESS. Products in this category serve two primary purposes. The first is to provide adaptogens in an efficient medium and the second is to provide a natural relaxant for rest and sleep. Arctic Root is an adaptogen, an herb which works with the body to allow energy to be used by the body as needed as opposed to stimulants and depressants which affect the body's energy as a whole, over a certain period of time. Kavatu combines the extract from the Pacific KavaKava plant with other nutrients to form a product allowing for a more complete rest and sleep without the "hangover" effects of many artificial relaxants and sleep aids. Kaire introduced St. John's Wart in the second quarter of 1998.

     VITAL NUTRIENTS. This category provides for many of the basic vitamins and nutrients which are missing in the typical adult or child's diet.

     WEIGHT MANAGEMENT. One of the newest members of Kaire's product family is a weight management program that includes a number of products designed to work as a system to assist weight loss safely while giving the dieter a higher level of energy while maintaining a healthy body. This system concept is based upon a complete program including Kaire products, walking or other sensible exercise available to virtually all individuals and sensible permanent eating habits. Weight management products of Kaire include LipeX (a product designed to inhibit the absorption of fat by the body), fiber wafers to reduce appetite, lubricate the system and inhibit fat absorption and nutritional bars to provide both a healthy meal snack alternative and to provide nutrients which interact with the LipeX to increase metabolism and fat burning in the system.

     Kaire believes that the Weight Management Program is well designed to promote long-term, sustained weight loss. However, Kaire's experience has been that many dieters are highly motivated to lose significant pounds quickly and the Yes! Weight Management Program does not work quickly enough for such persons. As a result, Kaire is exploring several products which will allow it to penetrate the rapid weight loss market.

     ANTI-AGING. These products are intended to combat the effects of aging on the human body.

     DHEA. This is a hormonal product which replaces the same hormone in the body. Research shows that as a person matures their body generates diminishing amounts of DHEA. According to a number of research studies, DHEA is the hormone which allows the body to know its energy level. Kaire has obtained from Dr. Steve Chernisky, author of "The DHEA Breakthrough" the exclusive rights to his signature line of products.

     ARTHRIKAIRE AND OSTEO FORMULA. ArthriKaire and Osteo Formula are Kaire products introduced in June 1997. Osteo Formula is a comprehensive bone supplement that provides 18 nutrients including four different types of calcium for maximum absorption and assimilation. ArthriKaire is designed to provide dietary support for joints, tendons and ligaments. This proprietary formula combines proteoglycans, vitamins and herbs that support the integrity of connective tissue.

     PERSONAL KAIRE. This includes JoBelle Gold (a skin softener containing gold flakes), Dermakaire (Kaire's original moisturizing lotion with Pycnogenol), and the JoBelle Skin Care System consisting of shampoo, conditioner and body lotion as well as a "top of the line" six part face care system. Kaire is attempting to develop an upscale image for this product line with an appeal to a younger market than Kaire's current United States associate base.

     The following table indicates how many of Kaire's products were available as of September 30, 1998 in each of Kaire's current markets.



                                                           PRODUCTS OFFERED
                                 ---------------------------------------------------------------------
                                    TOTAL                                            TRINIDAD
PRODUCT                           PRODUCTS                     NEW                     AND     UNITED
CATEGORIES/LINES                   OFFERED   U.S.   CANADA   ZEALAND     AUSTRALIA    TOBAGO   KINGDOM
-------------------------------- ---------- ------ -------- ---------   ----------- --------- --------
Antioxidant Protection .........      8        8       6         4            0          8        2
Defense ........................      3        3       3         2            0          2        1
Digestion ......................      5        5       5         5            2          3        2
Energy and Alertness ...........      3        3       3         1            1          2        2
Stress .........................      3        3       2         2            0          1        1
Vital Nutrients ................      4        4       2         2            0          3        2
Weight Management ..............      3        3       0         0            0          3        0
Anti-Aging .....................      3        3       1         0            0          1        0
Personal Care ..................     18       18      14        12           12         12        0
                                     --       --      --        --           --         --        -
                                     50       50      36        28           15         35       10
                                     ==       ==      ==        ==           ==         ==       ==

     Presented below are the revenue amounts (in thousands) of each of Kaire's product categories for the years ended December 31, 1995, 1996 and 1997.



                                      YEAR ENDED          YEAR ENDED         YEAR ENDED
PRODUCT CATEGORY                  DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997
-------------------------------- ------------------- ------------------- ------------------
Antioxidant Protection .........       $37,387             $33,947             $23,560
Defense ........................         3,463               3,000               2,740
Digestion ......................         3,141               2,534               1,779
Energy and Alertness ...........             -                  31               1,079
Stress .........................           508                 681                 508
Vital Nutrients ................           957                 750                 975
Weight Management ..............             -                 611                 328
Anti-Aging .....................             -                  43                 608
Personal Care ..................         1,792               1,261               1,861
Other ..........................        10,593               8,641               2,244
                                       -------             -------             -------
                                       $57,841             $51,499             $35,682
                                       =======             =======             =======

     NEW PRODUCT DEVELOPMENT. Additional products being considered in these areas are additional antioxidants, anti-aging, weight management, and energy products. In addition to the introduction of single products, Kaire is also focusing on promoting groups of products to be taken in conjunction with each other to address specific needs (such as weight loss, stress, daily wellness, etc.) that an individual may have.

     Kaire continually seeks to identify, develop and introduce innovative, effective and safe products. In Fiscal 1996 and Fiscal 1997, Kaire introduced over twenty new products or services. Management believes that its ability to introduce new products increases its associates' visibility and competitiveness in the marketplace.

     New product ideas are derived from a number of sources, including trade publications, scientific and health journals, Kaire's management and consultants, and outside parties. Prior to introducing products into Kaire's markets, Kaire's scientific consultants, legal counsel and other representatives retained by Kaire investigate product formulation matters as they relate to regulatory compliance and other issues. Kaire's products are formulated to suit both the regulatory and marketing requirements of particular markets.

     Kaire maintains its own product review and evaluation staff but relies upon independent research, vendor research departments, research consultants and others for product research, development and formulation services. When Kaire, one of its consultants or another party identifies a new product concept or when an existing product must be reformulated for introduction into a new or existing market, the new product concept or reformulation is generally submitted to Kaire's suppliers for technological development and implementation. Kaire owns the proprietary rights to a majority of its product formulations.

     Kaire expended no funds on new product research and development during Fiscal 1996 and Fiscal 1997, respectively.

     PRODUCT WARRANTIES AND RETURNS. Kaire's product warranties and policy regarding returns of products are similar to those of other companies in its industry. If a consumer of any of Kaire's products is not satisfied with the product, she/he may return it to the associate from whom the purchase was made, within 90 days of purchase. The associate is required to refund the purchase price to the consumer. The associate may then return the unused portion of the product to Kaire for an exchange of equal value. If an associate requests a refund in lieu of an exchange, a check or credit card credit is issued. All products are warranted against defect by the manufacturer of those products. Most products returned to Kaire, however, are not found to be defective in manufacture.

     MANAGEMENT INFORMATION SYSTEM. Kaire maintains a computerized system for processing associate orders and calculating associate commission and bonus payments enabling it to promptly remit payments to associates. Kaire believes that prompt remittance of commissions and bonuses is vital to maintaining a motivated network of associates and that associate loyalty has been enhanced by Kaire making commission and bonus payments as scheduled.

     Kaire's computer system provides each associate a detailed monthly accounting of all sales and recruiting activity in his or her organization. These convenient statements eliminate the need for substantial record keeping on behalf of the associate. As a precaution, duplicate copies of Kaire's computer records are transferred daily to an off-site location for safekeeping. Kaire is utilizing both internal and external resources to identify, correct or reprogram, and test the system for the Year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing. Management has assessed Kaire's Year 2000 compliance expense to be $250,000. Kaire has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of the Proxy Statement has no plans to do so.

     MANUFACTURING AND SUPPLIES. Kaire currently purchases all of its vitamins, nutritional supplements and all other products and ingredients from parties that manufacture such products to Kaire's specifications and standards. During Fiscal 1997, approximately one-half of the products purchased by Kaire were supplied by MWI, a distribution company which purchases and imports Pycnogenol from Horphag along with other raw materials. MWI is Kaire's source of Pycnogenol. Kaire places significant emphasis on quality control. All nutritional supplements, raw materials and finished products are subject to sample testing, weight testing and purity testing by independent laboratories.

     Kaire has no written agreements with any of its suppliers including MWI. In the event of loss of any of its sources of supply, Kaire believes that suitable replacement sources of similar products and product ingredients exist and are available to Kaire. However, there can be no assurance that Kaire would be able to obtain replacement suppliers on a timely basis, and on commercially reasonable terms.

     TRADEMARKS AND SERVICE MARKS. Most products are packaged under Kaire's "private label." Kaire has registered trademarks with the United States Patent and Trademark Office for its name, logo and various products names. It has applied for trademark registration in several countries outside of those it is currently operating in for its name, logo and various product names.

     COMPETITION. Kaire competes with many companies which market and sell products similar to its own products. It also competes intensely with other network marketing companies in the recruitment of associates.

     There are many network marketing companies with which Kaire competes for associates. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than Kaire and has significantly greater financial and personnel resources than Kaire. Kaire competes for associates by means of its marketing program that includes its commission structure, training and support services, and other benefits.

     Not all competitors market all types of products marketed by Kaire, and some competitors market products and services in addition to those marketed by Kaire. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. Kaire's principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

     GOVERNMENT REGULATION. Although Kaire confines its activities to marketing and distribution, the manufacturing, processing, formulation, packaging, labeling and advertising of Kaire's products are subject to regulation by federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. These activities are also subject to regulation by various agencies of the jurisdictions, states and localities in which Kaire's products are sold.

     In November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" (the "Dietary Supplement Law") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 require standard format nutrition labeling on dietary supplements. However, because the new Dietary Supplement Law also addresses labeling of dietary supplements, the FDA indicated that it would not enforce its labeling regulations until January 1, 1998. To the date of this Proxy Statement, no new regulations which affect Kaire's labeling practices have been promulgated. In the interim, new regulations are expected to be proposed by the FDA. Because the FDA has not yet reconciled its existing regulations with the new Dietary Supplement Law, Kaire cannot determine to what extent any changed or amended regulations will affect its business.

     The Dietary Supplement Law did not affect the July 1, 1994 effectiveness of the FDA's health claims regulations. Those regulations prohibit any express or implied health claims for dietary supplements unless such claims are approved in advance by the FDA through the promulgation of specific authorizing regulations. Such approvals are rarely provided by the FDA. Therefore, no claim may be made on a dietary supplement label or in printed sales literature, "that expressly or by implication characterizes the relationship of any substance to a disease or health-related condition." Kaire cannot determine what effect currently proposed FDA regulations, when and if promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, recalling or discontinuing of certain products, additional record keeping and expanded documentation of the properties and certain products and scientific substantiation. In addition, Kaire cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on Kaire.

     Kaire has an ongoing compliance program with assistance from FDA counsel regarding the nature and scope of food and drug legal matters affecting Kaire's business and products. Kaire is unaware of any legal actions pending or threatened by the FDA or any other governmental authority against Kaire.

     Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.


     Based on research conducted in opening its existing markets (including assistance from local counsel), the nature and scope of inquiries from government regulatory authorities and Kaire's history of operations in such markets to date, Kaire believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of the countries in which Kaire currently operates. Even though management believes that laws governing direct selling are generally becoming more permissive, many countries currently have laws in place that would prohibit Kaire from conducting business in such markets. There can be no assurance that Kaire will be allowed to continue to conduct business in each of its existing markets that it currently services or any new market it may enter in the future.

     Kaire is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by Kaire, or its associates, (iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customers duties.

     Based on Kaire's experience and research (including assistance from local counsel) and the nature and scope of inquiries from government regulatory authorities, Kaire believes that it is in material compliance with all regulations applicable to it. Despite this belief, Kaire could be found not to be in material compliance with existing regulations as a result of, among other things, the considerable interpretative and enforcement discretion given to regulators or misconduct by associates. There can be no assurances that Kaire will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that Kaire or any of its associates are not in compliance with existing laws or regulations could have a material adverse effect on Kaire's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on Kaire's business and results of operations. Kaire cannot determine the effect, if any, that future governmental regulations or administrative orders may have on Kaire's business and results of operations. Moreover, governmental regulations in countries where Kaire may commence or expand its operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to Kaire, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and consequently, on Kaire's sales and earnings.

     PROPERTIES. Kaire leases an aggregate of approximately 45,000 square feet of office and warehouse space in three buildings in Longmont, Colorado. The lease terms expire over a span of one month to six months, and the current monthly rate is approximately $15,000 per month. The Australian and New Zealand subsidiaries also lease their office and warehouse facilities of approximately 8,000 square feet for a period of approximately five years. Kaire has entered into leases at June 1, 1997 through its South Korean (which previously ceased operations) and Trinidad and Tobago subsidiaries. The former is a three year lease on the second floor in one of the office/commercial buildings in downtown Seoul, South Korea. The Trinidad and Tobago office is approximately 1,100 square feet in downtown Port-of-Spain, Trinidad, which lease is for one year with two one-year renewals. In January 1998, Kaire entered into, through its United Kingdom subsidiary, a lease of approximately 4,800 square feet for 11 years in Solihull, England, with an option to review the leases after five years, and terminate with notice. Management of Kaire believes that such properties are suitable and adequate for current operating needs.

     EMPLOYEES. At September 30, 1998, Kaire had employed approximately 59 full time persons of whom three were executive, 13 were engaged in finance and administrative activities, 11 in order entry, one in travel services, six in Management Information Services ("MIS"), three in purchasing, two in compliance, three in data support services, one in international development, two in human resources, one in associate services, five in customer relations, one in marketing and seven in shipping. None of Kaire's employees is represented by a collective bargaining unit. Kaire believes that its relationship with its employees is good.

     LEGAL PROCEEDINGS. To the knowledge of the management of Kaire, there is no material litigation pending or threatened against Kaire nor are there any such proceedings to which Kaire is a party.

     However, Kaire is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. Kaire was initially contacted in January 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. Kaire has completed all obligations and requests pertaining to this matter.

     Kaire has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. Kaire voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. Kaire is currently responding with clarifications to previous inquiries.


KAIRE MANAGEMENT

     The directors and executive officers of Kaire are as follows:



NAME                     AGE                           COMPANY POSITIONS
---------------------   -----   --------------------------------------------------------------
Robert L. Richards      53      Chief Executive Officer and Director
Michael Lightfoot       45      President
Loren E. Bagley         56      Chairman of the Board
J.T. Whitworth          62      Chief Operating Officer, Chief Financial Officer and Director
William F. Woodburn     56      Treasurer and Director
L. Charles Laursen      44      Vice President of Finance
Mark D. Woodburn        28      Secretary and Director

     Set forth below is a brief background of the Executive Officers and Directors of Kaire, based upon information supplied by them.

     ROBERT L. RICHARDS, co-founder of Kaire, has been Senior Executive Vice President (since November 1994), Chief Executive Officer (since August 1996) and a Director of Kaire since its inception in October 1992. Mr. Richards also served as Kaire's Executive Vice President and Chief Financial Officer from 1992 to 1994. From 1989 until joining Kaire, Mr. Richards was the vice president of Continental Tax Corporation, a property tax consulting firm. From 1982 to 1989, Mr. Richards was the president of RARADAN Oil Company, a company engaged in the development of oil and gas joint ventures. Mr. Richards was a Captain in the United States Air Force and an instructor-pilot from 1970 to 1975. He is an athlete, having been National Champion and All American in 1966 in the 3,000 meter steeplechase. He was also on the United States Olympic Training Team (steeplechase) in 1968 and 1972. Mr. Richards graduated from Brigham Young University with a Bachelor of Science degree in Geology.

     MICHAEL LIGHTFOOT has been President of Kaire International, Inc. since August 1997. Mr. Lightfoot has been involved with Kaire since 1993, when he joined Kaire as an associate and formed Kaire International (Canada) Ltd. in September 1993. Prior to 1993, Mr. Lightfoot was regional general manager for Forever Living Products, Inc. of British Columbia, Canada. Mr. Lightfoot has over 20 years experience in network marketing.

     LOREN E. BAGLEY has been Chairman of Kaire's Board of Directors since its inception. Mr. Bagley is also president and chief executive officer of Trans Energy, Inc. ("TEI"), a company whose securities are listed on NASDAQ, having been TEI's executive vice president from August 1991 until assuming his current responsibilities at TEI in September 1993. From 1979 to the present, Mr. Bagley has also been self employed in the oil and gas industry as president, chief executive officer or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States Government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and received a Bachelor of Arts degree.

     J.T. WHITWORTH joined Kaire in 1994 as Vice President of Operations. In 1995 he was promoted to Executive Vice President of Operations and Chief Financial Officer. He was promoted to Chief Operating Officer and Chief Financial Officer in 1997. He was elected a Director of Kaire in 1996. From 1983 until joining Kaire, Mr. Whitworth was manager of worldwide commerce, import, export, and corporate distribution of AGCO Corporation ("AGCO"), a major farm equipment manufacturer. During his tenure with AGCO, which was from 1961 until 1994, he held several managerial positions.

     WILLIAM F. WOODBURN has been Treasurer and a Director of Kaire since its inception. Mr. Woodburn is also vice president in charge of TEI's operations and has been a director of TEI since August 1991. Mr. Woodburn has been actively engaged in the oil and gas business in various capacities for the past fourteen years. Prior to his involvement in the oil and gas industry, Mr.
Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was resident engineer on several construction projects. Mr.
Woodburn graduated from West Virginia University with a Bachelor of Science degree in Civil Engineering.

     L. CHARLES LAURSEN, a Certified Public Accountant, joined Kaire in July 1994 as its Controller. Mr. Laursen was promoted to the position of Vice President of Finance in May 1996. From 1990 until joining Kaire, Mr. Laursen was the controller of Solid Systems Engineering, a heavy equipment distributor. From 1985 until 1990, Mr. Laursen was the controller of Pratt Partnership, an industrial park complex encompassing construction, maintenance, property management, and hotel operations. Mr. Laursen graduated from Colorado State University with a Bachelor of Science degree in Accounting.

     MARK D. WOODBURN has been Secretary and a Director of Kaire since its inception. He also serves as assistant secretary of TEI, a position which he has held for the past four years. Mark D. Woodburn is the son of William F. Woodburn.

                 KAIRE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH CONSOLIDATED FINANCIAL STATEMENTS OF KAIRE AND NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS OF BOTH KAIRE AND THE COMPANY. THE CAUTIONARY STATEMENTS MADE IN THIS PROXY STATEMENT SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR HERE.

     OVERVIEW.  Kaire  develops,  purchases and  distributes  primarily  natural source products intended for nutritional or personal care purposes. Kaire's products are distributed through a network of over 430,000 associates, of which approximately 15% are "active" (as defined herein) in several countries in four continents, North America, Australia, Asia and Europe. Kaire offers approximately 50 products in nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

     Kaire commenced operations in October 1992 with the introduction of MARITIME PRIME. MARITIME PRIME features the ingredient Pycnogenol, a derivative of Southern France's Maritinus Pinus tree. Pycnogenol was combined with a blend of other natural ingredients developed by Horphag Research Ltd. ("Horphag"), a European corporation not otherwise affiliated with Kaire which is Pycnogenol's manufacturer.

     During Fiscal 1992 and Fiscal 1993, Kaire's focus was on obtaining the information on Pycnogenol and the properties associated with it from Horphag and disseminating that information in the United States and, in Fiscal 1993, in Canada. At inception, Kaire elected to market its product by "network" as the most effective way to disseminate product information. During these two fiscal years, Kaire also sold several complimentary products as well as an aloe vera line of products. During 1993, Kaire developed a "uni-level" compensation plan designed to be simple and financially attractive to associates (product distributors). By the end of Fiscal 1993, sales revenues had increased to a rate of approximately $400,000 per month.

     In Fiscal 1994, Kaire experienced substantial growth in sales revenues. By September of 1994, net sales increased to a rate of approximately $5,000,000 per month and new associates were being sponsored at a rate exceeding approximately 10,000 per month. New products introduced during 1994 were nutritional - and/or Pycnogenol-based. During the summer of 1994 sales volume briefly exceeded Kaire's product delivery capacity but by the fall of 1994, this was rectified and Kaire was delivering product on a timely basis. A price increase was instituted in October 1994 to offset the weakening of the United States dollar with respect to the French franc and a price increase from the manufacturer of Pycnogenol via the importer.

     In Fiscal 1995, Kaire commenced operations in New Zealand and Australia through its subsidiaries domiciled there. Although the subsidiaries had a brief period of rapid growth in sales revenues, Kaire believes that sales leveled off as the apparent success of these subsidiaries became known in the network marketing industry and competitors began offering competitive products and/or comparable commission programs. Kaire believes that most significant competition was from competitors selling grape seed and grape skin products which have some of the same properties as Pycnogenol, but are less expensive to produce and could be sold for substantially less than Kaire's Pycnogenol based products. In addition, a grape supplier asserted that its product was a generic version of Pycnogenol and could be marketed as such. Actions ranging from letters to lawsuits by Kaire and Pycnogenol's importer and manufacturer and accompanying cease-and-desist orders were required to end these assertions.

     Based upon management's network marketing industry experience and a leveling off of sales in the latter part of 1995, Kaire anticipated that it would reach maturity as a network marketing concern and could face the possibility of diminishing sales unless Kaire acted. In an effort to thwart the possibility of diminishing sales, in March 1996, Kaire revised its associate commission program to include, among other things, providing the sponsor of an associate with a substantially higher commission on the first purchase made by the sponsored associate (in the past, the sponsor had received no such additional compensation on a first sale). Kaire's goals in altering its associate commission program was to encourage associates to not only sponsor new associates but have the sponsors assist the new associates in making sales and forming their own sales organization comprised of additional levels of associates and, ultimately, attract a more entrepreneurial younger associate than it had attracted in the past. The nature of Kaire's products was believed by Kaire to be a draw to middle aged associates whose apparent focus was to assist friends, relatives, etc. by introducing them to Kaire's products and not necessarily having an additional focus of earnings. Additionally, at or about the same time, Kaire introduced a weight loss program, a line of cosmetics, Kaire World Magazine, and new and improved training materials.

     Kaire believes that the changes in its associate commission program were not well received by its existing associates and attracted a number of new associates whose primary focus was apparently directed at garnering the larger commissions on initial product sales to associates whom they had sponsored, as opposed to developing a self-sustaining sales organization. Kaire believes that as a consequence, sales revenues declined while product returns increased. Also, newly introduced products, such as Immunol, Synerzyme and the Yes! Weight Management Program, did not have the revenue impact anticipated. In the fall of 1996, Kaire essentially returned to the prior commission program, with some increase in commissions being added to the original structure, while greater emphasis was placed on seeking professional network marketers versed and established in the network industry. Kaire believes that its new and improved training materials have been useful to Kaire and well received by its associates.

     In 1996, Kaire also decided to open new markets and expand into additional countries. By January 1997, it began to establish operations in South Korea and Trinidad and Tobago. In June 1997, Kaire opened an office in Port-of-Spain, Trinidad and Tobago. Also in June 1997, Kaire received approval from the South Korean government to begin recruitment and engage associates in that country. In July 1997, Kaire completed South Korea's product approval and quarantine procedures and the sales of selected products commenced. Initially, only a high-end line of skin care products (JoBelle Gold Line) was available in South Korea. Maritime Prime was approved late in August 1997, and additional Kaire supplements were approved in November 1997. Kaire sustained substantial losses in trying to penetrate the South Korean market. Kaire ceased operations of its South Korean subsidiary in 1998 and at June 30, 1998, Kaire recorded a $471,000 write-down of its assets in its South Korean subsidiary to what Kaire believed to be their net realizable value. Kaire incorporated Kaire Europe, Ltd. in the United Kingdom in July 1997 and commenced sales in November 1997. Approval efforts are being undertaken for various product lines in Canada, Trinidad and Tobago, New Zealand, Australia, the United Kingdom and France. There can be no assurance, however, that any of such approvals will be forthcoming in a timely fashion, or at all, or will not be contingent on various conditions or restrictions which may be imposed by the appropriate governmental authorities. Also, in 1997, Kaire decided to modify its commission program with the objective of increasing the flow of funds to Kaire and stabilize its financial position. The modification consisted of the elimination of a 5% bonus, a restructuring of supplemental bonuses for top executives, the institution of a program to pay the car expenses of certain associates in North America, New Zealand and Australia and a change in qualification and the number of sponsored levels paid under the international sponsoring program. It is anticipated that this change will lower the total bonus payout by approximately four (4%) percent.

     RESULTS OF OPERATIONS. The following table sets forth for the periods indicated, selected consolidated statement of operations data of Kaire expressed as a percentage of net sales.



                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                       YEARS ENDED DECEMBER 31,                  (UNAUDITED)
                                                --------------------------------------   ---------------------------
                                                   1995         1996          1997           1997           1998
                                                ----------   ----------   ------------   ------------   ------------
Net Sales ...................................   100.0%       100.0%       100.0%         100.0%         100.0%
Cost of Goods Sold ..........................      25.0%        25.9%          23.5%          23.6%          24.5%
Gross Profit ................................      75.0%        74.1%          76.5%          76.4%          75.5%
Operating Expenses ..........................
Associate Commissions .......................      53.3%        54.3%          56.0%          56.0%          51.7%
Selling, General and Administrative .........      17.9%        25.2%          36.5%          35.0%          34.8%
Income (Loss) from Operations ...............       3.8%        (5.4)%        (16.0)%        (14.6)%        (11.0)%
Other Income (Expense) Net ..................      (0.1)%       (0.0)%        ( 1.6)%        ( 0.6)%        ( 4.9)%
Net Income (Loss) Before Taxes and Minority
 Interest ...................................       3.7%        (5.4)%        (17.6)%        (15.2)%        (15.9)%
Income Tax (Provision) Benefit ..............      (1.5)%        2.1%           0.0%           0.0%           0.0%
Minority Interest in Subsidiaries ...........      (0.1)%       (0.2)%          0.4%           0.2%           0.7%
Net Income (Loss) ...........................       2.1%        (3.5)%        (17.2)%        (15.0)%        (15.2)%

  NINE MONTHS ENDED SEPTEMBER 30, 1998 ("NINE MONTHS 1998") COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1997 ("NINE MONTHS 1997")

     NET SALES. Net sales for Nine Months 1998 were approximately $21,019,000 as compared to Nine Months 1997 sales of approximately $27,887,000, a decline of $6,868,000 or 24.6%. Domestically, the Company has been experiencing declining sales since March 1996. This decline in sales has slowed in Nine Months 1998 as compared to Nine Months 1997. Domestic sales in Nine Months 1997 included significant sales to the South Korean community in the United States. Some comparable sales had been reflected in South Korean sales in Nine Months 1998, but the South Korean sales have not achieved their projections and in October 1998 the Company ceased operations in South Korea due to a significant decline in all Far Eastern economies and the decline of the relative value of the South Korean Won against the U.S. Dollar.

     COST OF GOODS SOLD. Cost of goods sold for Nine Months 1998 was $5,159,000 or 24.5% of net sales. Cost of goods sold for Nine Months 1997 was $6,587,000 or 23.6% of net sales. The total cost of goods sold declined by approximately $1,428,000 or 21.7% from Nine Months 1997 to Nine Months 1998. The primary factor affecting this category was the decline in sales resulting in lower total dollars. Affecting the reduction in cost of goods sold was a change in freight carrier which lowered the cost of shipping products to customers while not affecting shipping revenue and the introduction of several new products in the latter part of 1997 which maintained a lower cost percentage.

     GROSS PROFIT. Gross profit decreased from approximately $21,300,000 or 76.4% of net sales in Nine Months 1997 to approximately $15,860,000 or 75.5% of net sales in Nine Months 1998. The decline was approximately $5,440,000 or 25.5%. The reason for the gross decline was the reduction in sales discussed above.

     COMMISSION. Associate commissions decreased from approximately $15,626,000 or 56.0% of sales in Nine Months 1997 to approximately $10,854,000 or 51.7% of sales in Nine Months 1998, a decline of $4,772,000 or 30.5%. The primary reason for the decline was the decrease in sales that the commissions are based upon. There were several reasons for the reduction in the percentage of commissions paid to associates. The first was a "purging" of the associate genealogy which occurred in December 1996. Under the standard compensation plan, an associate can go deep into his/her organization to fill up to six levels of compensation. His/her position, however, is determined by sales on his/her first level without this "rollup and compression." The purge moved active associates onto the first line of associates that they were previously rolling up to. This qualified the new "first line sponsor" for higher, deeper paying positions in Kaire, increasing their commission without having to do any new sponsoring or selling. This effect gradually disappears due to the maturation of the commission structure and has been substantially diluted by Nine Months 1998, but the Nine Months 1997 bonus may have been negatively affected by one to three percent. Second was a reduction in the bonus payout at a level available to top associates and a reduction in the "Eagles Nest" bonus percentage from 1% to 0.5% for all countries except South Korea. Finally, South Korean operations and sales became a factor in Nine Months 1998. There is a statutory limitation of 35% of sales for commissions in that country. As South Korean sales increased as a percentage of total sales, this effectively reduced the average commission payment percentage. Kaire since ceased operations in South Korea in October 1998.


     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs decreased from approximately $9,739,000 or 35.0% of net sales in Nine Months 1997 to approximately $7,310,000 or 34.8% of net sales in Nine Months 1998, a decrease of $2,429,000 or 24.9%. Part of the expense in Nine Months 1997 was a program Kaire believed would increase the number of professional network marketers joining Kaire as opposed to grass roots and first time individuals who had made up much of its initial growth. It was hoped that the professionals would bring stability and leadership to the associate base. The total cost of this program was approximately $1,188,000 and was incurred from August 1996 through August 1997. Significant expenses were therefore incurred in Nine Months 1997. No expenses were incurred for this program in Nine Months 1998. In addition to the discontinuance of the program, Kaire has embarked on a number of cost saving measures both domestically and abroad. The management of the marketing department during 1998 decreased expenses through a reduction in personnel salaries and reduced operating costs. Kaire also instituted cost-cutting measures in its domestic operations (of which the marketing department is a part), reducing operating expenses for selling, general and administrative expenses from approximately $1,000,000 during September 1997 to under $500,000 per month during September 1998. Kaire accomplished this by reducing staff, cutting out inefficient programs and limiting optional spending. Increasing sales, general and administrative expenses for Nine Months 1998 was the inclusion of operations in South Korea (which subsequently ceased operations), Trinidad and Tobago and the United Kingdom. Such operations in South Korea and Trinidad and Tobago began late in the second quarter of 1997, but did not have a significant impact on Nine Months 1997 operating expenses. Also contributing to the operating expenses in Nine Months 1998 was the reduction in net realizable value of South Korean assets due to the continued losses in South Korea and the decline of the South Korean economy. This reduction totaled approximately $471,000.


     LOSS FROM OPERATIONS. Operating losses decreased from approximately $4,065,000 or 14.6% of net sales in Nine Months 1997 to approximately $2,303,000 or 11.0% of net sales in Nine Months 1998. This represented a 43.3% decrease in loss or approximately $1,762,000 between the periods. This decrease was a result of improved margins in the cost of sales and commissions areas combined with a reduction in selling, general and administrative expenses.


     OTHER EXPENSES. Other expenses increased from approximately $161,000 or 0.6% of sales in Nine Months 1997 to approximately $1,030,000 or 4.9% of sales in Nine Months 1998, a change of approximately $869,000 or 639.8%. This increase is almost exclusively attributable to the interest on the increased borrowings in 1998 needed to fund operations, and the writeoff of deferred offering costs. These borrowings were necessitated by the inability to achieve profitability while incurring costs associated with the above development programs.


     INCOME TAXES. Income tax benefits were not reflected in either period. The anticipated benefits of utilizing net operating losses against future profits was not recognized in Nine Months 1998 or Nine Months 1997 under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), by utilizing its loss carryforwards as a component of income tax expenses. As of September 30, 1998, Kaire has a significant amount of net operating loss available to carryforward and offset against future earnings. A valuation allowance equal to the net deferred tax asset has been recorded, as Kaire management has not been able to determine that it is more likely than not that the deferred tax assets will be realized.


     MINORITY INTEREST. The offset for minority interest increased from approximately $44,000 or 0.2% of sales in Nine Months 1997 to approximately $141,000 or 0.7% of sales in Nine Months 1998, a change of approximately $97,000 or 320.5%, reflecting losses incurred in the South Korean and Australian subsidiaries offset by income from the New Zealand subsidiary. Losses in South Korea and income from New Zealand both increased in Nine Months 1998 offsetting each other despite the fact the minority interest percentage in South Korea is much lower than in New Zealand.


     NET LOSS. Net loss was approximately $3,192,000 in Nine Months 1998 or 15.2% of net sales as compared to approximately $4,182,000 or 15.0% of net sales in Six Months 1997, a decline of approximately $990,000 or 23.7%. The reduced loss is a result of significant cost cutting measures in selling, general and administrative expenses combined with lower cost percentages in the cost of goods sold and commissions to associates.


     YEAR ENDED DECEMBER 31, 1997 ("FISCAL 1997") COMPARED TO YEAR ENDED DECEMBER 31, 1996 ("FISCAL 1996")


     NET SALES. Fiscal 1997 and Fiscal 1996 were periods of declining sales for Kaire. Revenues for Fiscal 1997 were approximately $35,682,000 which was a decline of approximately $15,817,000 or approximately 30.7% from Fiscal 1996 of $51,499,000. Fiscal 1996 was the year in which Kaire hit its high water mark to date for domestic sales and then saw a consistent decline from that point. Kaire had observed its sales growth slowing in the latter part of Fiscal 1995 and responded to this leveling with a new marketing and compensation program beginning in March 1996 in an effort to stimulate sales. While sales did experience a temporary increase under the new program, sales soon started to decline at approximately 4% per month. Kaire believes that the new associates attracted by the new program were focused on the large initial bonus offered by the new program. In addition, Kaire believes that many existing associates did not accept the program and left Kaire. As a result, by October 1996, Kaire had substantially abandoned this new program and returned to a commission program more comparable to the program used in prior years. Despite the return to the old program, sales continued to decline through both the end of 1996 and throughout Fiscal 1997. During Fiscal 1997, the rate of decline had slowed substantially and there were several months with sales growth from the prior month, but generally, the trend was downward. To combat this, Kaire took several steps to turn the situation around including a focused effort to attract professional network marketers through several recruiting programs and entering international markets in South Korea, Trinidad and Tobago and the Caribbean and the United Kingdom and Europe. The programs to recruit the professional marketers included a bonus program called the Eagles Nest which was a bonus pool consisting of 1% of world-wide sales to be split among the top qualifying associates; a support program wherein established network marketers were subsidized while they were building their organization within Kaire; and an aggressive recruitment, training and support program run by associates who had been solicited by Kaire specifically for that purpose. Kaire has since discontinued its South Korean operations.


     COST OF GOODS SOLD. Cost of goods sold for Fiscal 1997 was $8,388,000 or approximately 23.5% of net sales. Cost of goods sold for Fiscal 1996 was approximately $13,321,000 or 25.9% of net sales. The total cost of goods sold declined by approximately $4,933,000 or 37.0% from Fiscal 1996 to Fiscal 1997. The primary factory affecting this category was the decline in sales resulting in lower total dollars. Affecting the percentage was a slight price increase that was put in place as a part of the March 1996 compensation program change and a change in the product sales mix due predominantly to the introduction of new, higher margin products. In Fiscal 1997, 29.5% of total product sales were of non-Pycnogenol related products (all but those considered Antioxidant Protection in the table on page 18) as compared to 22.4% in Fiscal 1996. The average cost of goods sold for products in the "Antioxidant Protection" category is approximately 23% as opposed to approximately 13-19% in the other categories. Therefore, as the percentage of products other than Antioxidant Protection products increases as a percentage of total sales, the overall cost of goods sold percentage will continue to decline. Returns for Fiscal 1997 averaged approximately $72,000 per month of 2.36% of gross sales. Returns for Fiscal 1996 averaged approximately $64,000 per month or 1.47% of gross sales.


     GROSS PROFIT. Gross profit decreased from approximately $38,178,000 in Fiscal 1996 to approximately $27,294,000 in Fiscal 1997. The decline was approximately $10,884,000 or 28.5%. The reason for the gross profit decline was the reduction in sales discussed above. The reason the percentage decline was less than the sales decline were the factors mentioned above in the Cost of Goods Sold section that results in a greater gross profit on each dollar of sales.

     COMMISSIONS. Associate commissions decreased from approximately $27,966,000 or 54.3% in Fiscal 1996 of sales to approximately $19,968,000 or 56.0% in Fiscal 1997 of sales, a decline of approximately $7,998,000 or 28.6%. The primary reason for the decline was the decrease in sales that the commissions are based on. The commissions as a percentage of sales increased because of the compensation program that was put in place in March 1996 and eliminated in September 1996 paid an overall lower percentage of the net sales. The Quick Start bonus which paid on only one level, 45% to the sponsor on the first qualifying order, was one of the primary reasons that the program paid less to the associates in 1996. Fiscal 1997 showed a larger percentage payout also because of two compensation decisions made late in 1996. The first paid an additional 5% bonus on the seventh level (originally taken from the first level, but later not removed when the first level bonus was restored). The second was a "purging" of the associate genealogy. Under the standard compensation plan, an associate can go deep into his or her organization to fill up to seven levels of compensation. This position, however, is determined by sale son his or her first level without this "rollup and compression." The purge moved active associates onto the first line of associates they were previously rolling up to. This qualified the new "sponsor" for higher, deeper paying positions in Kaire, increasing their commission without having to do any new sponsoring or selling. This effect will gradually wear away, but as the change was made in December 1996, the Fiscal 1997 bonus may have been negatively affected by 1-3% for the year.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs increased from approximately $12,976,000 in Fiscal 1996 to approximately $13,009,000 in Fiscal 1997, an increase of $33,000 or 0.3%. This increase is not consistent with the decline in sales and is one of the predominant reasons for the net loss for the year. The first reason for the overall increase was an increase in selling costs as a result of the institution of a program which Kaire believed would increase the number of professional network marketers joining Kaire as opposed to grass roots and first time individuals who had made up much of Kaire's initial growth. It was hoped that the professionals would bring stability and leadership to the associate base. The total cost of this program was approximately $1,188,000 and was incurred from August 1996 through August 1997. The majority of the expenses were therefore incurred in Fiscal 1997. In addition, development costs of approximately $1,040,000 to commence operations in Trinidad and Tobago, South Korea and the United Kingdom were incurred in Fiscal 1997. In addition to the development expenses, as with most new ventures, these subsidiaries showed losses in Fiscal 1997 as they were building their sales forces to the levels needed to achieve profitability. Offsetting these expense increases were changes in the management of the marketing department during Fiscal 1997 which decreased expenses through both reduced personnel salaries and reduced operating costs.

     In addition, Kaire instituted cost-cutting measures in its domestic operations (of which the marketing department is a part), reducing operating expenses for selling, general and administrative expenses from approximately $1,200,000 per month during July through September 1996 to approximately $750,000 by December 1997. Kaire accomplished this by reducing staff, cutting out inefficient programs and limiting optional spending. This would represent a savings of $450,000 per month or approximately $5,400,000 on an annualized basis.

     LOSS FROM OPERATIONS. Operating losses increased from approximately $2,764,000 in Fiscal 1996 to approximately $5,683,000 in Fiscal 1997. This represented a 105.6% increase in the loss or approximately $2,919,000 between the two years. This increase was a result of the decline in sales accompanied by the increases in selling, general and administrative expenses associated with new foreign subsidiaries and a professional recruitment program.

     OTHER EXPENSES. Other expenses increased from approximately $27,000 or .05% of sales in Fiscal 1996 to approximately $562,000 or 1.6% of sales in Fiscal 1997, a change of approximately $535,000. This increase is almost exclusively attributable to the interest, of approximately $600,000, on the increased borrowings in Fiscal 1997 needed to fund operations. This borrowing was necessitated by the inability to achieve profitability while incurring costs associated with the above development programs.

     INCOME TAXES. Income tax benefits declined from approximately $1,103,000 in Fiscal 1996 to approximately $13,000 in Fiscal 1997 as the ability to carry net operating losses back to prior years to claim refunds was substantially used up in Fiscal 1996. The anticipated benefits of utilizing net operating losses against future profits was not recognized in Fiscal 1997 under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), utilizing its loss carryforwards as a component of income tax expense. As of December 31, 1997, Kaire had approximately $4,700,000 in Federal net operating losses available to carryforward and offset against future earnings. As a result of the IMT Agreement and Plan of Reorganization and subsequent changes in ownership, certain limitations will be placed on the unrestricted loss carryforwards. A valuation allowance equal to the net deferred tax asset has been recorded, as Kaire management had not been able to determine that it is more likely than not that the deferred tax assets will be realized.

     MINORITY INTEREST. The income offset for minority interest was a reduction in Kaire's income (increase in the loss) in Fiscal 1996 of approximately $115,000 reflecting income earned in the Australia and New Zealand subsidiaries. A reduction in Kaire's loss for Fiscal 1997 in the amount of approximately $134,000 is a reflection of the decreased revenue and/or losses recognized by the New Zealand, Australian and South Korean subsidiaries as well as the reduction in value of the assets of the foreign entities in comparison to the United States dollar which is presented in these statements. These factors serve to reduce the interest attributable to the minority shareholders of the foreign subsidiaries.

     NET LOSS. Net loss was approximately $6,098,000 in Fiscal 1997 or 17.1% of net sales as compared to approximately $1,803,000 or 3.5% of net sales in Fiscal 1996. The increased losses are primarily a result of declining sales, an unsuccessful change in the commission program and the cost of opening several new markets.

     YEAR ENDED DECEMBER 31, 1996 ("FISCAL 1996") COMPARED TO THE YEAR ENDED DECEMBER 31, 1995 ("FISCAL 1995")

     NET SALES. Fiscal 1995 and Fiscal 1996 represent the peak of Kaire's performance to date with respect to net sales. Revenues for Fiscal 1996 were approximately $51,499,000 which was a decline of approximately $6,342,000 or approximately 11.0% from Fiscal 1995 revenues of approximately $57,841,000. Fiscal 1995 was a year of growth in domestic sales for Kaire at a slower rate than in Fiscal 1994. In addition, Australian and New Zealand operations were acquired in November 1995 adding to the sales total for Fiscal 1995. Kaire recognized that sales were leveling off near the end of Fiscal 1995. In response to this leveling off, Kaire adopted a new marketing and compensation program in March 1996 in an effort to stimulate sales. While sales did respond with a temporary increase, they soon started to fall on a monthly basis. Kaire believes that the new associates attracted by the new program were focused on the larger initial bonus offered by the new program and not focused on the development of a sales organization and many then existing associates did not accept the new program and left Kaire. As a result, by October 1996, Kaire abandoned this new program and returned to a program more comparable to the program used in prior years. The decline in net sales in Fiscal 1996 was not as pronounced because net sales from Australia and New Zealand were included for a full twelve months in Fiscal 1996 as opposed to the two post-acquisition months in Fiscal 1995.

     COST OF GOODS SOLD. Cost of goods sold for Fiscal 1996 was approximately $13,321,000 which represented 25.9% of net sales. Cost of goods sold for Fiscal 1995 was approximately $14,476,000 or 25.0% of net sales. This represented a decrease of approximately $1,155,000 or 8.7% from Fiscal 1995 to Fiscal 1996. The decline in total cost of goods sold was caused by the decreased sales revenue for Fiscal 1996. Kaire believes that the increase in the cost of goods sold percentage was related to an increase in sales returns. Also, there was a minor price increase in Fiscal 1996, but no other adjustments in the cost or sales price of the products sold. The returns stemmed from the new program which encouraged larger initial purchases as well as broadcast claims made by an unrelated third party about the effectiveness of Pycnogenol on certain medical conditions. While these events did generate additional sales, Kaire believes a higher percentage of those purchasing under the new program returned the product for refunds under Kaire's satisfaction guaranteed policy than had made returns in the past. In addition, Kaire released a new, more concentrated version of its Maritime Prime (Super Prime) late in 1996.

     This product was initially not well accepted by the associates as they indicated that the anticipated results from its use were not achieved. While a reformulation of the Super Prime product apparently corrected the perceived problem, Kaire also replaced this product at its cost when so requested.

     Sales returns averaged approximately $27,000 per month or 0.6% of gross sales in January 1996 through April 1996. This percentage had remained consistent with Fiscal 1994 and Fiscal 1995. For the last eight months of 1996, the returns increased to approximately $82,000 per month or 1.9% of sales. Kaire's return policy is satisfaction guaranteed with time restrictions (90 days from the date of sale) on most purchases. Partially used or empty bottles may be returned if the customer was not fully satisfied. Depending on whether the purchaser was an end user or an associate will affect if the refund was given as an inventory trade or a cash refund. As the net sales are reduced by non-salable returns, the cost of goods remains the same, therefore the cost of goods percentage of net sales will increase. Kaire has been reviewing its refund policies.


     Kaire's policy has been to account for refunds in the period that the refund request is received. The policy allows 90 days from the date of purchase to accept refunds but many are received in the month of sale. Because of the foregoing, Kaire has elected not to establish a reserve for anticipated refunds as the effect on the statement of operations and the balance sheet would not be material and there is no long term liability due to the 90 day return policy.


     GROSS PROFIT. Gross profit decreased from approximately $43,365,000 in Fiscal 1995 to approximately $38,178,000 in Fiscal 1996, approximately 12.0%. The primary reason for the decline in gross profit was the decline in net sales described above. In addition, gross profit as a percentage of net sales declined from approximately 75.0% in Fiscal 1995 to 74.1% in Fiscal 1996 due primarily to the increase in returns.


     COMMISSIONS. Associate commissions decreased from approximately $30,831,000 in Fiscal 1995 to approximately $27,966,000 in Fiscal 1996, a decline of approximately $2,865,000 or 9.3%. As a percentage of net sales, commissions increased from 53.3% in Fiscal 1995 to 54.3% in Fiscal 1996. Commissions were constant in Fiscal 1995 as the program was not changed from prior years. In March 1996 the new program was implemented. The new program was not successful as it attracted associates interested in short term gain and not long term stability, the smaller associates (who represent a large portion of Kaire's associate base) were adversely effected the most in proportion to their income and sales leaders did not support the new program. As of September 1996, the original program was substantially restored. Kaire also enhanced the original program in an effort to stop further declines in sales raising the effective commission rate by 10% of sales. Kaire purged inactive associates which Kaire believes made a significant number of associates qualify for higher positions in the commission structure and increased their bonus percentages without a corresponding increase in sponsoring and sales. This change increased its effective bonus rate by an additional 3%. The net effect of these changes in the latter part of Fiscal 1996 was to increase commissions measured as a percentage of net sales for Fiscal 1996 by approximately 1.9% from Fiscal 1995.



     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were approximately $12,976,000 or 25.2% of net sales in Fiscal 1996 as compared to approximately $10,370,000 or 17.9% of net sales in Fiscal 1995, an increase of approximately $2,606,000 or 25.1%. The largest factor in this increase was the acquisition of the interests in the New Zealand and Australia subsidiaries in November 1995. During Fiscal 1995, Kaire incurred approximately $250,000 in selling, general and administrative expenses through those entities. During Fiscal 1996, the first full year of ownership of said entities, approximately $1,800,000 of their selling, general and administrative expenses were included within Kaire's overall selling, general and administrative expenses. Also, an increased marketing effort was undertaken in Fiscal 1996 to promote the new (commission) program and introduce an internet marketing opportunity for associates. An additional approximate $478,000, in comparison to approximately $410,000 in Fiscal 1995, was spent on these marketing efforts in Fiscal 1996. Finally, personnel costs increased approximately $746,000 from approximately $3,621,000 in Fiscal 1995 to approximately $4,267,000 in Fiscal 1996. This was due to the addition of several managerial positions, the installation of Kaire's 401(k) plan with matching contributions and an increase in medical insurance costs in Fiscal 1996.


     INCOME (LOSS) FROM OPERATIONS. Loss from operations in Fiscal 1996 was approximately $2,764,000, a decrease of approximately $4,928,000 from Fiscal 1995's income from operations of approximately $2,164,000. The primary reasons for this decline was the drop in net sales and corresponding decline in gross profit. Most of Kaire's selling, general and administrative expenses are fixed and do not fluctuate with changes in net sales. These expenses did not correspondingly decline when net sales declined resulting in a loss instead of a profit.

     OTHER INCOME (EXPENSES). There was no significant variance in other expenses from Fiscal 1996 to Fiscal 1995. In neither year did other income or other expense have a material effect on the overall profitability of Kaire.

     INCOME TAXES. Kaire's income tax provision for Fiscal 1995 was $862,000 based on income earned during that year. In Fiscal 1996, Kaire recorded an income tax benefit of approximately $1,103,000 from utilizing net operating losses against prior income taxes paid. No benefit, from utilizing net operating losses against future profits, was reflected in Fiscal 1996 operations. This treatment was consistent with the provisions of the Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("FASB 109"), utilizing its loss carryforwards as a component of income tax expense, since Kaire's management has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

     MINORITY INTEREST. The provision for Minority Interest was approximately $86,000 in Fiscal 1995 and $115,000 in Fiscal 1996. This slight increase for Fiscal 1996 was indicative of the increase in profitability of the foreign subsidiaries in Fiscal 1996.

     NET INCOME (LOSS). Kaire's net loss was approximately $1,803,000 for Fiscal 1996 compared to net income of approximately $1,186,000 for Fiscal 1995. This change from profitability to a loss was primarily due to the decrease in net sales and gross profit without a corresponding decrease in selling, general and administrative expenses.


LIQUIDITY AND CAPITAL RESOURCES

     Kaire's capital requirements in connection with its operations, foreign development and marketing activities have been and will continue to be significant. As of September 30, 1998 and December 31, 1997, Kaire had working capital deficits of approximately $9,285,000 and $6,492,000, respectively.
Kaire's independent certified public accountants stated in their report on the December 31, 1997 consolidated financial statements that due to losses from operations and a working capital deficit, there is substantial doubt about Kaire's ability to continue as a going concern. Despite the fact that Kaire has not made its payroll and sales tax deposits on a timely basis, Kaire has continued to pay its associates timely and has negotiated out of any default situations with its creditors and debtholders. Kaire believes it is addressing the going concern issue in virtually every aspect of its operation. Kaire has cut its operating expenses and is continuing to search for, and introduce, new products, such as EnzoKaire Complete, which it believes will provide, but as to which there can be no assurance of, improved profit margins and anticipated high profile and user appeal. Kaire has also suspended expansion efforts into additional foreign markets until the existing markets penetrated in 1997 achieve a positive cash flow from operations. Kaire is dependent upon the proceeds from additional capital raising activities or mergers to continue its foreign development activities and domestic operations and fund its marketing plans, as well as other working capital requirements.

     Through 1995, Kaire has generated significant cash flow from operations due to revenue growth and minimal capital requirements. Additionally, Kaire does not extend credit to associates, but requires payment prior to shipping products and accordingly does not maintain high receivable balances. A typical sales transaction consists of the placement of an order by an associate. At the time the order is placed, the associate must provide a valid credit card, be pre-approved for using autodraft (direct withdrawal from their bank account), a check or cash. No payment terms are offered to purchasers. The order is shipped after the payment is processed. The only receivables created are therefore those sales accepted at month end for which the funds are not received until the following month, those accounts where a "hard" form of payment (check or cashier's check) was submitted by mail and the actual order was calculated to be a different amount than the funds sent or a failure to pay due to an insufficient funds check or autodraft or credit card dispute. As a result, the receivable is small in relation to sales and turns over rapidly. Non-collectable accounts are written off to Selling, General and Administrative expenses on a regular basis. Kaire's principal need for funds has been for distributor incentives, working capital (principally inventory purchases), and the expansion into new markets. Prior to 1997, Kaire had generally relied entirely on cash flow from operations to meet its business objectives without incurring long term debt to unrelated third parties.

     In  Nine  Months  1998,  the  cash  applied  to  operating  activities  was approximately $1,032,000. This was primarily because of the net loss of approximately $3,192,000 which was off-set by decreases in inventories of approximately $567,000 and increases in accrued liabilities and accounts payable of approximately $547,000. The decrease in inventories as well as the increase in accrued liabilities and accounts payable were attributed to better cash flow and asset management by Kaire. Investing activities provided approximately $30,000. Cash was primarily used for the funding of a restricted cash account in the amount of approximately $125,000 related to a change in credit card processors and approximately $46,000 for the purchase of additional property and equipment. This was offset by a decline in deposits of approximately $200,000. Cash was generated from financing activities in the amount of approximately $880,000. Net proceeds from additional borrowing totaled approximately $1,153,000 after payment of $440,000 on notes payable and capital lease obligations. The decline in the value of foreign currencies in relation to the dollar accounted for an additional approximately $122,000 increase in cash. The net effect was no effect in total cash for Nine Months 1998.


     In Fiscal 1997, the cash applied to operating activities was approximately $3,433,000. Operating cash was provided by increases in accounts payable of approximately $1,245,000 and collections of income tax refunds of approximately $1,025,000. Cash of approximately $107,000 was used for investing, primarily in the purchases of property and equipment of approximately $275,000 and increasing deposits by approximately $289,000. Both of these investments relate primarily to the investment required to open Kaire's South Korean subsidiary. Financing activities generated approximately $3,341,000. Net borrowings from related and non-related parties generated approximately $3,795,000. The sale of Kaire common stock generated an additional approximately $171,000. Some of these proceeds were used to pay for deferred offering costs and debt issue costs of approximately $331,000. The effect of foreign exchange rate changes on cash was a reduction in cash in the amount of approximately $79,000. For Fiscal 1997, cash decreased by approximately $279,000.


     In Fiscal 1996, cash used in operating activities was approximately $1,622,000. Additional operating cash expenditures were approximately $725,000 for refundable income taxes and a reduced in accrued liabilities of approximately $322,000. These were offset by collections on accounts receivable of approximately $597,000 and increases in accounts payable of approximately $157,000. Cash used in investing totaled approximately $891,000. The invested cash was used for property and equipment of approximately $243,000, the purchase of stock in an unrelated company of $250,000, advances to distributors of approximately $225,000 and investments in intangibles such as trademarks of approximately $172,000. Financing activities generated approximately $1,448,000. Most of this was generated by the issuance of checks in excess of deposits of approximately $1,376,000. Additional borrowings generated $525,000 less payments on notes and other long term debt of approximately $453,000. Foreign currency fluctuations generated additional cash of approximately $34,000. For Fiscal 1996, the net decrease in cash was approximately $1,031,000.


     In Fiscal 1995, cash generated by operating activities was approximately $1,060,000. Operating cash in the amount of approximately $300,000 was applied to an increase in refundable income taxes while approximately $169,000 was applied to increases in receivables. Investing activities used approximately $217,000 of which approximately $194,000 was used for the purchase of property and equipment. Financing activities used approximately $264,000 for payments of principal on capital lease obligations. For Fiscal 1995, approximately $578,000 of cash and cash equivalents were generated.


     "Checks written in excess of deposits" represents checks either written and held or issued in anticipation of deposits from sales. Kaire has avoided an insufficient check charge in all but an extremely limited number of situations based on the amount of checks written on a monthly basis. It is Kaire's intent to discontinue this method of financing as a tool in generating cash once sufficient cash balances have been attained through either operations or financing activities to warrant this discontinuance of this practice.


     The downturn in the South Korean economy has not had a significant impact on Kaire's overall liquidity due in part to the fact that revenues from South Korea represented less than three (3%) percent of its consolidated revenues during 1997. However, Kaire sustained substantial losses in trying to penetrate the South Korean market, and at September 30, 1998 it recorded a $471,000 write-down of its assets in its South Korean subsidiary to what was believed to be their net realizable value. Kaire has since ceased operations of its South Korean subsidiary in October 1998.

     Because of the significant losses incurred by Kaire over the past two fiscal years, it has become substantially dependent on loans from its officers and directors and private placements of its securities to fund its operations. These financings are described below.

     On or about January 1, 1997, Kaire sold $300,000 in Agreement Notes to three private investors. As partial consideration for their purchase of the Agreement Notes, Kaire issued warrants to the three investors to purchase an aggregate of approximately 22,050 shares of Kaire's Common Stock at an exercise price of approximately $.02 per share of Common Stock. The Agreement Notes and related interest were paid in full in July 1997. The foregoing warrants were exercised in July 1998.

     During January 1997, Kaire borrowed $200,000 for working capital purposes from a corporation, not otherwise affiliated with Kaire, pursuant to demand promissory notes, bearing interest at the rate of 10% per month, and guaranteed by certain officers and directors of Kaire. An August 25, 1997 agreement modified the repayment provisions of principal and interest, and required that Kaire repay all interest and principal by December 31, 1997 and reduced the interest rate from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. Furthermore, in the event that Kaire was unable to repay the principal and accrued interest on such notes in full by December 31, 1997, Kaire would then be required to make twelve monthly payments, beginning January 1, 1998, in the amount of $18,911 each. In connection with this transaction, the lending corporation was issued options to purchase 50,000 shares of Kaire's Common Stock at $6.60 per share. As of September 30, 1998, such options had not been exercised. On January 15,1998, Kaire entered into an agreement with the lender to make monthly payments of interest only and to amend the term of the promissory note to a demand note. In connection with the reverse stock split on October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of Kaire's Common Stock at $6.60 per share.

     On or about March 20, 1997, Kaire completed a private placement of an aggregate of 500,000 shares of its Common Stock and 500,000 warrants for gross proceeds of $250,000 from five private investors (the "March 1997 Private Placement"). Following the payment of commissions and non-accountable expenses, an initial payment towards its non-accountable expenses for a proposed Public Offering and counsel fees and expenses for that private placement, Kaire received net proceeds of approximately $171,500. In connection with the reverse stock split on October 1, 1998, the lender was issued additional warrants to purchase 250,000 shares of Kaire's Common Stock at $6.60 per share.

     In May 1997, Kaire Korea, Ltd., pursuant to a demand promissory note bearing interest at the rate of 9.5% per year and guaranteed by Kaire, borrowed $500,000 from Horphag, Kaire's Pycnogenol manufacturer. An option expiring in May 2000 to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea Ltd.'s capital stock was granted to Horphag as partial consideration for the note. The note provides for additional options to be issued in the event of late payments and/or the failure to pay the entire principal balance plus accrued interest within six months of the origination date of the note. As of September 30, 1998, a principal balance of $475,000 remained outstanding. The options to acquire capital stock of Kaire Korea Ltd. had been exercised on November 15, 1997 by Horphag. In an agreement executed on June 2, 1998 but effective as of January 1, 1998, Horphag agreed to waive any options it may have had in Kaire Korea Ltd. due to late payments or the failure to repay the promissory note in consideration for Kaire pledging its 85% interest in Kaire Korea Ltd. As security on the promissory note to Horphag, Kaire and Horphag also agreed to amend the repayment terms on the promissory note to a demand note. The note was due on September 15, 1998. The Company is currently in default on its note payable. Kaire intends to repay the note and accrued interest from future cash flows provided by operations.

     Between June 3, 1997 and December 8, 1997, Kaire completed a private placement of an aggregate of 172,500 shares of its Common Stock and $1,725,000 in principal amount of its promissory notes (10% Notes") to nine investors (the "Summer 1997 Private Placement"). Following the payment of commission and non-accountable expenses, additional payments towards its non-accountable expenses for a proposed but as-yet-unconsummated public offering and counsel fees and expenses, Kaire received approximately $1,400,000 in net proceeds. The 10% Notes bear interest at a rate of ten percent per year and mature and are payable in full (principal plus accrued but unpaid interest) upon the earlier of
(a) eighteen months after issuance, (b) the completion date of an equity financing of Kaire pursuant to which it receives gross proceeds of not less than

$3,000,000, or (c) Kaire's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and directors. The 10% Notes are secured by the accounts and accounts receivable of Kaire (as defined in the 10% Notes) but are subordinated to Kaire's banking obligations.

     During August 1997, Kaire borrowed $200,000 from two lenders, not otherwise affiliated with it, pursuant to unsecured promissory notes bearing interest at the rate of 12% per year and due in September and October 1997. These notes were paid in full in December 1997. In connection with this borrowing, the lenders were each issued options to purchase 7,500 shares of Kaire's Common Stock at $.02 per share. As of October 1998, the options had been exercised by the lenders.

     During August and September 1997, Kaire borrowed approximately $492,000 from a lender, not otherwise affiliated with Kaire, pursuant to two promissory notes bearing interest at a rate of .33% per day and guaranteed by certain officers and directors of Kaire. Both notes were repaid by Kaire in December 1997.

     During 1997, J.T. Whitworth, the Chief Operating Officer, Chief Financial Officer and a Director of Kaire, and Robert L. Richards, Chief Executive Officer and a Director of Kaire, advanced $140,071 and $118,226, respectively, for working capital requirements. On November 28, 1997, Kaire issued demand promissory notes bearing interest at the rate of ten (10%) percent per year in the amount of $258,337 to the two officers for funds provided by those individuals to that date.

     During 1997, Kaire borrowed $663,000 from William F. Woodburn and Loren E. Bagley, two directors of Kaire pursuant to demand promissory notes bearing interest at the rate of ten (10%) percent per year and secured by Kaire's shares of Aloe Commodities International, Inc. In September 1997, Kaire sold its shares of Aloe Commodities International, Inc., at cost, and made a partial payment on the notes. The remaining outstanding balance of approximately $241,000 was renegotiated to two unsecured demand promissory notes bearing interest at the rate of ten (10%) percent per year.

     During November 1997, Kaire borrowed $700,000 from Integrated Medical Technologies, Inc. ("IMT"). On December 9, 1997, Kaire and certain of its
stockholders   entered  into  an  Agreement  and  Plan  of  Reorganization  (the
"Agreement") with IMT whereby IMT agreed to provide an additional $300,000 equity investment in Kaire and convert the $700,000 previously borrowed by Kaire to equity in Kaire and for IMT to provide $2,000,000 additional equity investments to Kaire by February 15, 1998. The additional equity investment of $2,000,000 was not made by IMT. The Agreement restricted the payment of dividends and the purchase of treasury shares, among other things. Also, IMT acquired approximately 81% of the Common Stock of Kaire from certain holders of common stock for approximately 45% of the common shares of IMT, as defined in the Agreement. During late March 1998, it became apparent that IMT was unable to provide the additional capital that was provided for under the Agreement. IMT reached an agreement with Global Market LLC ("Global") to sell 1,250,078 shares, 54% of Kaire's stock to Global in return for Global immediately loaning $1,000,000 to Kaire. These funds were needed by Kaire as Kaire had issued checks in anticipation of a receipt of funds by IMT. Such loans was evidenced by a $1,000,000 promissory note payable to Global. The note bears interest at the rate of ten (10%) percent per annum, is uncollateralized and is payable upon demand.

     During April 1998, Kaire borrowed $100,000 from William F. Woodburn, a Director of Kaire for a demand promissory note. The note bears interest at the rate of ten (10%) percent per annum, is collateralized by the assets of Kaire and is due on demand. As of September 30, 1998, $19,000 of this note had been repaid.

     During January 1998, Kaire borrowed $150,000 from a corporation for a promissory note payable at an interest rate of two (2%) percent per month or twenty-four (24%) percent annual interest. Interest and principal are due on demand. The note is collateralized and is personally guaranteed by certain officers and directors of Kaire.

     During January 1998, Kaire borrowed $103,000 for working capital from William F. Woodburn and Loren E. Bagley, two Directors of Kaire, pursuant to demand promissory notes bearing interest at the rate of ten (10%) percent per year.

     At the present time, Kaire has no plans or commitments for capital expenditures.

     "YEAR 2000" PROBLEM. Kaire management is aware of the issues associated with the programming code in existing computer systems as the millennium (year
2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Kaire is utilizing both internal and external resources to identify, correct or reprogram, and test the computer system for the Year 2000 compliances. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing. Kaire management has assessed its Year 2000 compliance expense to be $250,000. Kaire has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of this Proxy Statement has no plans to do so.


     RECENT ACCOUNTING PRONOUNCEMENTS. During 1998, Kaire management implemented Financial Accounting Standards No. 128, entitled "Earnings Per Share" ("SFAS 128"), recently issued by the Financial Accounting Standards Board ("FASB"). SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Board Opinion ("ABP") No. 15, entitled "Earnings Per Share." SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS 128 became effective for financial statements issued for periods ending after December 15, 1997. All prior period earnings per share data has been restated to reflect the requirements of SFAS No. 128. The adoption of SFAS No. 128 did not effect the earnings per share calculations at September 30, 1998 and 1997 and December 31, 1997, 1996 and 1995. See Note 8 for computation of earnings per share.


     In June 1997, FASB issued Statement of Financial Accounting Standard No. 130, entitled "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standard No. 131, entitled "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standard No. 14, entitled "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.


     SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Kaire management adopted SFAS 130 and Kaire's financial statements for all prior periods have been restated in accordance therewith.


     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. Kaire management believes the adoption of this statement will have no material impact on Kaire's financial statements.


     The FASB has recently issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. Kaire has not yet determined the effect of SFAS No. 133 on its financial statements.

     The FASB recently issued Statement of Financial Accounting Standards No. 134 "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134"). SFAS No. 134 establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise.

     This statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company has not yet determined the effect of SFAS No. 134 on its financial statements. Management believes the adoption of this statement will have no material impact of the Company's financial statement.


CHANGE IN ACCOUNTANTS

     On or about August 1, 1996, Kaire changed the independent certified public accounting firm engaged to prepare Kaire's annual audited financial statements from Jones, Jensen and Company to BDO Seidman, LLP. The report on Kaire's financial statements as prepared by Jones, Jensen and Company did not contain any adverse opinion, disclaimers of opinion, modifications or qualifications or scope limitations. The decision was based on the recommendation of counsel to a proposed underwriting. Kaire's board of directors approved the change.

     There were no disputes with the dismissed firm over accounting, auditing, financial statement disclosures or internal control issues. No discussions were held with the newly engaged auditor with respect to specific accounting treatments or transactions, changes in the audit opinion, scope or any limitations on the opinion, or any other accounting, internal control or other reporting related issues.


KAIRE RISK FACTORS

     RECENT SUBSTANTIAL LOSSES. From its inception in late 1992 through the end of its Fiscal 1995, Kaire had experienced a rapid expansion in its net sales, growing from net sales of approximately $2,719,000 during its first full fiscal year, Fiscal 1993, to net sales of approximately $36,895,000 and $57,841,000, for Fiscal 1994 and Fiscal 1995, respectively. During these three fiscal years Kaire's net income experienced corresponding increases, with Kaire sustaining a net loss of approximately $207,000 during Fiscal 1993 and net income of approximately $1,091,000 and $1,186,000 during Fiscal 1994 and Fiscal 1995, respectively. Fiscal 1996 and Fiscal 1997 were periods of declining revenues and net losses. During Fiscal 1996 and Fiscal 1997, Kaire sustained net losses of approximately $1,803,000 and $6,098,000, respectively, upon net sales of approximately $51,499,000 and $35,682,000, respectively. During Nine Months 1998, Kaire sustained a net loss of approximately $3,192,000 on net sales of approximately $21,019,000 (which net losses amount to approximately 15.2% of net sales). This is in comparison to Nine Months 1997 during which Kaire sustained a net loss of approximately $4,182,000 upon net sales of approximately $27,887,000 (which net losses amount to approximately 15% of net sales). See "Risk Factors-Going Concern Modification in Independent Certified Public Accountants' Report." Management believes that the foregoing net sales decreases and losses resulted from Kaire maturing as a network marketing enterprise, having reached a leveling off of its net sales during the latter part of 1995, and Kaire's own initial efforts to overcome this maturation. In an effort to overcome this maturation, Kaire formulated several approaches. Those approaches were to attract a younger and more entrepreneurial minded associate than it had attracted in the past; attract persons who had been successful network marketers with other companies; continue to expand its line of products, including efforts to develop products directed at a younger market; and further expand geographically outside of the United States. Attracting new, younger and entrepreneurial minded associates was, by its nature, the first approach undertaken. In an effort to accomplish this, among other things, Kaire changed its commission program that had been in place since 1994. The change in commission structure was not well received by Kaire's associates and, in addition, Kaire's new commission structure attracted associates who misused the new commission program which increased commissions on first time sales without providing for commission recovery by Kaire on product returns and refunds. Exacerbating Kaire's losses were to lesser degrees: the time and cost of personnel devoted to promoting the new commission program, competition in recently penetrated markets of Australia and New Zealand of "copycat" products, the introduction of new products that were not as well received by the market as had been expected, a new product not as consistent as the product it replaced and a corporate infrastructure (new personnel and facilities) with related fixed costs that had grown correspondingly with the growth in sales in prior fiscal years. Kaire, in the latter part of Fiscal 1996, reverted to essentially its former commission program. There can be no assurance that following the Asset Acquisition future unforeseen developments, such as the failure to successfully penetrate new geographically targeted markets that Kaire had targeted, generate revenue growth as market competition increases, create or secure new products that will be accepted in the market place, contain its general and administrative overhead costs and other unforeseen circumstances will not have a material adverse effect on NHTC's operations in its current or expanded market areas. Moreover, no assurance can be given that following the Asset Acquisition the future operations of NHTC will be profitable.

     GOING CONCERN MODIFICATION IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The report dated May 1, 1998, except for the first paragraph of Note 8 which is dated October 1, 1998, from BDO Seidman, LLP, the independent certified public accountants for Kaire, expressed "substantial doubt" about Kaire's ability to continue as a going concern due to recurring losses and negative working capital. See Kaire's Consolidated Financial Statements.

     LOSSES SUSTAINED IN ATTEMPTING TO PENETRATE NEW MARKETS; RISKS INVOLVED IN ENTERING NEW MARKETS. Kaire has sustained substantial losses in trying to penetrate the South Korean market. During the period ended September 30, 1998, Kaire recorded a $471,000 write-down of its assets in its South Korean subsidiary to what Kaire believed to be their net realizable value. Following the Asset Acquisition, NHTC intends to complete Kaire's expansion efforts into the United Kingdom. Completing the establishment of its operations in the United Kingdom will require the recruitment and training of new personnel, paying salaries of the United Kingdom personnel and their related benefits, continuing compliance with the laws and regulations of that country, delivering products into that country which are subject to quarantine periods, purchasing equipment, continuing leasehold payments and payments of other costs and expenses until the United Kingdom operations generate sufficient revenues to cover the foregoing and other costs and expenses related to Kaire's United Kingdom operations. Until such time as the United Kingdom operations generate sufficient revenue to cover the foregoing costs and expenses, of which no assurance can be given, the United Kingdom operations will continue to sustain losses. In addition to the foregoing, future events, including problems, delays, expenses and complications frequently encountered by companies seeking to penetrate new markets, foreign currency exchange fluctuations, as well as changes in governmental policies, economic or other conditions may occur that could cause NHTC, following the Asset Acquisition, to be unsuccessful in such expansion efforts. See "Business."

     NEED FOR ADDITIONAL FUTURE FINANCING; POSSIBLE ADDITIONAL DILUTION. Following the Asset Acquisition, NHTC may seek equity or debt financing in order to complete its expansion efforts into any additional geographic areas that NHTC may target in the future or for additional working capital if it continues to sustain losses or its United Kingdom or other expansion areas continues to suffer losses. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to NHTC or at all. In the event additional financing for NHTC is unavailable, NHTC may be materially adversely affected.

     GOVERNMENT REGULATION OF PRODUCTS AND MARKETING. Kaire's business (and NHTC's following the Asset Acquisition) is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, (iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customs duties. Based on Kaire's experience and research, the nature and scope of inquiries from government regulatory authorities, and the advice it receives from various counsel, Kaire believes that it is in material compliance with all regulations applicable to Kaire. However, there can be no assurances that NHTC following the Asset Acquisition will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that NHTC is not in compliance with existing laws or regulations could potentially have a material adverse effect on NHTC's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on NHTC following the Asset Acquisition. NHTC cannot determine the effect, if any, that future governmental regulations or administrative orders may have on NHTC following the Asset Acquisition. Moreover, governmental regulations in countries where NHTC plans to commence or expand operations following the Asset Acquisition may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to NHTC has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on NHTC's possible future sales and earnings.


     GOVERNMENT REGULATION OF DIRECT SELLING ACTIVITIES. Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products. See "Business - Government Regulation."


     As is the case with most network marketing companies, Kaire has from time to time received inquiries from various government regulatory authorities regarding the nature of its business and other issues such as compliance with local business opportunity and securities laws. To date none of these inquiries has resulted in a finding materially adverse to Kaire. There can be no assurance that NHTC, following the Asset Acquisition, will not face inquiries in the future which, either as a result of findings adverse to either of them or as a result of adverse publicity resulting from the initiation of such inquiries, could have a material adverse effect on the NHTC's business and results of
operations   following  the  Asset   Acquisition.   See   "Business   Government
Regulation."


     TAXATION RISKS AND TRANSFERS PRICING. Kaire was and NHTC, following the Asset Acquisition, will be subject to federal and state taxation in the United States. In addition, each of Kaire's subsidiaries (certain of which will become subsidiaries of NHTC following the Asset Acquisition) are subject to taxation in the country in which it operates, currently ranging from a statutory tax rate of up to 35% in Trinidad and Tobago. After the Asset Acquisition, NHTC will in all likelihood be eligible for foreign tax credits in the United States for the amount of foreign taxes actually paid in a given period. In the event that NHTC's operations following the Asset Acquisition in high tax jurisdictions such as Trinidad and Tobago grow disproportionately to the rest of its operations, NHTC may be unable to fully utilize its foreign tax credits in the United States, which could, accordingly, result in NHTC paying a higher overall effective tax rate on its worldwide operations.


     Because Kaire's subsidiaries (and following the Asset Acquisition, NHTC's subsidiaries) operate outside of the United States, Kaire is, and NHTC will, following the Asset Acquisition, be subject to the jurisdiction of the relevant foreign tax authorities. In addition to closely monitoring the subsidiaries locally based income, these tax authorities regulate and restrict various corporate transactions, including intercompany transfers. No assurance can be given that Kaire's structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on NHTC's business or results of operations following the Asset Acquisition.


     INCREASED EMPHASIS ON OPERATIONS OUTSIDE OF THE UNITED STATES. Less than 18% of Kaire's net sales during Fiscal 1997 were derived from operations outside of the United States. Following the Asset Acquisition, NHTC's future operations may be materially and adversely affected by economic, political and social conditions in the countries in which it will then operate. A change in policies by any government in such markets and proposed markets, could adversely affect NHTC's future operations through, among other things, changes in laws, rules or regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. This could be especially true in the event of a change in leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic, political or social conditions or policies. There can be no assurance that such activities, or other similar activities in such markets, will not result in passage of legislation or the enactment of policies which could materially adversely affect the Company's operations in the market areas where Kaire currently operates. In addition, NHTC's ability to expand Kaire's current operations into new markets will directly depend on its ability to secure the requisite government approvals and comply with the local government regulations. See "Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets."

     CURRENCY RISKS. Kaire's foreign-derived sales and selling, general and administrative expenses are converted to U.S. dollars for reporting purposes. Consequently, Kaire's reported earnings are significantly impacted by changes in currency exchange rates, generally increasing with a weakening dollar and decreasing with a strengthening dollar. Given the uncertainty of the extent of exchange rate fluctuations, Kaire (and NHTC) cannot estimate the effect of these fluctuations on its future business, product pricing, results of operations or financial condition. However, because Kaire's revenue is, and NHTC's following the Asset Acquisition will be, realized in local currencies and the majority of its cost of sales is denominated in U.S. dollars, Kaire's gross profits (and NHTC's following the Asset Acquisition) are positively affected by a weakening in the U.S. dollar and will be negatively affected by a strengthening in the U.S. dollar. There can be no assurance that any of the foregoing currency risks will not have a material adverse effect upon NHTC following the Asset Acquisition, or its results from operations or financial condition thereafter. Fluctuations in currency exchange rates, particularly those caused by an increase in the value of the United States dollar, could have a material adverse effect on NHTC's financial position, results of operations and cash flows.

     RELIANCE  UPON  INDEPENDENT  DISTRIBUTOR  NETWORK AND HIGH TURNOVER RATE OF
DISTRIBUTORS. Kaire distributes its products exclusively through independent associates. Associate agreements with Kaire are voluntarily terminable by the associates at any time. Kaire's revenue is directly dependent upon the efforts of these independent associates, and any growth in future sales volume will require an increase in the productivity of these associates and/or growth in the total number of associates. As is typical in the direct selling industry, there is turnover in associates from year to year, which requires the sponsoring and training of new associates by existing associates to maintain or increase the overall associate force and motivate new and existing associates. Kaire experiences seasonal decreases in associate sponsoring and product sales in some of the countries in which Kaire operates because of local holidays and customary vacation periods. The size of the associate force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity regarding Kaire, or the public's perception of Kaire's products, product ingredients, Kaire associates or direct selling businesses in general. Historically, Kaire has experienced periodic fluctuations in the level of associate sponsorship (as measured by associate applications).
However, because of the number of factors that impact the sponsoring of associates, and the fact that Kaire has little control over the level of sponsorship of new associates, Kaire cannot predict the timing or degree of those fluctuations. There can be no assurance that the number or productivity of Kaire's associates will be sustained at current levels or increased in the future. Moreover, there can be no assurances any of Kaire's associates will agree to become associates of NHTC following the Asset Acquisition. In addition, the number of associates as a percent of the population in a given country or market could theoretically reach levels that become difficult to exceed due to the finite number of persons inclined to pursue a direct selling opportunity.

     POTENTIAL EFFECTS OF ADVERSE PUBLICITY. The size of the distribution force and the results of Kaire's operations can be particularly impacted by adverse publicity regarding Kaire, or its competitors, including the legality of network marketing, the quality of NHTC's products and product ingredients or those of its competitors, regulatory investigations of Kaire or Kaire's competitors and their products, associate actions and the public's perception of Kaire's associates and direct selling businesses generally. Following the Asset Acquisition, there can be no assurance that such adverse publicity will not have a material adverse effect on NHTC's ability to attract and retain customers or associates, or on NHTC's results from operations or financial condition generally.

     DEPENDENCE ON KEY PERSONNEL. Kaire's (and NHTC's, following the Asset Acquisition) future success depends on the continued availability of certain key management personnel, including Robert L. Richards, Michael Lightfoot, and J.T. Whitworth. The business of Kaire (and NHTC, following the Asset Acquisition) could be adversely affected by the loss of services of any of the foregoing individuals. Kaire does not (and NHTC, following the Asset Acquisition, will not) have employment contracts with any of the foregoing individuals. See "Management-Executive Compensation." Kaire's (and NHTC's, following the Asset Acquisition) growth and ability to return to profitability may depend on its ability to attract and retain other management personnel, of which no assurance can be given. Kaire only maintains Key Man Life Insurance on Robert L. Richards.

     LACK OF WRITTEN CONTRACTS WITH SUPPLIERS OR MANUFACTURERS. With the exception of one manufacturing and distribution agreement with ENZO Nutraceuticals, Inc., Kaire does not have any written contracts with any of its suppliers or manufacturers or commitments from any of its suppliers or manufacturers to continue to sell products to Kaire (or NHTC following the Asset Acquisition). Due to the absence of any written contract with almost all of its suppliers, there is a risk that, following the Asset Acquisition, Kaire's suppliers or manufacturers will not sell their products to NHTC. Although NHTC believes that it could establish alternate sources for most of its products, there can be no assurance that any such alternative sources will be available or willing to transact business with NHTC.

     COMPETITION. Kaire (and, following the Asset Acquisition, NHTC will) competes with many companies marketing products similar to those currently sold and marketed by Kaire. Kaire also competes intensely with other network marketing companies in the recruitment of associates, of which there are many such companies. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than Kaire (or NHTC following the Asset Acquisition) and has significantly greater financial and personnel resources than either Kaire or NHTC.

     DEPENDENCE UPON SUPPLIERS. Kaire has one source of Pycnogenol, MW International ("MWI"), and approximately two-thirds of Kaire's revenues have been derived from Pycnogenol. During Fiscal 1995, Fiscal 1996, Fiscal 1997 and Nine Months 1998, Kaire purchased approximately 40%, 57%, 48% and 50% of its products, respectively, from MWI. During the same foregoing fiscal periods, Kaire purchased approximately 40%, 22%, 6% and 7% of its products from Manhattan Drug, Inc. Kaire has no written agreements with its suppliers and although Kaire believes that suitable replacement and comparable product sources are available, there can be no assurance that Kaire would be able to obtain replacement suppliers on a timely basis, on commercially reasonable terms or at all, in the event this supplier discontinues its association with Kaire, goes out of business or for some other reason its products become unavailable to Kaire. See "Business - Manufacturing and Supplies."

     PRODUCT LIABILITY EXPOSURE. Although Kaire does not (and NHTC following the Asset Acquisition will not) engage in the manufacture of any of the products it markets and distributes, Kaire is (and NHTC following the Asset Acquisition will be) subject to product liability claims for the products which it distributes. Kaire is not aware of any such claims to date. Although Kaire (and NHTC shall after the Asset Acquisition) maintains product liability insurance which it believes to be adequate for its needs, there can be no assurance that Kaire (or NHTC following the Asset Acquisition) will not be subject to claims in the future or that its insurance coverage will be adequate.

     FORWARD-LOOKING STATEMENTS. This Proxy Statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Company or Kaire from time to time in filings with the Commission or otherwise. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). Such statements may include, but not be limited to, projections of revenues, income, or loss, capital expenditures, plans for future operations, financing needs or plans, and plans relating to products or services of Kaire, as well as assumptions relating to the foregoing. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Proxy Statement, including those contained in the sections entitled "Kaire Risk Factors," "Kaire Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Kaire International, Inc.
- Business" and in the notes to the Financial Statements of either Kaire or the Company or the pro forma statements giving effect to the Asset Acquisition as if consummated as of September 30, 1998, describe factors, among others, that could contribute to or cause such differences.

     "YEAR 2000" PROBLEM. The Company, Kaire and NHTC are aware of the issues associated with the programming code in existing computer systems being acquired from Kaire by NHTC as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the latter two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Kaire's management has assessed the "Year 2000" compliance expense to be approximately $250,000. Kaire has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of initial filing of this Proxy with the SEC has no plans to do so. There can be no assurance that such problem can be resolved by NHTC in a timely or cost effective fashion, or at all, or that any difficulty or inability in resolving such problem will not have a material adverse effect upon NHTC following the Asset Acquisition.


REASONS WHY THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL ONE

     The Board of Directors of the Company believes that there is a strategic fit and synergy in the current product offerings of Kaire and NHTC, and that following the Asset Acquisition, NHTC will be able to achieve efficiencies of scale including efficiencies in sales and marketing, product distribution, product research and development, and management and personnel. The Board of Directors of the Company believes that the Kaire Assets which will be acquired pursuant to the Asset Acquisition will provide NHTC with greater opportunities to develop and enhance markets for the Company's and Kaire's products, license the products and certain technology related to their production and development, and engage in other strategic combinations and transactions involving their products and technologies. The Board of Directors of the Company believes that the combined variety of the product offerings following the Asset Acquisition will permit quicker and more effective responses to market competition, scientific and technological advances and discoveries and recent research findings, and other rapid innovations, and will be more appealing to existing and potential customers. The Board also believes that the Asset Acquisition may result in a larger customer base and greater profile (including greater brand name recognition) in the market, thus presenting greater marketing opportunities for products.

     AS  A  RESULT,  THE  BOARD  OF  DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UNDERLYING THE ACQUISITION SECURITIES.



                                  (PROPOSAL 2)

     APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE $1,650,000 AGGREGATE STATED VALUE OF THE COMPANY'S SERIES E PREFERRED STOCK.

     In August 1998, the Company sold $1,650,000 aggregate stated value of its Series E Preferred Stock to investors in the Series E Private Placement. As discussed elsewhere in this Proxy Statement, the Nasdaq Rule prevents the Company from issuing a number of shares of Common Stock equal to or greater than twenty (20%) percent of the number of the Company's outstanding shares of Common Stock, unless such issuance is either approved by the Company's shareholders or NASDAQ waives such requirement. The terms of the Series E Preferred Stock provided that the holders of the Series E Preferred Stock may not convert the Series E Preferred Stock into more than twenty (20%) percent of the issued and outstanding Common Stock outstanding on the date of close of the Series E Private Placement unless this Proposal is approved or a waiver is obtained. Each share of Series E Preferred Stock is redeemable by the Company at 133% of its stated value plus all accrued interest and is convertible into shares of Common Stock at a conversion price equal to the lower of (i) the closing bid price of the Common Stock on the date of issuance, or (ii) seventy-five (75%) percent of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the date of the notice of conversion. Each share of Series E Preferred Stock shall automatically be converted into Common Stock on the date which is 24 months from the date of issuance. FOR A COMPLETE DESCRIPTION OF THE SERIES E PREFERRED STOCK, SEE ARTICLES OF AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION CONTAINING THE CERTIFICATE OF DESIGNATION FOR THE SERIES E PREFERRED STOCK ANNEXED HERETO AS EXHIBIT 4.1.

     The Board of Directors believes that it is in the Company's best interests to convert the shares of Series E Preferred Stock in accordance with its terms rather than redeem such securities at 133% of their face value in accordance with its terms.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES TO PERMIT THE CONVERSION IN FULL OF THE SERIES E PREFERRED STOCK.


                                  (PROPOSAL 3)

     APPROVAL OF THE OFFER AND SALE OF UP TO THE $4,000,000 AGGREGATE STATED VALUE OF SERIES H PREFERRED STOCK OF THE COMPANY AND THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE FULL CONVERSION OF THE SERIES H PREFERRED STOCK.

     Management of the Company believes that following the Asset Acquisition, it may raise additional funds to, among other items, provide working capital for the Company and NHTC. Accordingly, the Board of Directors of the Company has approved the offer and sale in a private placement pursuant to Regulation D of the Securities Act by the Company of up to the $4,000,000 aggregate stated value of the Company's Series H Preferred Stock. Although shareholder approval for the offer and sale of Series H Preferred Stock is not required under the Florida Business Corporation Act, because the shares of Common Stock issuable upon conversion of any Series H Preferred Stock sold by the Company in the future, together with the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, the Series G Preferred Stock and the Acquisition Warrants may in the aggregate be in excess of twenty (20%) percent of the issued and outstanding Common Stock, the Company is seeking approval of such issuance to comply with the continued listing requirements of NASDAQ. The Company has no current prospective buyers for any of its Series H Preferred Stock and no assurances can be given when, if ever, the Company will sell any of such Series H Preferred Stock.

     The Series H Preferred Stock shall have a stated value of $1,000 per share, shall pay a dividend (provided the Company has either sufficient surplus or net profits), at the rate of eight (8%) percent of the stated value per annum, payable in cash or in shares of Common Stock (valued at the conversion price set forth below) at the option of the Company upon conversion of the shares of Series H Preferred Stock. The shares of the Series H Preferred Stock are non-voting prior to conversion, and are convertible into shares of Common Stock, at a conversion price per share equal to the lower of (i) $3.259375 (representing the average closing bid price of the Common Stock for the ten (10) business days prior to the date the Company initially filed this Proxy Statement with the SEC), or (ii) the quotient determined by dividing the stated value of each share of Series H Preferred Stock being converted by seventy-five (75%) percent of the average closing bid price of the Common Stock for the three (3) trading days immediately preceding the date on which the Company receives notice of conversion from a holder. The terms of the Series H Preferred Stock permit the Company at any time, on five (5) days prior written notice, to redeem the outstanding Series H Preferred Stock at a redemption price (the "Redemption Price"), equal to 133% of the stated value plus the accrued dividends thereon.

     The  shares  of Common  Stock  issuable  upon  conversion  of the  Series H
Preferred have certain piggyback registration rights as well as demand registration rights commencing forty-five (45) days following the initial sale of any shares of Series H Preferred Stock. FOR A COMPLETE DESCRIPTION OF THE SERIES H PREFERRED STOCK SEE THE ARTICLES OF AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION PERTAINING TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES H PREFERRED STOCK ANNEXED HERETO AS EXHIBIT 4.4.

     The Board of Directors of the Company believes that by obtaining shareholder approval to the future sale of the Series H Preferred Stock and the issuance of the shares of Common Stock issuable upon conversion thereof in advance it may make the Series H Preferred Stock a more attractive investment to potential investors. The Board believes that because of the NASDAQ Rule, investors may be required, following their purchase of the Series H Preferred Stock, to postpone converting their Series H Preferred Stock until following shareholder approval at a shareholders' meeting. However, if shareholder approval to the issuance of the shares of Common Stock issuable upon exercise of the Series H Preferred Stock is obtained in advance, potential investors could avoid the conversion waiting period, which the Board believes may make the Series H Preferred Stock a more attractive investment to potential investors, and, thus allow the Company to raise funds, if needed, in a shorter period of time.

     AS A RESULT, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FUTURE SALE AND ISSUANCE OF THE SERIES H PREFERRED STOCK AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                                    PAGE
                                                                                   NUMBER
                                                                                  -------
UNAUDITED PRO FORMA FINANCIAL STATEMENTS:
Description page ..............................................................      F-2
Pro forma Balance Sheet at September 30, 1998 .................................      F-3
Pro forma Statement of Operations for the nine months ended September 30, 1998       F-5
Pro forma Statement of Operations for the year ended December 31, 1997 ........      F-6
Notes to Pro forma financial statements .......................................      F-7

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996:
Independent Auditors' Report ..................................................      F-8
Consolidated Balance Sheet ....................................................      F-9
Consolidated Statements of Operations .........................................      F-10
Consolidated Statement of Stockholders' Equity ................................      F-11
Consolidated Statement of Cash Flows ..........................................      F-12
Notes to Consolidated Financial Statements ....................................      F-14

UNAUDITED FINANCIAL  STATEMENTS FOR THE NINE MONTHS
  ENDED SEPTEMBER 30, 1998 AND 1997:
Consolidated Balance Sheet dated September 30, 1998 ...........................      F-27
Consolidated Statements of Operations .........................................      F-28
Consolidated Statement of Cash Flows ..........................................      F-29
Notes to Consolidated Financial Statements ....................................      F-30

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed financial statements have been prepared to show the effects of the November 24, 1998 acquisition of Kaire International, Inc. ("Kaire") by Natural Health Trends Corp. (the "Company") for preferred stock with a face amount of $2,800,000 issued to the sellers, and additional preferred stock with a face amount of $350,000 issued for settlement with certain creditors and five year warrants, issued to the sellers, to purchase 200,000 shares of the Company's common stock at 110% of the closing bid price of the common stock on the day before the closing upon which the Company has computed an aggregate value of $682,000 utilizing the Black Scholes Option Pricing Model. The acquisition is accounted for as a purchase business combination.

     The following unaudited pro Forma consolidated balance sheet is adjusted to present the pro forma financial position of the Company at September 30, 1998 as if the acquisition of Kaire had occurred on such date. Included are adjustments to record the purchase consideration paid, the assets acquired, liabilities assumed and the resulting goodwill.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine month period ended September 30, 1998 reflect the combined results of the Company and Kaire as if the acquisition had occurred on January 1, 1997. Adjustments include amortization of goodwill and dividends on the preferred stock issued in the acquisition. The accompanying unaudited pro Forma statements of operations exclude the operations of the Company's discontinued schools line of business, which was disposed of in August 1998, for both periods presented.

     The accompanying unaudited pro forma balance sheet does not necessarily reflect the actual financial position of the Company that would have resulted had the acquisition of Kaire been consummated on September 30, 1998. The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1997, nor are they indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto.

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                     ASSETS


                                                                              NATURAL HEALTH            KAIRE
                                                                               TRENDS, CORP.     INTERNATIONAL, INC.
                                                                               SEPTEMBER 30,        SEPTEMBER 30,
                                                                                   1998                 1998
                                                                             ----------------   --------------------
CURRENT ASSETS:
Cash .....................................................................    $   1,021,626         $    460,701
Restricted cash ..........................................................                -              125,000
Accounts receivable, net .................................................           19,031              249,397
Inventory ................................................................          436,915            1,067,283
Prepaid expenses and other current assets ................................          514,413              135,374
                                                                              -------------         ------------
  TOTAL CURRENT ASSETS ...................................................        1,991,985            2,037,755
Property and Equipment ...................................................           46,265              673,735
Patents and Customer Lists ...............................................        4,733,363                    -
Goodwill .................................................................          844,780                    -
Deposits and other Assets ................................................          249,951              230,436
Net Assets Held for Disposition ..........................................                -                    -
                                                                              -------------         ------------
                                                                              $   7,866,344         $  2,941,926
                                                                              =============         ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES: .....................................................
 Cash overdraft ..........................................................    $           -         $  1,049,566
 Accounts payable and accrued expenses ...................................          989,589            5,368,155
 Revolving credit line ...................................................                -                    -
 Accrued expenses for discountinued operations ...........................          789,833                    -
 Deferred revenue ........................................................                -                    -
 Accrued expenses for discontinued operations ............................          314,593                    -
 Accrued consulting contract .............................................          360,131                    -
 Notes payable ...........................................................                -            2,230,521
 Notes payable - related parties .........................................                -            2,114,747
 Current portion of long-term debt, net of discount ......................          587,184               48,897
 Other current liabilities ...............................................          104,939              510,987
                                                                              -------------         ------------
  TOTAL CURRENT LIABILITIES ..............................................        3,146,269           11,322,873
Long Term Debt ...........................................................                -                    -
Minority Interest ........................................................                -              (49,194)
Common Stock Subject to Put ..............................................          380,000                    -
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock, $.001 par value, 1,500,000 shares authorized, 4,330
 shares issued and outstanding (actual) and 7,480 (pro forma) ............        3,789,525                    -
Common stock, $.0001 par value, 50,000,000 shares authorized,
 4,041,598 shares issued and outstanding (actual) and (pro forma) ........            4,042               22,312
 Additional paid-in capital ..............................................       14,530,911            1,365,537
 Cumulative translation adjustment .......................................                -             (534,067)
 Retained earnings (deficit) .............................................      (13,604,403)          (9,185,535)
 Common stock subject to put .............................................         (380,000)                   -
                                                                              -------------         ------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIT) ...................................        4,340,075           (8,331,753)
                                                                              -------------         ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                        $   7,866,344         $  2,941,926
                                                                              =============         ============

SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS.

                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                             ----------------
                                                                                  DR (CR)             TOTAL
                                                                             ----------------   ----------------
CURRENT ASSETS:
Cash .....................................................................    $      (7,233)     $   1,475,094
Restricted cash ..........................................................                -            125,000
Accounts receivable, net .................................................                -            268,428
Inventory ................................................................         (207,319)         1,296,879
Prepaid expenses and other current assets ................................          (95,254)           554,533
                                                                              -------------      -------------
 TOTAL CURRENT ASSETS ....................................................         (309,806)         3,719,934
Property and equipment ...................................................          (75,146)           644,854
Patents and customer lists ...............................................                -          4,733,363
Goodwill .................................................................        4,303,426          5,148,206
Deposits and other assets ................................................          (21,979)           458,408
Net assets held for disposition ..........................................                -                  -
                                                                              -------------      -------------
                                                                              $   3,896,495      $  14,704,765
                                                                              =============      =============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
Cash overdraft ...........................................................    $           -      $   1,049,566
 Accounts payable and accrued expenses ...................................        3,655,197          2,702,547
 Revolving credit line ...................................................
 Accrued expenses for discountinued operations ...........................                -            789,833
 Deferred revenue ........................................................
 Accrued expenses for discontinued operations ............................                -            314,593
 Accrued consulting contract .............................................                -            360,131
 Notes payable ...........................................................        2,035,521            195,000
 Notes payable-related parties ...........................................        2,114,747                  -
 Current portion of long-term debt, net of discount ......................                -            636,081
 Other current liabilities ...............................................          510,987            104,939
                                                                              -------------      -------------
 TOTAL CURRENT LIABILITIES ...............................................        8,316,452          6,152,690
                                                                              -------------      -------------
Long term debt ...........................................................                -                  -
Minority interest ........................................................          (49,194)                 -
Common stock subject to put ..............................................                -            380,000
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock, $.001 par value, 1,500,000 shares authorized, 4,747
   shares issued and outstanding (actual) and 7,897 (pro forma) ..........       (3,150,000)         6,939,525
 Common stock, $ .0001 par value, 50,000,000 shares authorized,
   1,367,995 shares issued and outstanding (actual) and (pro forma) ......           22,312              4,042
 Additional paid-in capital ..............................................          683,537         15,212,911
 Cumulative translation adjustment .......................................         (534,067)                 -
 Retained earnings (deficit) .............................................       (9,185,535)       (13,604,403)
 Common stock subject to put .............................................                -           (380,000)
                                                                              -------------      -------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIT) ...................................      (12,163,753)         8,172,075
                                                                              -------------      -------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT).                       $  (3,896,495)     $   4,704,765
                                                                              =============      =============

SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS.

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                           NATURAL HEALTH            KAIRE
                                                            TRENDS, CORP.     INTERNATIONAL, INC.
                                                            SEPTEMBER 30,        SEPTEMBER 30,
                                                                1998                 1998
                                                          ----------------   --------------------
Revenues ..............................................     $  1,001,481         $ 21,018,916
Cost of goods sold ....................................          283,206            5,158,842
                                                            ------------         ------------
Gross profit ..........................................          718,275           15,860,074
Distribution commissions ..............................                -           10,853,535
Selling, general and administrative expensess .........        2,470,312            7,309,552
                                                            ------------         ------------
Operating loss ........................................       (1,752,037)          (2,303,013)
Interest income (expense) .............................         (336,314)            (684,808)
Minority (income) expense .............................                -              140,661
Other income (expense) ................................                -             (345,104)
Provision for taxes ...................................                -                    -
                                                            ------------         ------------
Loss from continuing operations .......................       (2,088,351)          (3,192,264)
Preferred stock dividendss ............................       (2,028,196)                   -
                                                            ------------         ------------
Loss to common shareholders ...........................     $ (4,116,547)        $ (3,192,264)
                                                            ============         ============
Net loss per share-basic ..............................     $      (2.30)
                                                            ============
Weighted average shares ...............................        1,786,500
                                                            ============


                                                            PRO FORMA
                                                           ADJUSTMENTS
                                                              DR (CR)            TOTAL
                                                         ----------------   ----------------
Revenues .............................................     $        -         $ 22,020,397
Cost of goods sold ...................................              -            5,442,048
                                                           ----------         ------------
Gross profit .........................................              -           16,578,349
Distributor commissions ..............................              -           10,853,535
Selling, general and administrative expenses .........        215,000(1)         9,994,864
                                                           ------------       ------------
Operating loss .......................................       (215,000)          (4,270,050)
Interest income (expense) ............................              -           (1,021,122)
Minority (income) expense ............................              -              140,661
Other income (expense) ...............................              -             (345,104)
Provision for taxes ..................................              -                    -
                                                           ------------       ------------
Loss from continuing operations ......................       (215,000)          (5,495,615)
Preferred stock dividends ............................        142,000(2)        (2,170,196)
                                                           ------------       ------------
Loss to common shareholders ..........................     $ (357,000)        $ (7,665,811)
                                                           ============       ============
Net loss per share-basic .............................              -         $      (4.29)
                                                           ============       ============
Weighted average shares ..............................              -            1,786,500
                                                           ============       ============

SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS.

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                          NATURAL HEALTH            KAIRE
                                                           TRENDS, CORP.     INTERNATIONAL, INC.
                                                            YEAR ENDED           YEAR ENDED
                                                            DECEMBER 31         DECEMBER 31,
                                                               1997                 1997
                                                         ----------------   --------------------
Revenues .............................................     $  1,133,726         $ 35,681,512
Cost of goods sold ...................................          375,034            8,387,963
                                                           ------------         ------------
Gross profit .........................................          758,692           27,293,549
Distributor commissions ..............................                -           19,968,230
Selling, general and administrative expenses .........        4,194,044           13,008,859
                                                           ------------         ------------
Operating loss .......................................       (3,435,352)          (5,683,540)
Interest income (expense) ............................         (868,721)            (671,819)
Minority (income) expense ............................                -              133,590
Other income (expense) ...............................                -              110,267
Benefit from taxes ...................................                -               12,973
                                                           ------------         ------------
Loss from continuing operations ......................       (4,304,073)          (6,098,529)
Preferred stock dividends ............................         (733,333)                   -
                                                           ------------         ------------
Loss to common shareholders ..........................     $ (5,037,406)        $ (6,098,529)
                                                           ============         ============
Net loss per share-basic .............................     $     (11.60)
                                                           ============
Weighted average shares ..............................          434,265
                                                           ============


                                                            PRO FORMA
                                                            ADJUSTMENTS
                                                              DR (CR)             TOTAL
                                                         ----------------   ----------------
Revenues .............................................     $        -        $  36,815,238
Cost of goods sold ...................................              -            8,762,997
                                                           ----------        -------------
Gross profit .........................................              -           28,052,241
Distributor commissions ..............................              -           19,968,230
Selling, general and administrative expenses .........        287,000(1)        17,489,903
                                                           ------------      -------------
Operating loss .......................................       (287,000)          (9,405,892)
Interest income (expense) ............................              -           (1,540,540)
Minority (income) expense ............................              -              133,590
Other income (expense) ...............................              -              110,267
Benefit from taxes ...................................              -               12,973
                                                           ------------      -------------
Loss from continuing operations ......................       (287,000)         (10,689,602)
Preferred stock dividends ............................        189,000(2)          (922,333)
                                                           ------------      -------------
Loss to common shareholders ..........................     $ (476,000)       $ (11,611,935)
                                                           ============      =============
Net loss per share-basic .............................              -        $      (26.74)
                                                           ============      =============
Weighted average shares ..............................              -              434,265
                                                           ============      =============

SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS.

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at September 30, 1998:

   (1) To record the acquisition of certain assets and the assumption of certain liabilities of Kaire for $2,800,000 face amount of the Company's Series F convertible preferred stock, with the acquisition accounted for as a purchase business combination. Additionally, the Company issued $350,000 face amount of Series G preferred stock for settlement of certain Kaire liabilities. The preferred stock pays dividends at the rate of 6% per annum, and is convertible into common stock at 95% of the common stock's market value. In addition to the Series F Preferred Stock, the sellers received five year warrants to purchase 200,000 shares of common stock at an exercise price of 110% of the closing bid price of the common stock on the date before the closing. The Company has computed an aggregate $682,000 value on the warrants under the Black Scholes Option Pricing Model. No value is attributed to the 5% discount off market upon the conversion of the preferred stock into common, since substantially all the common stock obtainable upon such conversion is subject to a two year lock-up and the 5% level of discount is considered reasonable in light of this restriction. Recorded goodwill totals $4,303,426, but is based on a preliminary purchase allocation which is subject to adjustment. The computation is as follows:


ASSETS ACQUIRED:
 Cash .................................................   $ 578,468
 Accounts receivable ..................................     249,397
 Inventory ............................................     859,964
 Prepaid expenses and other assets ....................     248,577
 Property and equipment ...............................     598,589
                                                          ---------
                                                                          $2,534,995
LIABILITIES ASSUMED:
 Cash overdraft .......................................   1,049,566
 Accounts payable and accrued expenses ................   1,712,958
 Note payable and capital obligations .................     243,897
                                                          ---------
                                                                           3,006,421
                                                                          ----------
 Net book value .......................................                     (471,426)
 Purchase price (including value of Warrants) .........                    3,832,000
                                                                          ----------
 Goodwill .............................................                   $4,303,426
                                                                          ==========


     .
     B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine months period ended September 30, 1998:

     (1) To amortize goodwill over 15 years.

     (2) To record preferred stock dividends.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Natural Health Trends Corp. and Subsidiaries
Pompano Beach, Florida

     We have audited the accompanying consolidated balance sheet of Natural Health Trends Corp. and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, the financial position of Natural Health Trends Corp. and Subsidiaries as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses in each of the last two fiscal years and as more fully described in Note 2, the Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending December 31, 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Feldman Sherb Ehrlich & Co., P.C.
                                      ----------------------------------------
                                        Feldman Sherb Ehrlich & Co., P.C.
                                        (Formerly Feldman Radin & Co., P.C.)
                                        Certified Public Accountants


New York, New York
March 10, 1998 and
April 14, 1998 as to
Notes 2 (O), 6 (E) and 16 and July 1, 1998 as to Note 7 (B)

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997


                                          ASSETS
CURRENT ASSETS:
Cash ......................................................    $     104,784
Restricted cash ...........................................          250,000
Accounts receivable .......................................        1,979,948
Inventories ...............................................        1,026,999
Prepaid expenses and other current assets .................          184,576
                                                               -------------
  TOTAL CURRENT ASSETS ....................................        3,546,307
Property and equipment ....................................        3,518,117
Deposits and other assets .................................        6,740,497
                                                               -------------
                                                               $  13,804,921
                                                               =============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable ..........................................    $   3,026,436
Accrued expenses ..........................................        1,199,887
Revolving credit line .....................................          217,422
Accrued expenses for discontinued operations ..............          338,446
Current portion of long term debt .........................        2,020,349
Deferred revenue ..........................................        1,089,647
Current portion of accrued consulting contract ............          246,607
Other current liabilities .................................          325,115
                                                               -------------
  TOTAL CURRENT LIABILITIES ...............................        8,463,909
                                                               -------------
Long-term debt ............................................        2,254,591
Debentrues payable ........................................          179,767
Accrued consulting contract ...............................          113,524
Accrued expenses discontinued operations ..................           17,616

COMMON STOCK SUBJECT TO PUT ...............................          380,000

STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value, 1,500,000 shares
  authorized; 2,200 shares issued and outstanding .........        1,900,702
Common stock, $.001 par value;
 5,000,000 shares authorized; 758,136 shares
 issued and outstanding at December 31, 1997 ..............              758
Additional paid-in capital ................................       11,941,381
Retained earnings (accumulated deficit) ...................      (11,053,577)
Common stock subject to put ...............................         (380,000)
Prepaid stock compensation ................................          (13,750)
                                                               -------------
  TOTAL STOCKHOLDERS' EQUITY ..............................        2,395,514
                                                               -------------
                                                               $  13,804,921
                                                               =============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                            YEAR ENDED DECEMBER 31,
                                                                       ---------------------------------
                                                                             1997              1996
                                                                       ---------------   ---------------
Revenues ...........................................................    $  1,133,726      $          0
Cost of sales ......................................................         375,034                 0
                                                                        ------------      ------------
Gross profit .......................................................         758,692                 0
Selling, general and administrative expenses .......................       4,194,044         1,092,247
Non-cash imputed compensation expense ..............................               -            22,000
Litigation settlement ..............................................               -                 -
                                                                        ------------      ------------
Operating income (loss) ............................................      (3,435,352)       (1,114,247)
OTHER INCOME (EXPENSE):
 Interest (net) ....................................................        (868,721)          (32,209)
 Other .............................................................               -                 -
 Miscellaneous revenue .............................................               -            (2,090)
Income (loss) from continuing operations before income tax .........      (4,304,073)       (1,148,546)
Provision for income tax ...........................................               -                 -
                                                                        ------------      ------------
Income (loss) from continued operations ............................      (4,304,073)       (1,148,546)
                                                                        ------------      ------------
DISCONTINUED OPERATIONS:
 Income (loss) from discontinued operations ........................      (2,919,208)          176,558
 Gain (loss) on disposal ...........................................        (501,839)           82,450
                                                                        ------------      ------------
Income (loss) from discontinued operations .........................      (3,421,047)          259,008
Net income (loss) ..................................................    $ (7,725,120)     $   (889,538)
                                                                        ============      ============
Basic income (loss) per common share:                                   $     (11.60)     $      (4.10)
 Continued operations ..............................................
 Discontinued operations ...........................................          ( 7.88)             0.93
                                                                        ------------      ------------
Net income (loss) per common share .................................    $     (19.48)     $      (3.17)
                                                                        ============      ============
Weighted average common shares used ................................         434,265           280,350
                                                                        ============      ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                       COMMON STOCK           PREFERRED STOCK
                                                   --------------------   -----------------------
                                                     SHARES     AMOUNT     SHARES       AMOUNT
                                                   ---------   --------   --------   ------------
BALANCE-DECEMBER 31, 1995 ......................    267,728      $268          -     $        -
    Shares issued for acquisitions .............      9,500         9          -              -
    Shares issued for consulting agreement            2,500         2          -              -
    Amortization of prepaid consulting .........          -         -          -              -
    Shares issued to employees .................        400         1          -              -
    Convertible debentures treated as
    converted ..................................     28,522        29          -              -
    Common stock subject to put ................          -         -          -              -
    Net loss ...................................          -         -          -              -
                                                    -------      ----          -     ----------
BALANCE-DECEMBER 31, 1996 ......................    308,650       309          -              -
    Sale of convertible Series A preferred
    stock ......................................          -         -      2,200      1,900,702
    Preferred stock dividends imputed ..........          -         -          -              -
    Conversion of debentures ...................    303,986       303          -              -
    Stock issued for acquisition ...............    145,000       145          -              -
    Other issuances ............................        500         1          -              -
    Issuance of stock options ..................          -         -          -              -
    Amortization of deferred stock
    compensation ...............................          -         -          -              -
    Discount on debentures .....................          -         -          -              -
    Net loss ...................................          -         -          -              -
                                                    -------      ----      -----     ----------
BALANCE-DECEMBER 31, 1997 ......................    758,136      $758      2,200     $1,900,702
                                                    =======      ====      =====     ==========


                                                                                      COMMON
                                                   ADDITIONAL       RETAINED          STOCK         DEFERRED
                                                    PAIDE-IN        EARNINGS         SUBJECT          STOCK
                                                     CAPITAL        (DEFICIT)         TO PUT      COMPENSATION       TOTAL
                                                 -------------- ---------------- --------------- -------------- ---------------
BALANCE-DECEMBER 31, 1995 ......................  $ 3,877,730    $  (1,705,584)    $         -     $        -    $  2,172,414
    Shares issued for acquisitions .............    1,367,991                -               -              -       1,368,000
    Shares issued for consulting agreement            164,998                -               -       (165,000)              -
    Amortization of prepaid consulting .........            -                -               -         68,750          68,750
    Shares issued to employees .................       21,999                -               -              -          22,000
    Convertible debentures treated as
    converted ..................................      809,971                -               -              -         810,000
    Common stock subject to put ................            -                -        (380,000)             -        (380,000)
    Net loss ...................................            -         (889,539)              -              -        (889,539)
                                                  -----------    -------------     -----------     ----------    ------------
BALANCE-DECEMBER 31, 1996 ......................    6,242,689       (2,595,123)       (380,000)       (96,250)      3,171,625
    Sale of convertible Series A preferred
    stock ......................................            -                -               -              -       1,900,702
    Preferred stock dividends imputed ..........      733,333         (733,333)              -              -               -
    Conversion of debentures ...................    1,207,172                -               -              -       1,207,475
    Stock issued for acquisition ...............    2,899,855                -               -              -       2,900,000
    Other issuances ............................       24,999                -               -              -          25,000
    Issuance of stock options ..................      400,000                -               -              -         400,000
    Amortization of deferred stock
    compensation ...............................            -                -               -         82,500          82,500
    Discount on debentures .....................      433,333                -               -              -         433,333
    Net loss ...................................            -       (7,725,120)              -              -      (7,725,120)
                                                  -----------    -------------     -----------     ----------    ------------
BALANCE-DECEMBER 31, 1997 ......................  $11,941,381    $ (11,053,577)    $  (380,000)    $  (13,750)   $  2,395,514
                                                  ===========    =============     ===========     ==========    ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                      YEAR ENDED DECEMBER 31,
                                                                                 ---------------------------------
                                                                                       1997              1996
                                                                                 ----------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .....................................................................     $ (7,725,120)      $ (889,539)
                                                                                   ------------       ----------
Adjustments  to reconcile  net loss to net cash  provided by (used in) operating activities:
 Depreciation and amortization ...............................................          567,670          244,571
 Non-cash imputed compensation expense .......................................          425,000           22,000
 Loss on disposal of fixed assets, net .......................................          105,001                -
 Interest settled by issuance of stock .......................................          116,065                -
 Write-off of goodwill .......................................................        1,325,605                -
 Amortization of note payable discount .......................................          433,333                -
Changes in assets and liabilities:
 (Increase) decrease in accounts receivable ..................................         (533,815)        (707,544)
 (Increase) decrease in inventories ..........................................         (271,235)        (130,295)
 (Increase) decrease in prepaid expenses .....................................          (24,566)          31,393
 (Increase) decrease in due from affiliate ...................................                -           (1,200)
 (Increase) decrease in deposits and other assets ............................         (112,238)         (34,518)
 Increase (decrease) in accounts payable .....................................        1,613,581           97,959
 Increase (decrease) in accrued expenses .....................................          737,197          286,463
 Increase (decrease) in deferred revenue .....................................          325,767          278,636
 Increase (decrease) in other current liabilities ............................          (55,989)               -
 Increase (decrease) in accrued expenses for disc. operations ................          356,062                -
 Increase (decrease) in accrued consulting contract ..........................          360,131                -
                                                                                   ------------       ----------
  TOTAL ADJUSTMENTS ..........................................................        5,367,569           87,465
                                                                                   ------------       ----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..........................       (2,357,551)        (802,074)
                                                                                   ------------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures ........................................................         (611,863)        (438,650)
 Net cash provided by (used for) acquistions .................................           20,241          (11,388)
 Loan to Global Health Alternatives, Inc. ....................................       (1,964,000)               -
                                                                                   ------------       ----------
NET CASH USED IN INVESTING ACTIVITIES ........................................       (2,555,622)        (450,038)
                                                                                   ------------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Increase) decrease in due from officer .....................................          136,495           (1,887)
 (Increase) decrease in due to related parties ...............................           23,724                -
 (Increase) decrease in restricted cash ......................................            8,932         (258,932)
 Proceeds from preferred stock ...............................................        2,200,000                -
 Proceeds from sale of debentures ............................................        1,626,826          810,000
 Payment of debentures .......................................................         (355,650)               -
 Offering costs of preferred stock ...........................................         (299,299)               -
 Proceeds from notes payable and long-term debt ..............................        3,273,551          349,851
 Payments of notes payable and long-term debt ................................       (2,113,945)         (44,215)
                                                                                   ------------       ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....................................        4,500,634          854,817
                                                                                   ------------       ----------
NET INCREASE (DECREASE) IN CASH ..............................................         (412,539)        (397,295)
CASH, BEGINNING OF YEAR ......................................................          517,323          914,618
                                                                                   ------------       ----------
CASH, END OF YEAR ............................................................     $    104,784       $  517,323
                                                                                   ============       ==========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (CONTINUED)



                                                      YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                         1997          1996
                                                     -----------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest .......................................    $450,470      $236,671
                                                      ========      ========
  Income taxes ...................................    $      -      $      -
                                                      ========      ========
DISCLOSURE OF NONCASH FINANCING
 AND INVESTING ACTIVITIES:
 During fiscal year 1997, debentures
  and accrued interest totaling $1,207,474
  were converted to Common Stock.

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. ORGANIZATION

Natural Health Trends Corp. (formerly known as Florida Institute of Massage Therapy, Inc.) (the "Company") was incorporated under the laws of the State of Florida in December 1988.

The Company's primary business is the operation of schools which develop, market and offer curricula in therapeutic massage training and skin care therapy. The Company presently has a total of three schools, located in the Miami, Pompano Beach and Orlando, Florida areas. Natural Health Shoppe, Inc. is a wholly owned subsidiary which owns and operates on-site book stores servicing the school's students, practicing therapists and the public.

In July 1997, the Company acquired Global Health Alternatives, Inc., ("Global") a company incorporated in Delaware and headquartered in Portland, Maine, which is in the business of marketing and distribution of over-the-counter homeopathic pharmaceutical health products. Global operates its business through its wholly owned subsidiaries: GHA (UK), Ltd., Ellon, Inc. ("Ellon"), Maine Naturals, Inc. ("MNI") and Natural Health Laboratories, Inc.

In 1996, the Company opened two natural health care centers which provided multi-disciplinary complementary health care in the areas of alternative and nutritional medicine. These facilities were closed during 1997 and accordingly are being accounted for as discontinued operations.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A. PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Natural Health Trends Corp. and its subsidiaries. All material inter-company transactions have been eliminated in consolidation.


B. ACCOUNTS RECEIVABLE

Accounts receivable are stated net of allowance for doubtful accounts of $92,912.


C. INVENTORIES

Inventories consisting primarily of books and supplies for the schools, and natural remedies for Global, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.


D. PROPERTY AND EQUIPMENT

Property and equipment is carried at cost.

Depreciation is computed using the straight-line method and accelerated methods over the useful lives of the various assets, which is generally five to seven years for equipment, and furniture and fixtures, and thirty-nine years for the building.


E. CASH EQUIVALENTS

Cash equivalents consist of money market accounts and commercial paper with an initial term of fewer than three months.

For purposes of the statement of cash flows, the Company considers highly liquid debt instruments with original maturities of three months or less to be cash equivalents.


F. DEFERRED REVENUE

Deferred revenue represents tuition revenues which will be recognized into income as earned. Tuition revenue is recognized as earned over the enrollment period.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

G. EARNINGS (LOSS) PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS No. 128"), which became effective for both interim and annual financial statements for periods ending after December 15, 1997. FAS No. 128 requires a presentation of "Basic" and (where applicable) "Diluted" earnings per share. Generally, Basic earnings per share are computed on only the weighted average number of common shares actually outstanding during the period, and the Diluted computation considers potential shares issuable upon exercise or conversion of other outstanding instruments where dilution would result. Furthermore, FAS No. 128 requires the restatement of prior period reported earnings per share to conform to the new standard. The per share presentations in the accompanying financial statements reflect the provisions of FAS No. 128. Loss per share is reduced by $733,333 of preferred stock dividends for 1997.


H. ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


I. CONCENTRATION OF CREDIT RISK

The Company has most of its cash maintained in an asset trust account with a financial institution where account balances are not federally-insured. The Company has not experienced any losses in the account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


J. INCOME TAXES

Pursuant to SFAS 109, the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates which will be in effect when these differences reverse.


K. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.


L. STOCK BASED COMPENSATION

The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," the Company has adopted the pro forma disclosure requirements of Statement No. 123 in fiscal 1997.


M. IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets, certain identifiable assets and goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 1997, the Company believes that there has been no impairment of its long-lived assets.


N. RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 130, "Reporting Comprehensive Income," established standards for the reporting and display of comprehensive income and its components. SFAS No. 131, "Disclosures about Segments of an Enterprise and

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

Related Information," establishes standards for reporting information about operating segments in annual and interim financial statements. The Company will adopt these standards in the first quarter of 1998. They will not have any significant effect on the Company's financial position or results of operations.


O. BASIS OF PRESENTATION

At December 31, 1997, the Company has a working capital deficiency of approximately $4,918,000 and has recorded a net loss of approximately $7,725,000 for the year then ended. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing and to generate profits from operations. Management has instituted certain plans in regard to these matters as more fully described in Note 16.


P. ROYALTY EXPENSE

Royalties that are incurred on a per unit sold basis are included in Cost of Sales. Additional royalty amounts incurred to meet contractual minimum levels are classified as Selling, General and Administrative Expenses.


3. PROPERTY AND EQUIPMENT

     Property and Equipment consisted of the following at December 31, 1997:



                                                LIFE RANGE        AMOUNT
                                               ------------   -------------
Equipment, furniture and fixtures ..........     5 to 7        $  393,507
Building and improvements ..................     3 to 5         2,693,449
Land .......................................        -             893,809
                                                               ----------
                                                                3,980,764
Less: Accumulated depreciation .............                     (462,647)
                                                               ==========
                                                               $3,518,117
                                                               ==========

4. OTHER ASSETS

Other assets consisted of the following at December 31, 1997:


Deposits and other assets .................................................    $  162,732
Goodwill, net of accumulated amortization of $50,181 ......................     1,223,276
Deferred finance costs, net of accumulated amortization of $72,832 ........       185,985
Patents and customer list, net of accumulated amortization of $216,909.....     5,063,091
Other intangible assets net of accumulated amortization of $194,800 .......       105,413
                                                                               ----------
                                                                               $6,740,497
                                                                               ==========

The goodwill, the patents, and the customer list arise in connection with the acquisitions of businesses made by the Company in 1997, 1996 and 1995. The deferred finance costs relate to convertible debentures made in 1997. The goodwill, the patents, the customer list, and the deferred finance costs are being amortized over their estimated useful lives which are 5 years for the customer list, 20 years for goodwill and 11 and 17 years for patents.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

5. LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1997:


Note  payable for  purchase of school,  bearing  interest at 8.75%,  principal  and interest
payments due quarterly commencing February 1996 through November 1999 .....................   $     67,896

Mortgage Note payable to a bank, bearing interest at 8.24%.  Monthly payments  consisting of principal and interest are  approximately  $29,352 and are payable through November 2007, at
which time the balance of principal is due in a balloon payment in November 2007 .........       2,247,725

$100,000  promissory note,  bearing interest at 18%.  Interest starts accruing on August 26,
1997, with monthly interest payments of $1,500 due on the 15th day of each month.  Principal
amount due in full on August 26, 1998 .....................................................        100,000

Line of Credit - Merrill Lynch, for a maximum  availability of $300,000,  annually renewable in November with interest at prime +1%,  collateralized  by money market  accounts held with
Merrill  Lynch...............................................................................      217,422

$375,000  face  amount  note  payable,  noninterest  bearing,  due  October  1,  2000  (less unamortized  discount  based on imputed  interest rate of 12% per annum - $41,385).  Initial payment of $93,750 on October  15,  1996,  then  monthly  payments  of $7,813  beginning  on
November 1, 1997 and ending October 1, 2000 .................................................      239,865

$75,000  face  amount  note  payable,  noninterest  bearing,  due  September  15, 1998 (less unamortized  discount  based on imputed  interest  rate of 12% per annum - $1,349).  Monthly payments of $4,166 from October 1996 through  September  1997,  and $2,084 from October 1997
through September 1998 .....................................................................        47,819

$69,000  face  amount  note  payable,  noninterest  bearing,  due  October  15,  1997  (less unamortized  discount based on imputed interest rate of 12% per annum - $0). Initial payment of $19,500 on October 15, 1996,  then monthly  payments of $4,500 from December 1996 through
October 1997. ...............................................................................       27,000

Various bridge notes totaling $685,000,  bearing interest at 12.5%. In the event of default,
14.5%  interest  rate will be applied from the date of default on the unpaid  principal  and
interest  balances.  Principal  and  interest  payments  due in full on  September  15, 1997.      685,000

Bridge notes issued in October and November 1997,  bearing interest at 14% per annum, due in
February 1998,  $700,000 of which are secured by the schools and the Pompano  building,  and
$150,000 of which are secured by Global common stock .......................................       850,000
                                                                                              ------------
Other .....................................................................................          9,635
                                                                                              ------------
                                                                                                 4,492,362
Less: Current portion ....................................................................      (2,237,771)
                                                                                              ------------
                                                                                              $  2,254,591
                                                                                              ============

The two noninterest bearing notes and the various bridge notes above were not paid on the maturity date and accordingly all unpaid balances are included in current portion of long-term debt.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

Long-term debt maturities for the next five years are as follows:


  1998 ...........    $2,237,771
  1999 ...........        66,411
  2000 ...........        33,647
  2001 ...........        36,527
  2002 ...........        39,653

6. STOCKHOLDERS' EQUITY


A. COMMON STOCK

The Company was authorized to issue 40,000,000 shares of common stock, $.001 par value per share.


B. PREFERRED STOCK

The Company is authorized to issue a maximum of 1,500,000 shares of $.001 par preferred stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Company's board of directors may, from time to time, determine.

In June 1997, the Company sold 2,200 shares of its convertible Series A preferred stock for $1,000 a share realizing net proceeds of $1,900,702. The preferred stock pays dividends at the rate of 8% per annum payable in cash or shares of the Company's common stock valued at 75% of the closing bid price. The preferred stock has a liquidation preference of $1,000 per share. The preferred stock is convertible commencing 60 days after issuance, provided that a registration statement covering the resale of the shares of common stock is effective, at the rate of 75% of the average closing bid price of the common stock over the five days preceding the notice of redemption. The Company has the right to redeem the preferred stock for 240 days after the date of issuance at the rate of 125% of the stated value. If a registration statement is not deemed effective within 60 days of the date of issuance, then the Company is obligated to pay a penalty at the rate of 2.5% per month.


C. CONVERTIBLE DEBENTURES

In April 1997, the Company issued $1,300,000 of 6% convertible debentures (the "Debentures"). Principal on the Debentures is due in March 2000. The principal and accrued interest on the Debentures are convertible into shares of common stock of the Company. The Debentures are convertible into shares of common stock at a conversion price equal to the lesser of $1.4375 or 75% of the average closing bid price of the Common Stock for the five trading days immediately preceding the notice of conversion. In June 1997, the Company repaid $300,000 of the Debentures. As of December 1997, $820,233 of such debentures were converted into shares of common stock.

In conjunction with the issuance of the Debentures, the Company issued warrants to purchase an aggregate of 5,000 shares of Common Stock. The warrants are exercisable until April 3, 2002.

Warrants to purchase 2,500 shares of Common Stock are exercisable at $2.4375 per share, and the balance are exercisable at $3.25 per share.


D. ISSUANCE OF OPTIONS

During the quarter ended September 30, 1997, the Company's president and secretary were issued an aggregate of 20,000, 10 year options, exercisable at $.001 per share. The Company has recorded a non-cash expense of $400,000 representing the difference between the exercise price and the fair value of the common stock.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

E. 1 FOR 40 REVERSE STOCK SPLIT

On April 6, 1998, the Company effected a 1 for 40 reverse split of its Common Stock, amending its certificate of incorporation to provide for the authority to issue 5,000,000 shares of $.001 par value Common Stock. All per share data in these financial statements is retroactively restated to reflect this reverse split.


7. DISCONTINUED OPERATIONS

A. During the third quarter of 1997, the Company reached a decision to discontinue the medical clinic line of business. Net assets of the medical clinics were approximately $1,509,405 consisting primarily of furniture and equipment, accounts receivable and goodwill. Liabilities were approximately $213,987. The Company has accrued an estimated loss on disposal of approximately $716,193 representing primarily accrued employment contract and lease terminations. Accordingly, the results of the clinic operations are shown separately as "discontinued operations." The Company's 1996 financial information has been reclassified to conform with the 1997 presentation. Revenues of the discontinued medical clinic line of business were $1,754,066 for 1997 and $2,374,469 for 1996.

B. During the quarter ended June 30, 1998, the Company discontinued its schools line of business. The accompanying financial statements have been restated to present this line of business as discontinued operations. Revenues of the discontinued schools line of business were $5,858,790 and $4,844,372 for the fiscal years ended December 31, 1997 and 1996 respectively.


8. INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1997, the Company had net deferred tax assets of approximately $4,119,000. The Company has established a valuation allowance for the full amount of such deferred tax assets. The following table gives the Company's deferred tax assets and (liabilities) at December 31, 1997:


Net operating loss deduction .........    $  3,760,000
Deferred revenue .....................         436,000
Section 481 adjustment ...............        (124,000)
Other ................................           5,000
Valuation allowance ..................      (4,077,000)
                                          ------------
                                          $          -
                                          ============

The provision for income taxes (benefits) differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes as follows:



                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                                  1997              1996
                                                            ----------------   --------------
Income tax (benefit) computed at statutory rate .........     $ (2,704,000)      $ (670,000)
Effect of temporary differences .........................          152,000          146,000
Effect of permanent differences .........................           13,000           19,000
Tax benefit not recognized ..............................        2,539,000          505,000
                                                              ------------       ----------
Provision for income taxes (benefit) ....................     $          -       $        -
                                                              ------------       ----------

The net operating loss carryforward at December 31, 1997 was approximately $9,401,000 and expires in the years 2011 to 2012.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES

A. The Company leases its school facilities under non-cancelable operating leases. The lease terms are five years and expire from October 1998 through December 2002. The Company leases its Portland Maine office under a lease expiring in 1999. Rent expense for the years ended December 31, 1997 and 1996 was $1,306,597 and $647,907, respectively. Minimum rental commitments over the next five years are as follows:


  1998 ...........    $538,899
  1999 ...........     364,378
  2000 ...........     378,272
  2001 ...........     293,317
  2002 ...........     302,112

B. During the quarter ended March 31, 1997, the Company renegotiated with a former stockholder of Sam Lily, Inc. with whom it was obligated under an employment agreement to cancel the employment agreement and replaced it with a consulting agreement. The consulting agreement requires the individual to provide services to the Company for one day per week through December 1998 at the rated of $5,862 per week. The Company has determined that the future services, if any, that it will require will be of little or no value and is accounting for this obligation as a cost of severing the employment contract. Accordingly, the present value (applying a discount rate of 10%) of all future payments is accrued in full at September 1997. The expense associated with this accrual is recorded as part of the loss from discontinued operations.


C. LITIGATION

On August 4, 1997 Samantha Haimes brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, against the Company and Health Wellness Nationwide Corp., the Company's wholly-owned subsidiary. The Company has asserted counterclaims against Samantha Haimes and Leonard Haimes. The complaint arises out of the defendant's alleged breach of contract in connection with the Company's medical clinic located in Pompano Beach, Florida. The Company is vigorously defending the action. The plaintiff is seeking damages in the amount of approximately $535,000. No accrual for the litigation has been made in the financial statements as it is the Company's belief that it will prevail in the litigation.

On September 10, 1997 Rejuvenation Unlimited, Inc. and Sam Lilly, Inc. brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, arising out of the Company's alleged breach of contract in connection with the acquisition of the Company's medical clinic in Pompano Beach, Florida from the plaintiff. The plaintiff is seeking damages in excess of $15,000. The Company is vigorously defending the action and believes that the loss, if any, will be immaterial.


10. PURCHASE OF BUILDING AND REFINANCE

The Company purchased a building located in Pompano Beach, Florida (the "Pompano Property") to which it relocated its Lauderhill, Florida school and corporate offices. The purchase price for the property was $2,350,000, of which $1,875,000 was financed through a first and second mortgage. The Pompano Property was encumbered by mortgages securing repayment of loans made to acquire an adjacent parcel which is owned by Justin Real Estate Corp. ("Justin Corp."). All of the common stock of Justin Corp. is owned by principal shareholders of the Company.

In October 1997, the Company refinanced the mortgage and entered into a new mortgage with another financial institution in the amount of $2,250,000. Monthly payments, including principal and interest are $17,725 through October 2007, with the balance of any unpaid principal due in November 2007. The interest rate is 8.24% per annum.

Simultaneously with this transaction, the Company paid off the underlying mortgage on the adjacent parcel owned by Justin Corp. in the amount of $435,000. The Company has recorded this amount as an increase in the basis of the land.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

11. REVENUES

The schools obtain a large proportion of their revenues from Federal and State student financial aid programs. For the year ended December 31, 1997, the schools derived approximately 66% of tuition collections from students with financial aid and approximately 34% from students without financial aid. The schools' ability to obtain such funding is dependent on a number of factors, including meeting various educational accreditation and licensing standards and also certain financial standards such as maintaining at least a 15% ratio of non-financial aid students. The Company believes it has complied with all other factors necessary to obtain funding.

The duties of disbursing Federal aid funds is handled by an independent service company through separate federal trust accounts. All requests and payments for Federal funds are done by the outside service company. Federal aid funds are wired into a separate U.S. Federal Pell Trust Account and the money can only be transferred to the Company's operating accounts with check registers issued by the outside service company. The Company believes that it is in compliance with Federal requirements with respect to the administration of Federal aid programs.


12. COMMON STOCK SUBJECT TO PUT

In connection with the January 1996 acquisition of the net assets of Sam Lilly, Inc. the 9,500 shares issued in connection with the acquisition are subject to the seller's ability to require the Company to repurchase such shares for a three year period for $380,000, in the event that the aggregate market value of the shares falls below $380,000. Such shares are excluded from permanent equity on the accompanying balance sheet. As of March 1998, this matter is subject to litigation.


13. STOCK OPTION PLAN

Under the Company's 1994 Stock Option Plan, up to 16,667 shares of common stock are reserved for issuance. The exercise price of the options will be determined by the Stock Option Committee selected by the board of directors, but the exercise price will not be less than 85% of the fair market value on the date of grant. Towards the end of 1995, 50 options were issued to each of two directors at an exercise price equal to the market price at the time. During 1996 the Company issued 250 options to a director at a price equal to the fair market value on the date of grant. In August 1997, the Company adopted a stock option plan covering officers, directors, employees and consultants. In August the Company issued 43,750 ten year options under the 1997 Plan, exercisable at fair market value (which was $22.40 per share) to certain of its officers who were former principals of Global. Options to purchase 21,875 shares will be exercisable in August 1998, and the remaining 21,875 will be exercisable in August 1999.

In fiscal 1997, the Company adopted the disclosure provisions SFAS No. 123, "Accounting for Stock-Based Compensation". For disclosure purposes, the fair value of options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted during the years ended December 31, 1997 and December 31, 1996: annual dividends of $0; expected volatility of 50%; risk free interest rate of 7% and expected life of 10 years. The weighted average fair value of stock options granted during the years ended December 31, 1997 and December 31, 1996 was $21.60 and $142.00, respectively. If the Company had recognized compensation cost of stock options in accordance with SFAS No. 123, the Company's proforma net income (loss) and net income (loss) per share would have been $(8,608,120) and $(19.82) per share for the fiscal year ended December 31, 1997 and $(983,538) and $(3.40) per share for the fiscal year ended December 31, 1997. Pro forma income (loss) from continuing operations would have been $(6,083,679) and $(14.01) per share in 1997 and $(850,346) and $(3.03) per share in 1996.

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

14. ACQUISITIONS

On July 23, 1997, the Company closed on the acquisition of the capital stock of Global Health Alternatives, Inc. ("Global"). The purchase price for the acquisition of Global was settled with the issuance of 145,000 shares of the Company's common stock. The Company has agreed to issue to former Global shareholders additional shares of common stock as follows: i) up to 20,000 shares if Global's pre-tax operating earnings equal or exceed $1,200,000 for the period from July 1, 1997 through June 30, 1998, and ii) shares equal in market value to the lesser of $45 million or eight times Global pre-tax operating earnings for the period from July 1, 1999 through June 30, 2000 minus the fair market value on the date of issuance of the 145,000 share initial consideration or the 20,000 contingent shares, if they are earned. The following table summarizes the acquisition.


  Purchase price ..........................    $  2,900,000

  Liabilities assumed .....................       4,530,741

  Fair value of assets acquired ...........      (6,511,954)
                                               ------------
  Goodwill ................................    $    918,787
                                               ============

The assets acquired included two patents, one (the "Troy Patent") is valued at $4,819,000, and is being amortized over its remaining life of 11 years, the other (the "Xu Patent") is valued at $404,000 and is being amortized over its remaining life of 17 years. Additionally, the Company acquired a customer list valued at $57,000, which is being amortized over 5 years.

The following schedule combines the unaudited pro-forma results of operations the Company and Global, as if the acquisition occurred on January 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition not occurred or the results that would have been obtained had the acquisitions actually occurred on January 1, 1996.



                                                            YEAR ENDED DECEMBER 31,
                                                      ------------------------------------
                                                             1997               1996
                                                      -----------------   ----------------
Revenues ..........................................     $   7,856,071       $  5,129,857
                                                        =============       ============
Loss from continuing operations ...................     $  (7,709,728)      $ (2,933,434)
                                                        =============       ============
Net loss ..........................................     $ (10,234,169)      $ (3,036,626)
                                                        =============       ============
Loss per share from continuing operations .........     $      (15.21)      $      (6.90)
                                                        =============       ============
Net loss per share ................................     $      (20.20)      $      (7.14)
                                                        =============       ============
Shares used in computation ........................           506,765            425,350
                                                        =============       ============

                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1997 (CONTINUED)

15. SEGMENT INFORMATION

Summary information for the Company's two significant industry segments is as follows:



                                                       YEAR ENDED DECEMBER 31, 1997
                                          -------------------------------------------------------
                                                                NATURAL AND
                                                                  HEALTH
                                               SCHOOLS           PRODUCTS             TOTAL
                                          ----------------   ----------------   -----------------
Revenues ..............................     $  5,858,790       $  1,133,726       $   6,992,516
                                            ============       ============       =============
Operating income (loss) ...............     $ (2,188,027)      $ (3,012,652)      $  (5,200,679)
                                            ============       ============       =============
Identifiable assets ...................     $  8,712,964       $  5,091,957       $  13,804,921
                                            ============       ============       =============
Other information:
Depreciation and amortization .........     $    177,881       $    196,669
                                            ============       ============
Capital expenditures ..................     $    431,570       $     37,588
                                            ============       ============

16. SUBSEQUENT EVENTS


A. SALE OF PREFERRED STOCK

In April 1998, the Company sold an aggregate of $4,000,000 of 10% convertible preferred stock, realizing proceeds after expenses of approximately $3.5 million, $2.5 million of which were utilized to redeem previously issued preferred stock. The preferred stock provides for a conversion to common at 75% of the market price.


B. RENEGOTIATION OF PATENT AGREEMENT

In April 1998, the Company renegotiated the terms of its acquisition of the Troy Patent, due to the agreement being in breach because of unpaid minimum royalties. Under the new agreement, royalties are payable at the rate of 3% of the first $2,000,000 of related product sales; 2% of the next $2,000,000 in sales and 1% of sales in excess of $4,000,000. In connection with the new agreement, the Company was required to assume $585,000 of debt owed to third parties by the Troy Sellers.


C. PROPOSED SALE OF SCHOOLS

In February 1998, the Company entered into discussions with its Chief Executive Officer, who is also a principal stockholder and director, and his wife, who is the Company's secretary and a principal stockholder and director, for the sale of the schools division. The contemplated sales price is $1,800,000.


D. PROPOSED SALE OF BUILDING

In March 1998, the Company entered in discussions for the sale of the building, in which its Pompano School is located.

                          NATURAL HEALTH TRENDS CORP.
                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                  (UNAUDITED)


                                                                    ASSETS
CURRENT ASSETS:
 Cash ..................................................................................    $   1,021,626
 Accounts Receivable ...................................................................           19,031
 Inventories ...........................................................................          436,915
 Prepaid Expenses ......................................................................          514,413
                                                                                            -------------
  TOTAL CURRENT ASSETS .................................................................        1,991,985
                                                                                            =============
Property, Plant and Equipment ..........................................................           46,265
Patents and Customer Lists .............................................................        4,733,363
Goodwill ...............................................................................          844,780
Deposits and Other Assets ..............................................................          249,951
                                                                                            -------------
                                                                                            $   7,866,344
                                                                                            =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts Payable ......................................................................    $     989,589
 Accrued Expenses ......................................................................          789,833
 Accrued Expenses for Discontinued Operations ..........................................          314,593
 Current Portion of Long-Term Debt .....................................................          587,184
 Accrued Consulting Contract ...........................................................          360,131
 Other Current Liabilities .............................................................          104,939
                                                                                            -------------
  TOTAL CURRENT LIABILITIES ............................................................        3,146,269
                                                                                            =============
Common Stock Subject to Put ............................................................          380,000

STOCKHOLDERS' EQUITY:
Preferred Stock, $.001 par value; 1,500,000 shares authorized; 4,330 shares issued and          3,789,525
 outstanding at September 30, 1998 .....................................................
Common Stock, $.001 par value; 50,000,000 shares authorized; 4,041,598 shares issued and            4,042
 outstanding at September 30, 1998 .....................................................
Additional Paid-in Capital .............................................................       14,530,911
Retained Earnings (Accumulated Deficit) ................................................      (13,604,403)
Common Stock Subject to Put ............................................................         (380,000)
                                                                                            -------------
  TOTAL STOCKHOLDERS' EQUITY ...........................................................        4,340,075
                                                                                            -------------
                                                                                            $   7,866,344
                                                                                            =============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          NATURAL HEALTH TRENDS CORP.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)



                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                      ---------------------------------
                                                            1998              1997
                                                      ---------------   ---------------
Revenues ..........................................    $  1,001,481      $    535,202
Cost of sales .....................................         283,206           125,073
                                                       ------------      ------------
Gross profit ......................................         718,275           410,129
Selling general & administrative expenses .........       2,470,312         2,092,885
                                                       ------------      ------------
Operating income (loss) ...........................      (1,752,037)       (1,682,756)
Other income (expenses):
 Interest (net) ...................................        (336,314)         (715,542)
                                                       ------------      ------------
Loss from continued operations                           (2,088,351)       (2,398,298)
 before income taxes ..............................
Provision for income taxes ........................               0                 0
Loss from continued operations ....................      (2,088,351)       (2,398,298)
                                                       ------------      ------------
Discontinued operations:
 Loss from eiscontinued operations ................         (33,289)       (2,655,412)
 Gain (loss) on disposal ..........................         595,379          (613,406)
                                                       ------------      ------------
Gain (loss) from discontinued operations ..........         562,090        (3,268,818)
                                                       ------------      ------------
Loss before extraordinary gain ....................      (1,526,261)       (5,667,116)
Extraordinary gain-forgiveness of debt ............         869,516                 0
                                                       ------------      ------------
Net income (losss) ................................    $   (656,745)     $ (5,667,116)
                                                       ------------      ------------
INCOME (LOSS) PER COMMON SHARE:
 Continued operations .............................    $      (2.30)     $      (6.57)
 Discontinued operations ..........................            0.31            ( 8.95)
 Extraordinary gain ...............................            0.49              0.00
                                                       ------------      ------------
 Net income (loss) ................................    $      (1.50)     $     (15.52)
                                                       ------------      ------------
Weighted average common shares used ...............       1,786,500           365,116
                                                       ============      ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          NATURAL HEALTH TRENDS CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                        -------------------------------
                                                                             1998            1997
                                                                        -------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss .............................................................. $ (656,745)      $ (5,667,116)
 Adjustments to reconcile Net Loss to Net Cash
 Provided by (Used in) Operating Activities:
  Depreciation and amortization .......................................    513,401            334,660
  Non-cash imputed compensation expense ...............................          0            425,000
  Loss on disposal of fixed assets, net ...............................          0             87,191
  Interest settled by issuance of stock ...............................    112,971             90,650
  Write-off of Goodwill ...............................................    322,219          1,325,605
  Amortization of note payable discount ...............................          0            433,333
  Proceeds from sale of Discontinued Operations ....................... (1,783,333)                 0
CHANGES IN ASSETS AND LIABILITIES:
   (Increase) Decrease in Accounts Receivable .........................  1,960,917           (732,460)
   (Increase) Decrease in Inventories .................................    590,084           (175,712)
   (Increase) in Prepaid Expenses .....................................   (329,837)          (213,155)
   Decrease in Property and Equipment .................................  1,197,603                  0
   (Increase) Decrease in Deposits & Other Assets .....................    202,621           (213,083)
   Increase (Decrease) in Accounts Payable ............................ (2,036,847)           861,312
   Increase (Decrease) in Accrued Expenses ............................   (410,054)           559,379
   Increase (Decrease) in Deferred Revenue ............................ (1,089,647)           596,660
   Increase (Decrease) in Other Current Liabilities ...................   (220,176)            31,081
   Increase (Decrease) in Accrued Expenses for Discontinued Operations     (41,469)           613,105
   Increase in Accrued Consulting Contract ............................          0            360,131
                                                                        ----------       ------------
   TOTAL ADJUSTMENTS .................................................. (1,011,547)         4,383,697
                                                                        ----------       ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ................... (1,668,292)        (1,283,419)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures .................................................    (51,997)          (184,026)
 Net cash provided by acquisitions ....................................          0             20,240
 Proceeds from disposition of Discontinued Operations .................  4,132,106                  0
 Pre-acquisition loan to Global Health Alternatives, Inc. .............          0         (1,964,000)
                                                                        ----------       ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ...................  4,080,109         (2,127,786)
                                                                        ----------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in due from officer .........................................          0             (4,904)
 Decrease in Restricted Cash ..........................................    250,000              8,932
 Proceeds from preferred stock ........................................  5,283,000          2,200,000
 Proceeds from sale of debentures .....................................          0          1,626,826
 Payments of debentures ...............................................          0           (355,650)
 Loan origination costs-preferred stock ...............................          0           (299,299)
 Proceeds from note payable and long-term debt ........................    196,517            119,873
 Payments of notes payable and long-term debt ......................... (3,506,695)          (286,458)
 Redemption of common stock ...........................................    (96,197)                 0
 Redemptions of preferred stock ....................................... (3,621,600)                 0
                                                                        ----------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ............................. (1,494,975)         3,009,320
                                                                        ----------       ------------
NET INCREASE (DECREASE) IN CASH .......................................    916,842           (401,885)
CASH, BEGINNING OF PERIOD .............................................    104,784            517,323
                                                                        ----------       ------------
CASH, END OF PERIOD ................................................... $1,021,626       $    115,438
                                                                        ==========       ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          NATURAL HEALTH TRENDS CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

BASIS OF PRESENTATION

The accompanying financial statements are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results attainable for a full fiscal year.


EARNINGS (LOSS) PER SHARE

Basic per share information is computed based on the weighted average number of shares outstanding during the period. The earnings per share reflects a charge of $2,028,196 which represent imputed preferred stock dividends. Prior year per share information has been restated to reflect the one for 40 reverse split which was effected in April 1998.


GAIN ON FORGIVENESS OF DEBT

During the three months ended September 30, 1998, the Company's subsidiary Global Health Alternatives, Inc. (GHA) failed to make payments to three large creditors pursuant to settlement agreements entered into earlier in the year. Accordingly, the Company reduced its realized gain on the work-out of various debt and payables of GHA by approximately $639,000 to about $870,000 year-to-date.


PREFERRED STOCK

In February 1998, the Company sold 300 shares of its convertible Series B preferred stock for $1,000 a share realizing proceeds of $261,500. As of September 30, 1998, all 300 shares of the Series B preferred stock had been converted into a total of 541,330 shares of common stock.

In April 1998, the Company sold 4,000 shares of its convertible Series C preferred stock for $1,000 a share realizing proceeds of $3,507,000. The preferred stock pays dividends at the rate of 10% per annum payable in cash or shares of the Company's common stock valued at 75% of the closing bid price. The preferred stock has a liquidation preference of $1,000 per share. The preferred stock is convertible commencing 41 days after issuance at the rate of 75% of the average closing bid price of the common stock over the five days preceding the notice of conversion. From the proceeds raised, the Company paid $2,500,000 to retire $1,568,407 face value of Series A preferred stock outstanding. As of September 30, 1998, 1,320 shares of the Series C preferred stock had been converted into a total of 1,418,912 shares of common stock.

In July 1998, the Company sold 75 shares of its convertible Series D preferred stock for $1,000 a share realizing proceeds of $75,000. The preferred stock was redeemed at 120 percent of the stated value, plus 8% per annum dividend, in August 1998 upon the sale of the Company's vocational schools (see Note 6).

In August 1998, the Company sold 1,650 shares of its convertible Series E preferred stock for $1,000 a share realizing proceeds of $1,439,000. The preferred stock pays dividends at the rate of 10% per annum payable in cash or shares of the Company's common stock valued at 75% of the closing bid price. The preferred stock has a liquidation preference of $1,000 per share. The preferred stock is convertible commencing 60 days after issuance at the rate of 75% of the average closing bid price of the common stock over the five days preceding the notice of conversion.


CONVERSION OF NOTES PAYABLE

In August 1998, $595,000 of short-term notes payable, plus $104,113 of accrued interest thereon, were converted into 1,195,472 shares of the Company's common stock.


DISCONTINUED OPERATIONS

In August 1998, the Company sold its three vocational schools and certain related businesses. Revenues for the vocational school operations were $2,316,028 for the six months ended June 30, 1998 and $ 2,459,429 for the comparable period in 1997.

                          NATURAL HEALTH TRENDS CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                            (UNAUDITED) (CONTINUED)

Following                      is a calculation  of the gain on the  disposition
                               of the Company's vocational school operations:


Proceeds from sale of schools:
 Cash ........................................    $1,778,333
 Market value of redeemed NHTC Stock .........        96,197
                                                  ----------
                                                                  $  1,874,530
Less book value of school assets transferred:
 Cash ........................................    $  (50,710)
 Restricted Cash .............................       256,577
 Accounts Receivable .........................     1,697,777
 Inventories .................................       398,953
 Prepaid Expenses ............................       110,757
 Property Plant & Equipment ..................       161,335
 Deposits & Other Assets .....................       112,491
                                                  ----------
                                                                    (2,687,180)

Add liabilities assumed by purchaser:
 Accounts Payable ............................    $  578,076
 Accrued Expenses ............................       374,852
 Revolving Credit Line .......................       227,953
 Deferred Revenue ............................     1,115,983
 Other Current Liabilities ...................       110,359
 Long-Term Debt ..............................       152,026
                                                  ----------
                                                                     2,559,249
Less Goodwill written off ....................                        (322,220)
                                                                  ------------
Gain from sale of schools ....................                    $  1,424,379
                                                                  ============

In November 1998, the Company sold an office building located in Pompano Beach, Florida that previously accommodated the Company's corporate headquarters and one of its vocational schools. Following is a calculation of the estimated loss on the disposition of the building:


Proceeds from sale of buildings ....................     $ 2,900,000
Less estimated closing costs .......................        (314,000)
Less net book value of assets transferred ..........      (3,261,000)
Less write off of deferred financing costs .........        (154,000)
                                                         -----------
Estimated Loss from sale of building ...............    ($   829,000)
                                                         ===========

The Company has realized the estimated loss on building sale during the current quarter under Discontinued Operations. Also, the assets and liabilities related to the building, including the long-term mortgage debt obligation, have been reclassified as Net Assets Held for Disposal of $248,951 and are included in Other Assets as of September 30, 1998.

                           KAIRE INTERNATIONAL INC.

                                   CONTENTS



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .........   F-33
FINANCIAL STATEMENTS .......................................
CONSOLIDATED BALANCE SHEETS ................................   F-34 - F-35
CONSOLIDATED STATEMENTS OF OPERATIONS
 AND COMPREHENSIVE INCOME ..................................   F-36 - F-37
CONSOLIDATED STATEMENTS OF
 STOCKHOLDERS' EQUITY (DEFICIT) ............................   F-38 - F-39
CONSOLIDATED STATEMENTS OF CASH FLOWS ......................   F-40 - F-41
SUMMARY OF ACCOUNTING POLICIES .............................   F-42 - F-47
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .................   F-48 - F-71

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

     We audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations and comprehensive income, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a working capital deficit of $6,492,288 at December 31, 1997. These conditions raise substantial doubt about its ability to continue as a going concern.

     Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 1, 1998,  except for the first paragraph
  of Note 8 which is dated October 1, 1998
Denver, Colorado.

                           KAIRE INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS




                                                                                        DECEMBER 31,
                                                                               -------------------------------
                                                               SEPTEMBER 30,
                                                                   1998              1997             1996
                                                              --------------   ---------------   -------------
                                                                (UNAUDITED)
ASSETS (Notes 1, 5 and 6)
CURRENT:
 Cash and cash equivalents ................................    $    460,701     $    460,663      $  739,267
 Restricted cash ..........................................         125,000                -               -
 Accounts receivable, less allowance of $0, $168,805
  and $30,000 for possible losses (Notes 5 and 6) .........         249,397          301,135         148,406
 Inventories (Note 5) .....................................       1,067,283        1,612,960       2,194,315
 Refundable income taxes (Notes 7 and 9) ..................               -                -       1,025,000
 Note receivable-related party (Note 2) ...................               -                -          94,670
 Advances-other ...........................................               -                -         226,855
 Prepaid expenses and other ...............................         135,374          267,123         101,225
                                                               ------------     ------------      ----------
Total current assets ......................................       2,037,755        2,641,881       4,529,738
                                                               ------------     ------------      ----------

PROPERTY AND EQUIPMENT (Note 4):
 Computer equipment .......................................         927,168          914,451         895,577
 Computer software ........................................         579,955          579,955         596,178
 Office equipment .........................................         418,292          424,714         421,915
 Furniture and fixtures ...................................         264,308          322,171         153,678
 Leasehold improvements and other .........................         119,284          174,985          90,762
                                                               ------------     ------------      ----------
                                                                  2,309,007        2,416,276       2,158,110
 Accumulated depreciation and amortization ................      (1,635,272)      (1,344,463)       (901,212)
                                                               ------------     ------------      ----------
 Net property and equipment ...............................         673,735        1,071,813       1,256,898
                                                               ------------     ------------      ----------

OTHER ASSETS:
 Investment (Note 3) ......................................               -                -         250,000
 Deposits and other .......................................         213,656          405,638         313,483
 Debt issuance costs, net of accumulated amortization
  of $331,450, $143,886 and $0 (Note 6) ...................          16,780          204,344               -
                                                               ------------     ------------      ----------
 Total other assets .......................................         230,436          609,982         563,483
                                                               ------------     ------------      ----------
                                                               $  2,941,926     $  4,323,676      $6,350,119
                                                               ============     ============      ==========

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           KAIRE INTERNATIONAL, INC.
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)




                                                                                                 DECEMBER 31,
                                                                                        -------------------------------
                                                                        SEPTEMBER 30,
                                                                            1998              1997             1996
                                                                       --------------   ---------------   -------------
                                                                         (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Notes payable (Note 6) ............................................    $  2,035,521     $  1,787,166      $  200,000
 Note payable to bank (Note 5) .....................................         195,000          240,000         250,000
 Notes payable-related parties (Notes 2 and 3) .....................       2,114,747          984,667          75,000
 Current portion of capital lease obligations (Note 4) .............          48,897          116,079         258,392
 Checks written in excess of deposits ..............................       1,049,566        1,322,910       1,376,065
 Accounts payable ..................................................       3,261,030        2,495,829       1,341,637
 Accounts payable, related party ...................................         137,459           26,255               -
 Accrued commissions payable (Note 3) ..............................       1,091,612        1,369,305       1,991,476
 Accrued payroll taxes payable and other (Note 7) ..................         349,677          281,841         137,079
 Sales taxes payable (Note 7) ......................................         528,377          268,299               -
 Other accrued liabilities .........................................         510,987          241,818         282,062
                                                                        ------------     ------------      ----------
Total current liabilities ..........................................      11,322,873        9,134,169       5,911,711

Capital lease obligation, less current maturities (Note 4) .........               -           14,713         114,010
Total liabilities ..................................................      11,322,873        9,148,882       6,025,721
                                                                        ------------     ------------      ----------

Minority interest in concolidated subsidiaries .....................         (49,194)         199,636         199,907

COMMITMENTS AND CONTINGENCIES
(NOTES 4, 6, 10 AND 15)

STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 8):
 Preferred stock: $.01 par value; 5,000,000 shares authorized;
  -0- shares issued and outstanding ................................                                -               -
 Common stock: $.01 par value; 25,000,000 shares
  authorized; 2,231,226, 2,209,176 and 1,470,000 shares
   issued and outstanding ................................... ......          22,312           22,092          14,700
 Additional paid-in capital ........................................       1,365,537        1,365,317          (6,604)
 Cumulative translation adjustment .................................        (534,067)        (418,980)         11,137
 Retained earnings (deficit) .......................................      (9,185,535)      (5,993,271)        105,258
                                                                        ------------     ------------      ----------
 Total stockholders' equity (deficit) ..............................      (8,331,753)      (5,024,842)        124,491
                                                                        ------------     ------------      ----------
                                                                        $  2,941,926     $  4,323,676      $6,350,119
                                                                        ============     ============      ==========

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME




                                                  FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                            -------------------------------  --------------------------------------------------
                                                  1998            1997             1997              1996             1995
                                            --------------- ---------------- ----------------  ----------------  --------------
                                              (UNAUDITED)      (UNAUDITED)
NET SALES (Note 12) .......................  $ 21,018,916     $ 27,887,227     $ 35,681,512      $ 51,498,562     $57,841,350
COST OF SALES
 (Notes 3 and 11) .........................     5,158,842        6,586,767        8,387,963        13,321,062      14,476,630
                                             ------------     ------------     ------------      ------------     -----------
GROSS PROFIT ..............................    15,860,074       21,300,460       27,293,549        38,177,500      43,364,720
                                             ------------     ------------     ------------      ------------     -----------
OPERATING EXPENSES:
 Distributor commissions ..................    10,853,535       15,626,441       19,968,230        27,965,416      30,830,521
 Selling general and administrative
  expenses ................................     7,309,552        9,738,877       13,008,859        12,975,915      10,370,482
                                             ------------     ------------     ------------      ------------     -----------
Total operating expenses ..................    18,163,087       25,365,318       32,977,089        40,941,331      41,201,003
                                             ------------     ------------     ------------      ------------     -----------
Income (loss) from operations .............    (2,303,013)      (4,064,858)      (5,683,540)       (2,763,831)      2,163,717
                                             ------------     ------------     ------------      ------------     -----------
OTHER INCOME (EXPENSES):
 Other income .............................        40,328          193,953          195,899            40,432          14,556
 Interest income ..........................        22,997           29,268           54,573            79,029          75,618
 Interest expense .........................      (707,805)        (332,275)        (726,392)         (126,663)        (85,936)
 Write off of deferred offering costs .....      (365,525)
 Gain (loss) on foreign exchange ..........        37,394           (8,389)         (29,202)          (17,335)           (435)
 Other expense ............................       (57,301)         (43,548)         (56,430)           (2,775)        (33,905)
                                             ------------     ------------     ------------      ------------     -----------
 Total other income (expenses) ............    (1,029,912)        (160,991)        (561,552)          (27,312)        (30,102)
                                             ------------     ------------     ------------      ------------     -----------

 Income (loss) before income taxes
  and minority interest ...................    (3,332,925)      (4,225,849)      (6,245,092)       (2,791,143)      2,133,615
 Benefit from (provision for) income
  taxes (Note 9) ..........................             -                -           12,973         1,103,000        (862,000)
 Minority interest in (income) loss of
  subsidiaries ............................       140,661           44,321          133,590          (114,643)        (85,264)
                                             ------------     ------------     ------------      ------------     -----------

NET INCOME (LOSS) .........................    (3,192,264       (4,181,528)      (6,098,529)       (1,802,786)      1,186,351)
 Other comprehensive income (loss):
 Foreign currency translation
  adjustment ..............................      (115,087)          29,243         (430,117)           11,137               -
                                             ------------     ------------     ------------      ------------     -----------

COMPREHENSIVE INCOME
 (LOSS) ...................................  $ (3,307,351)    $ (4,152,285)    $ (6,528,646)     $ (1,791,649)    $1,186,351]
                                             ============     ============     ============      ============     ===========

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME




                                         FOR THE NINE MONTHS
                                         ENDED SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                     ----------------------------   ---------------------------------------------
                                          1998           1997            1997            1996            1995
                                     -------------   ------------   -------------   -------------   -------------
                                      (UNAUDITED)     (UNAUDITED)
NET INCOME (LOSS) PER SHARE
 (Note 8)
 Basic and diluted ...............    $    (1.44)     $    (2.11)    $    (3.01)     $    (1.23)     $      .81
                                      ----------      ----------     ----------      ----------      ----------
Basic and diluted weighted average
 number of common shares
 outstanding (Note 8) ............     2,215,476       1,980,198      2,023,283       1,470,000       1,470,000
                                      ----------      ----------     ----------      ----------      ----------

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           KAIRE INTERNATIONAL, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                                                                COMMON STOCK             ADDITIONAL      ACCUMULATED
                                                      -------------------------------      PAID-IN      COMPREHENSIVE
                                                       SHARES (NOTE 8)       AMOUNT        CAPITAL      INCOME/(LOSS)
                                                      -----------------   -----------   ------------   --------------
Balance, January 1, 1995 ..........................       1,400,000        $ 14,000      $ (13,000)        $     -
Contribution to capital by subsidiaries ...........               -               -          1,396               -
Issuance of common stock for services .............          70,000             700          5,000               -
Comprehensive income:
 Net income .......................................               -               -              -               -
                                                          ---------        --------      ---------         -------
Balance, December 31, 1995 ........................       1,470,000          14,700         (6,604)              -
Comprehensive income/(loss):
 Net loss .........................................               -               -              -               -
 Foreign currency translation adjustments .........               -               -              -          11,137
                                                          ---------        --------      ---------         -------
Balance, December 31, 1996 ........................       1,470,000        $ 14,700      $  (6,604)        $11,137
                                                          ---------        --------      ---------         -------


                                                          RETAINED                                            TOTAL
                                                          EARNINGS              COMPREHENSIVE             STOCKHOLDERS'
                                                         (DEFICIT)              INCOME/(LOSS)            EQUITY (DEFICIT)
                                                      ---------------   -----------------------------   -----------------
Balance, January 1, 1995 ..........................    $    721,693             $721,693]                 $    722,693
                                                                                ===============
Contribution to capital by subsidiaries ...........               -                    -                         1,396
Issuance of common stock for services .............               -                    -                         5,700
Comprehensive income:
 Net income .......................................       1,186,351             [1,186,351]                  1,186,351
                                                       ------------             ---------------           ------------
Balance, December 31, 1995 ........................       1,908,044             $1,186,351]                  1,916,140
                                                                                ===============
Comprehensive income/(loss):
 Net loss .........................................      (1,802,786)                   [(1,802,786)]        (1,802,786)
 Foreign currency translation adjustments .........               -             [11,137]                        11,137
                                                       ------------             ------------------        ------------
Balance, December 31, 1996 ........................    $    105,258             $(1,791,649)]             $    124,491
                                                                                ==================

                           KAIRE INTERNATIONAL, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)


                                                              COMMON STOCK             ADDITIONAL      ACCUMULATED
                                                     ------------------------------      PAID-IN      COMPREHENSIVE
                                                      SHARES (NOTE 8)      AMOUNT        CAPITAL      INCOME/(LOSS)
                                                     -----------------   ----------   ------------   --------------
Issuance of common stock for services ............         316,676        $ 3,167     $   61,769       $        -
Issuance of common stock for cash net of
 offering costs of $78,543 (Note 8) ..............         250,000          2,500        168,957                -
Issuance of common stock in connection
 with debt net of offering costs of $29,580
 (Note 6) ........................................         172,500          1,725        141,195                -
Conversion of debt to additional paid-in
 capital (Note 8) ................................               -              -      1,000,000                -
Comprehensive income/(loss):
 Net loss ........................................               -              -              -                -
 Foreign currency translation adjustment .........               -              -              -         (430,117)
                                                           -------        -------     ----------       ----------
Balance, December 31, 1997 .......................       2,209,176         22,092      1,365,317         (418,980)
Issuance of Common Stock in Connection
 with exercise of Stock Warrants (unaudited)                22,050            220            220
Comprehensive income/(loss):
 Net loss (unaudited) ............................               -              -              -                -
 Foreign currency translation adjustment
  (unaudited) ....................................               -              -              -         (115,087)
                                                         ---------        -------     ----------       ----------
Balance, September 30, 1998 (unaudited) ..........       2,231,226        $22,312     $1,365,537       $ (534,067)


                                                         RETAINED                                 TOTAL
                                                         EARNINGS      COMPREHENSIVE          STOCKHOLDERS'
                                                        (DEFICIT)      INCOME/(LOSS)         EQUITY (DEFICIT)
                                                     --------------- --------------------  -----------------
Issuance of common stock for services ..............  $          -      $-                    $     64,936
Issuance of common stock for cash net of
 offering costs of $78,543 (Note 8) ................             -       -                         171,457
Issuance of common stock in connection with
debt net of offering costs of $29,580 (Note 6) .....             -       -                         142,920
Conversion of debt to additional paid-in capital
(Note 8) ...........................................             -       -                       1,000,000
Comprehensive income/(loss):
 Net loss ..........................................    (6,098,529)      [(6,098,529)]          (6,098,529)
 Foreign currency translation adjustment ...........             -         [(430,117)]            (430,117)
                                                      ------------    ----------------        ------------
Balance, December 31, 1997 .........................    (5,993,271)      $(6,528,646)]          (5,024,842)
Comprehensive income/(loss):
Issuance of Common Stock in Connection
 with exercise of Stock Warrants (unaudited) .......             -           -                         440
 Net loss (unaudited) ..............................    (3,192,264)      [(3,192,264)]          (3,192,264)
 Foreign currency translation adjustment
  (unaudited) ......................................             -         [(115,087)]            (115,087)
                                                      ------------    ----------------        ------------
Balance, September 30, 1998 (unaudited) ............  $ (9,185,535)      $(3,307,351)]        $ (8,331,753)
                                                                      ================

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVANLENTS




                                           FOR THE NINE MONTHS
                                           ENDED SEPTEMBER 30,                         YEARS ENDED DECEMBER 31,
                                   -----------------------------------   ----------------------------------------------------
                                         1998               1997               1997               1996              1995
                                   ----------------   ----------------   ----------------   ----------------   --------------
                                      (UNAUDITED)        (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss) ..............     $ (3,192,264)      $ (4,181,528)      $ (6,098,529)      $ (1,802,786)     $ 1,186,351
Adjustments to reconcile net
 income (loss) to net cash
 provided by (used in)
 operating activities:
  Depreciation and
   amortization ................          645,928            387,644            876,836            440,873          340,254
  Minority interest ............         (140,661)           (44,321)          (133,590)           114,643           85,264
  Loss on disposal of fixed
   assets ......................                -                  -             17,217                  -           34,240
  Common stock issued for
   services ....................                -             17,500             17,500                  -            5,700
  Deferred income taxes ........                -                  -                  -            (84,000)          26,366
  Provision for doubtful
   accounts ....................          197,843             35,900            259,369             41,210          118,855
  Writedown on inventory .......           66,135                  -                  -                  -                -
Changes in operating assets and
   liabilities:
  Accounts receivable ..........         (152,666)          (261,975)          (435,517)           317,451          (86,178)
  Related party receivable .....                -                  -                  -            238,638         (202,141)
  Inventories ..................          567,116             66,874            293,087            123,341          (90,349)
  Prepaid expenses and other              290,187           (427,260)          (315,748)           (55,909)         102,781
  Refundable income taxes ......                -            774,105          1,025,000           (725,000)        (300,000)
  Accounts payable .............          178,370          1,788,624          1,218,959            157,490          (79,217)
  Accounts payable, related
   party .......................          138,804           (339,243)            26,254                  -                -
  Accrued liabilities and
   other .......................          369,195                  -           (184,223)          (322,349)         (96,959)
  Income taxes payable .........                -                  -                  -            (65,755)          14,761
                                     ------------       ------------       ------------       ------------      -----------
Net cash provided by (used in)
 operating activities ..........       (1,032,013)        (2,183,680)        (3,433,385)        (1,622,153)       1,059,728
Investing activities:
 Restricted cash ...............         (125,000)                 -                  -                  -                -
 Deposits and other ............          200,402           (342,193)          (289,238)                 -                -
 Purchases of intangibles ......                -            (63,417)           (20,106)          (172,488)         (21,223)
 Purchases of property and
  equipment ....................          (45,654)          (364,302)          (274,679)          (243,415)        (193,662)
Advances-other .................                -            145,136            226,855           (224,804)          (2,051)
 Investment ....................                -            250,000            250,000           (250,000)               -
                                     ------------       ------------       ------------       ------------      -----------
Net cash used in investing
 activities ....................           29,748           (374,776)          (107,168)          (890,707)        (216,936)
                                     ------------       ------------       ------------       ------------      -----------

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVANLENTS




                                         FOR THE NINE MONTHS
                                         ENDED SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                    -----------------------------   -------------------------------------------------
                                         1998            1997             1997              1996             1995
                                    -------------   -------------   ---------------   ---------------   -------------
                                     (UNAUDITED)     (UNAUDITED)
Financing activities:
 Checks written in excess of
  deposits ......................      (273,344)       (109,292)          (53,155)        1,376,065               -
 Proceeds from note payable
  to bank .......................             -               -                 -           250,000               -
 Payments on note payable to
  bank ..........................       (45,000)        (10,000)          (10,000)                -               -
 Proceeds from notes payable            150,000       2,468,668         4,217,463           200,000               -
 Payments on notes payable ......             -        (325,000)       (1,017,463)                -               -
 Proceeds from notes
  payable-related party .........     1,443,000         967,046         1,165,531            75,000               -
 Payments on notes payable-
  related party .................      (312,920)       (547,451)         (561,192)         (228,738)              -
 Payments on capital lease
  obligations ...................       (81,895)       (197,547)         (241,610)         (223,902)       (265,734)
 Issuance of common stock .......           441         171,457           171,457                 -           1,396
 Offering costs paid ............             -         (94,405)          (29,580)                -               -
 Payments for debt issue costs                -               -          (300,794)                -               -
                                      ---------       ---------        ----------         ---------        --------
 Net cash provided by (used
  in) financing activities ......       880,282       2,323,476         3,340,657         1,448,425        (264,338)
                                      ---------       ---------        ----------         ---------        --------
 Effect of foreign exchange
  rates changes on cash .........       122,021          29,243           (78,708)           33,570               -
                                      ---------       ---------        ----------         ---------        --------

 Net increase (decrease) in
  cash and cash equivalents .....            38        (205,737)         (278,604)       (1,030,865)        578,454

 Cash and cash equivalents,
  beginning of period ...........       460,663         739,267           739,267         1,770,132       1,191,678
                                      ---------       ---------        ----------        ----------       ---------

 Cash and cash equivalents,
  end of period .................    $  460,701      $  533,530      $    460,663      $    739,267      $1,770,132
                                     ----------      ----------      ------------      ------------      ----------

SEE ACCOMPANYING REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED

ORGANIZATION AND BUSINESS

Kaire International, Inc. ("the Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom.

As of March 18, 1997, the Company was merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

During 1997,  the Company  expanded  its markets into South Korea,  Trinidad and
Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company through November 15, 1997. On November 15, 1997, the Company sold 15% of Kaire Korea, in consideration of $143,375 of interest expense due on a note payable. Operations and sales began during July 1997 (see Note 6). During October 1998, the Company began trying to sell its South Korean subsidiary, and at September 30, 1998, the Company has reflected its assets in its South Korea subsidiary at their net realizable value. The Company recorded a $471,000 writedown of its assets in its South Korean subsidiary. Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary of the Company on July 24, 1997 in the United Kingdom, commencing sales during November 1997. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tobago and began operations during June 1997.


PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company, its majority owned subsidiaries Kaire New Zealand, Kaire Australia and Kaire Korea, and its wholly owned subsidiaries Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.


UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim consolidated financial statements for the nine months ended September 30, 1998 and 1997 are presented on a basis consistent with the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.



CONCENTRATION OF RISK

The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation
(FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


CASH AND CHECKS WRITTEN IN EXCESS OF DEPOSITS

The cash balance on the accompanying balance sheet represents cash from the Company's subsidiaries which are not overdrawn. The checks in excess of deposits represents bank overdrafts on the parent company's financial statements. The cash held in the Company's subsidiary accounts is not available to cover the parent company's bank overdrafts.


INVENTORIES

Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.


PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION

Property and equipment are stated at cost. Depreciation and amortization are computed, using primarily the straight-line method, over the estimated useful lives of the assets which range from three to seven years. Maintenance and repair costs are expensed as incurred.


LONG-LIVED ASSETS

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.


RESTRICTIVE CASH

The Company has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by the Company's credit card customers.


DEFERRED OFFERING COSTS

Deferred offering costs include professional fees directly related to the Company's proposed public offering. If the offering is successful, costs incurred will be offset against the proceeds of the offering. Since the offering was unsuccessful, such costs have been expensed.


DEBT ISSUE COSTS

Debt issue costs are being amortized using the straight-line method over the term of the notes payable.


REVENUE RECOGNITION

The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

Under the Kaire Direct program the Company provides a 100% refund (less shipping and handling), to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. The Company provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under the "Kaire Direct" program. An Associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. Statement of Financial Accounting Standards No. 48 "Revenue Recognition When Right of Return Exists" requires the Company to accrue losses that may be expected from sales returns.

For the nine months ended September 30, 1998 and 1997, the Company recorded sales returns of $324,470 and $691,650, and for the years ended December 31, 1997, 1996 and 1995, the Company recorded sales returns of

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


$869,305, $861,213 and $87,156. The Company monitors its historical sales returns and will accrue a liability for sales returns when and if sales returns become significant.


INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.


FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:


 ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

 Fair values of accounts receivables, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.


 NOTE RECEIVABLE AND NOTES PAYABLE TO RELATED PARTIES

 Due to its related party nature and terms of the receivable and payables to related parties, the Company cannot estimate the fair market value of such financial instrument.


 NOTES PAYABLE

 Substantially all of these notes bear interest at fixed rates of interest based upon the terms of the Agreements. The fair value of these notes are not materially different than their reported carrying amounts at September 30, 1998 and December 31, 1997 and 1996.


CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.


INVESTMENT IN COMMON STOCK

The Company acquired 1,400,000 shares of common stock of Aloe Commodities International, Inc. ("Aloe") representing a 14% interest in Aloe for $250,000 in 1996. During 1997, the Company sold its investment in Aloe for $250,000 and used the proceeds as partial payment on certain notes payable (see Note 3).


FOREIGN CURRENCY TRANSLATIONS

Assets and liabilities of subsidiaries, are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity.Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities,

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.


RECLASSIFICATIONS

Certain items included in the 1996 and 1995 financial statements have been reclassified to conform to the current year presentation. Such reclassifications have no impact on the Company's financial position or results of operations.


NET INCOME (LOSS) PER COMMON SHARE

During 1998, the Company implemented Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. All prior period earnings per share data has been restated to reflect the requirements of SFAS No. 128. The adoption of SFAS No. 128 did not effect the EPS calculations at September 30, 1998 and 1997, and December 31, 1997, 1996 and 1995. See Note 8 for computation of earnings per share.


STOCK OPTIONS

The Company applies Accounting Pronouncements Bulletin Opinion 25, "Accounting for Stock Issued to Employee", ("APB 25") and related interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black Scholes option-pricing model.


COMPREHENSIVE INCOME

During 1998, the Company adopted Statement of Financial Accounting Standards No.130, "Reporting Comprehensive Income" ("SFAS No. 130"). The implementation of SFAS No. 130 required comparative information for earlier years to be presented. The Company has elected to report comprehensive income on the consolidated statements of operations and the consolidated statements of stockholders' equity (deficit). Comprehensive income is comprised of net income (loss) and all changes to the consolidated statements of stockholders' equity (deficit), except those due to investments by stockholders, changes in paid in capital and distributions to stockholders.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 supersedes Statement of Financial Accounting Standard No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by the implementation of this standard.

In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132") which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

The FASB recently issued Statement of Financial Accounting Standards No. 134 "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134"). SFAS No. 134 establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise.

This statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company has not yet determined the effect of SFAS No. 134 on its financial statements. Management believes the adoption of this statement will have no material impact of the Company's financial statements.


1. GOING CONCERN

The Company incurred significant losses during the years ended December 31, 1997 and 1996 and, at December 31, 1997, has a negative working capital of $6,492,288. Additionally, the Company has not made its payroll tax and sales tax deposits on a timely basis. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has continued to pay its associates on a timely basis and has negotiated out of any default situations with its creditors and debtholders. There are a number of factors which contributed to the losses for 1997 and 1996 including several marketing promotions which did not generate the anticipated results, a decline in sales from the normal business cycle of a mature business in the network marketing industry, the creation of a number of marketing

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


videos, changes in the bonus plan effecting the total payout, the start up of operations in Korea, Europe and Trinidad and Tobago, and the implementation of an aggressive recruitment plan. In response to those challenges, the Company has taken significant steps including the discontinuance of the unsuccessful marketing promotions, the elimination of videos from the marketing plan, a full restructuring of the marketing department with significant emphasis on budgeting and performance, changes to the compensation structure for the associates to predominantly return to the former compensation structure, a curtailment of any future expansion plans into foreign countries until adequate capital is available, an overall reduction in the Company's operating expenses and the implementation of significant controls over expenses to maintain a very conservative operational approach.

In addition, the Company is continuing to search for, and introduce, new products that management believes will provide improved profit margins and anticipated high profile and user appeal. Management believes that many of the products introduced over the past two years are excellent products but were either not fully promoted or lacked the spotlight appeal demanded by many of the consumers in the network marketing industry. Management's long term goal is to improve on identifying products which have greater market appeal and then properly introduce and promote them. The Company has also introduced new marketing tools to promote sales to end users without the need for the associate who introduced the product to them to stay with the Company. The Company is also exploring several avenues of improving its gross profit margin.


During 1997, the Company actively pursued a rapid international growth strategy. The Company obtained a "door to door" selling license in Korea through a newly formed subsidiary, Kaire Korea, leased office space in Seoul, received approval for a portion of their product line and started selling products in Korea in the second half of the year. The Company has sustained losses in trying to penetrate the South Korean market. The Company is actively trying to sell its South Korean subsidiary, and at September 30, 1998, the Company has reflected its assets in its South Korean subsidiary at their net realizable value. The Company recorded a $471,000 writedown of its assets in its South Korean subsidiary. This amount is reflected in selling, general and administrative expenses for the nine months ended September 30, 1998. In May 1997, the Company formed Kaire Trinidad, leased office space in Port of Spain and began sales operations in Trinidad and Tobago. During the second half of 1997, the Company formed Kaire Europe in the United Kingdom, leased office space north of London and began operations.

These locations were strategically chosen. The Asian market, including Japan, is the largest in network marketing. Korea was targeted for the entry into that market as it could be done at a lower cost than Japan. The Company had contacts with a potentially large associate base of Koreans and Korean-Americans, and it was believed that the Company would be better accepted by the Koreans for using it as the starting point into the Asian market as opposed to the more traditional bases of Hong Kong, Singapore, Taiwan and Japan. The Company has decided to exit the Korean market due to the recent Asian financial crisis allowing more time and capital to be allocated to other existing markets. Trinidad was selected for the low cost of operations as the Trinidad economy has a larger "middle class" than most of the Caribbean islands, and as an entry into both the Caribbean and South American markets with which it maintains strong trading ties. The United Kingdom was selected for the entry point into the strong European direct sales market. The United Kingdom presented an English speaking country, a member of the European Union and regulatory and tax situations similar to several of the countries the Company was already doing business in.

As with many new entities, the costs of operations in the first months of operations are high while the sales force and corresponding sales are building. Therefore, all these entities showed a loss during 1997. Management anticipates that as these companies become more established and mature, they will be able to both cut down on their operating expense as a percentage of sales and increase sales to contribute to the profitability of the Company in future years.

In summary, Management believes that the Company is addressing the going concern issue in virtually every aspect of its operations. It has cut its domestic operating expenses. As a part of this reduction, marketing expenses have been reduced sharply with no perceived impact on the effectiveness of the Company's marketing strategy. The Company is continuing to pursue outside financing options including consolidating its various debt instruments with

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


one lending institution. Management believes that its plan will enable the Company to remain viable for at least 12 months from the date of the consolidated financial statements. There are no assurances that any of these financing events will occur, or that the Company's plan to achieve profitability and a positive cash flow will be successful. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


2. NOTE RECEIVABLE-RELATED PARTY

On October 18, 1994, the Company accepted a 10% promissory note receivable from a related party in the amount of $115,549. The note was uncollateralized and due on demand. During 1997, the Company offset the promissory note and accrued interest against certain loans made to the Company by the related party (See
Note 3).


3. RELATED PARTY TRANSACTIONS

During 1997 and 1996, three officers of the Company advanced funds to the Company for working capital requirements. The Company recorded these advances as current liabilities. On November 28, 1997, the Company issued 10% promissory notes payable to the officers. The notes are uncollateralized and due on demand. As of September 30, 1998 and December 31, 1997 and 1996, the Company owed $258,337, $262,037 and $75,000 to the officers.

During January 1997, the Company borrowed $205,000 from two individual directors. The Company and the two individual directors agreed to offset the $115,549 note receivable balance as stated in Note 2 with the advance of $205,000. The Company then entered into a demand note payable for the balance with the two directors for $89,451 paying 10% interest per annum. In July 1997, the Company borrowed an additional $458,000 from the same two directors for notes payable at 10%, due and payable upon demand. The Company pledged as collateral on the July 1997 notes payable its investment in the shares of Aloe Commodities International, Inc. The Company sold its investment in the shares of Aloe Commodities International, Inc. to an unrelated third party, valued at $250,000, which was the Company's cost of those shares. No public market existed for those shares. The proceeds were used to pay down the note. The Company repaid an additional $71,500 to the directors and issued 10% promissory notes for the remaining balances. The remaining principal balance plus accrued but unpaid interest was refinanced under separate note agreements. The notes are uncollateralized and due upon demand. As of September 30, 1998 and December 31, 1997, the Company owed $242,410 and $247,630, respectively, under these notes to the directors. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997.


In December 1997, the directors and officers entered into an agreement with the Company to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.

Kaire Korea, pursuant to a demand promissory note guaranteed by the Company and personally guaranteed by certain officers of the Company, borrowed $500,000 from a corporation during May 1997 pursuant to the terms of a note payable at an annual interest rate of 9.5%. The note was due in principal installments of:
$25,000 due August 31, 1997,  $125,000  due  September  30,  1997,  $175,000 due
October 31, 1997 and $175,000 due November 30, 1997. An option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea's capital stock expiring May 2000 was granted to the lender. During 1997, Kaire Korea defaulted under the note agreement. On November 15, 1997, the Corporation exercised its option to acquire 15% of Kaire Korea from the Company in consideration of $143,375 in interest expense due by Kaire Korea under the note agreement. The Company renegotiated the terms of the original note agreement on January 1, 1998. The January 1, 1998 Agreement modifies the repayment provisions of principal and interest, stipulating that the Company make monthly interest only

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


payments until the note is paid in full. The note was due on September 15, 1998. The Company is currently in default on its note payable. The Company has classified this liability as a current liability. The Company also pledged its stock in Kaire Korea as collateral on this note. As of September 30, 1998 and December 31, 1997, Kaire Korea owes $475,000 to its minority stockholder.

During November 1997, Interactive Medical Technologies, Ltd. ("IMT") loaned the Company $700,000. Pursuant to an Agreement and Plan of Reorganization, IMT agreed to convert its $700,000 of debt to equity in the Company (see Note 8).

On January 5, 1998, the Company borrowed $103,000 from two directors of the Company for notes payable. The notes payable bear interest at 10%, are uncollateralized and due on demand. On April 29, 1998, the Company borrowed $100,000 from a director of the Company for a note payable. The note payable bears interest at 10%. The note is collaterized by all the assets of the Company and is due on demand. As of September 30, 1998, the Company owed $139,000, under these notes to the directors.

During March and April 1998, Global Marketing, LLC, a stockholder of the Company, advanced a total of $1,000,000 to the Company for working capital requirements. On April 16, 1998, the Company entered into a $1,000,000 note payable with the stockholder. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.

As of September 30, 1998 and December 31, 1997, the Company owes $137,459 and $26,255 in accounts payable to officers and directors.


4. CAPITAL LEASE OBLIGATIONS

The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of September 30, 1998 and December 31, 1997 are as follows:



                                                      SEPTEMBER 30,     DECEMBER 31,
                                                           1998             1997
                                                     ---------------   -------------
                                                       (UNAUDITED)
 1998 ............................................       $39,646          $131,879
 1999 ............................................        15,347            15,347
                                                         -------          --------

 Total future minimum lease payments .............        54,993           147,226
 Less amounts representing interest ..............         6,096            16,434
                                                         -------          --------

 Present value of minimum lease payments .........        48,897           130,792

 Less current maturities .........................        48,897           116,079
                                                         -------          --------

 Total long-term obligations .....................       $     -          $ 14,713
                                                         =======          ========

At September 30, 1998, December 31, 1997 and 1996, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and accumulated amortization of $525,590, $413,900 and $263,588.


5. NOTE PAYABLE TO BANK

The Company had a $250,000 line of credit agreement with a bank. The credit line bore interest at 10% per annum and was collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


certain officers and directors of the Company. On December 26, 1997, the line of credit was converted to a term loan. The term loan bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. The term loan is payable in monthly principal payments of $5,000 plus accrued interest and is due January 1999. As of September 30, 1998, December 31, 1997 and 1996, the balance was $195,000, $240,000 and $250,000. As of September
30, 1998 and December 31, 1997, the term loan is classified as a current liability.


6. NOTES PAYABLE

Notes payable consists of the following:



                                               SEPTEMBER 30,           DECEMBER 31,
                                              ---------------   --------------------------
                                                    1998            1997           1996
                                              ---------------   ------------   -----------
                                                (UNAUDITED)
 Notes payable to individuals(1) ..........      $        -     $        -      $200,000
 Note payable to a corporation(2) .........         200,000        200,000             -
 Notes payable to individuals(3) ..........       1,685,521      1,587,166             -
 Note payable to a corporation(4) .........         150,000              -             -
                                                 ----------     ----------      --------

 Total notes payable ......................      $2,035,521     $1,787,166      $200,000
                                                 ==========     ==========      ========

----------
(1) At December 31, 1996, the Company had two $100,000 notes with two individuals. The notes bore interest at 14% and matured on June 30, 1997. The notes were collateralized by all accounts and notes receivable and certain other assets. In connection with this borrowing, the lenders were each issued warrants to purchase 7,350 shares of the Company's common stock at $.02 per share. The warrants expire on December 30, 1999. As of December 31, 1997, the notes were paid in full, and the warrants had not been exercised. The warrants were exercised in July 1998.

(2) During January 1997, the Company borrowed $200,000 from a corporation for a note payable at an interest rate of 10% per month, with interest payments due monthly. The note is guaranteed by certain officers and directors and is due upon demand. The Company renegotiated the terms of the original agreement on August 25, 1997, as the Company had not met the interest payment requirements of the agreement. The August 25, 1997 agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. On January 15, 1998, the note was amended and changed to a demand note as the Company was unable to repay the note by December 31, 1997 as stated in the August 25, 1997 amendment. The Company is required to make monthly interest only payments of $4,000 per month. In connection with the original terms of this borrowing, the lender was issued warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. As of September 30, 1998, the warrants had not been exercised. On October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see
    Note 8).

(3) During 1997, the Company borrowed $1,725,000 pursuant to a private placement offering consisting of the issuance of promissory notes and common stock of the Company. In connection with this private placement offering, the Company incurred $348,230 in debt issue costs. The debt issue costs are being amortized using the straight line method over the term of the promissory notes. The promissory notes are due the earlier of eighteen months from the date of issue, the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The promissory notes bear interest at 10% per annum. In connection with the private placement offering, debt holders were issued 172,500 shares of the Company's common stock. Original issue discount of $172,500 was recorded as part of the private offering financing and is being charged to interest over the life of the promissory notes under the effective interest method. The shares issued were valued based upon their estimated fair market value at date of issuance. As of September 30, 1998 and December 31, 1997, the notes payable are disclosed net of unamortized original issue discount of $39,479 and $137,834.

(4) During January 1998, the Company borrowed $150,000 from a corporation for a note payable at an interest rate of 2% per month or 24% annual interest. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company.


 All warrants issued in connection with the above financing transactions have been valued using the Black Scholes Model and are considered to be nominal in value.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


7. PAYROLL TAX AND SALES TAX LIABILITIES

During 1998 and 1997, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns (see Note
15). The Company has been negotiating with the IRS to work out a payment plan. As of September 30, 1998 and December 31, 1997, the Company owes approximately $225,141 and $51,096 of delinquent payroll tax liabilities including interest and penalties.

During September 1998, the Company reached an agreement with the IRS to pay certain current and prior payroll tax liabilities. The Company has also agreed to pay all future payroll taxes on a current basis. Any failure to meet the terms of the agreement with the IRS, could result in a federal tax lien being filed. The Company has not made all required payroll tax deposits in accordance with the agreement.

During 1998 and 1997, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of September 30, 1998 and December 31, 1997, the Company owed approximately $528,400 and $268,300 in current and delinquent sales taxes. The Company's failure to pay its delinquent sales taxes could result in tax liens being filed by various taxing authorities.


8. STOCKHOLDERS' EQUITY

STOCK SPLIT AND AUTHORIZATION OF SHARES

On October 1, 1998 the Board of Directors authorized a 1 for 2 reverse stock split for shareholders of record on October 1, 1998. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this reverse stock split. As a result of the 1 for 2 reverse stock split, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. These warrants granted on October 1, 1998 were considered nominal value.

On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of 5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation preferences and redemption and conversion privileges. No preferred stock has been issued as of September 30, 1998.


ISSUANCE OF COMMON STOCK

On March 20, 1997, the Company sold 250,000 shares of common stock pursuant to a private placement offering for $171,457, net of $78,543 in offering costs, and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $6.60 per share. On October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share as a result of the reverse stock split. The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


consent of the underwriter for such redemption, and (3) the warrants are exercisable. The warrants issued in connection with this transaction are considered nominal in value.

During 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity in the Company, and invest an additional $300,000 in equity in the Company at closing. The Agreement for reorganization of the Company contemplated an exchange between the shareholders of Kaire International, Inc. for IMT shares whereby IMT issued, in total, shares equal to forty-five percent (45%) of its common stock outstanding (as defined in the agreement) immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common stock of the Company. During March 1998, IMT exchanged 57% of the common stock of the Company to Global Marketing, LLC. IMT's controlling interest in the Company was deemed temporary and as such did not result in any adjustment to the Company's consolidated financial statements as of date of the Agreement.


STOCK OPTIONS AND WARRANTS

During 1997, the Company adopted a stock option plan. No options have been granted under this Plan as of September 30, 1998. The Company has reserved 500,000 shares of its common stock for future grants under this Plan.

SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. No stock awards were issued to employees during the periods ended 1998, 1997, 1996 and 1995. For stock awards issued to non-employees, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively. The options and warrants granted during 1997 and 1996 to non-employees were considered nominal in value. No stock awards were issued to non-employees during the periods ended 1998 and 1995.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


                                                    1997          1996
                                              ---------------   --------
         Dividend yield ....................             0%          0%
         Expected volatility ...............             0%          0%
         Risk-free interest rates ..........  5.85% to 6.6%          6%
         Expected lives in years ...........   3 to 6 years     3 years

A summary of the status of the Company's stock option and warrant plan as of September 30, 1998 and December 31, 1997 and 1996 is presented below.



                                                   OPTIONS                  WARRANTS
                                            ---------------------   ------------------------
                                                        WEIGHTED                    WEIGHTED
                                                         AVERAGE                    AVERAGE
                                                        EXERCISE                    EXERCISE
                                             SHARES       PRICE        SHARES        PRICE
                                            --------   ----------   ------------   ---------
Outstanding,
 January 1, 1996 ........................         -    $     -               -     $    -
 Granted ................................         -          -          14,700       0.02
                                                  -    -------          ------     ------
Outstanding,
 December 31, 1996 ......................         -          -          14,700       0.02
 Granted ................................    65,000    $  0.02         719,850       6.53
                                             ------    -------         -------     ------
Outstanding,
 December 31, 1997 ......................    65,000    $  0.02         734,550       6.40
 Granted ................................         -          -               -          -
 Exercised ..............................         -          -         (22,050)      0.02
                                             ------    -------         -------     ------
Outstanding,
 September 30, 1998 (unaudited) .........    65,000    $  0.02         712,500     $ 6.60
                                             ------    -------         -------     ------
Exercisable,
 December 31, 1996 ......................         -    $    -           14,700     $ 0.02
                                             ------    -------         -------     ------
Exercisable,
 December 31, 1997 ......................    65,000    $  0.02          22,050     $ 0.02
                                             ------    -------         -------     ------
Exercisable,
 September 30, 1998 (unaudited) .........    65,000    $  0.02               -     $    -
                                             ------    -------         -------     ------

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


                                                                OPTIONS      WARRANT
                                                              -----------   ---------
Weighted average fair value of options and warrants granted   $ None         $ 0.48
 during 1996 ..............................................
Weighted average fair value of options and warrants granted   $ 0.49         $ None
 during 1997 ..............................................

The following table summarizes information about exercisable stock options and warrants at September 30, 1998 and December 31, 1997:


                                               OUTSTANDING                                   EXERCISABLE
                       -----------------------------------------------------------   ---------------------------
                          RANGE OF                        REMAINING       AVERAGE                      AVERAGE
                          EXERCISE          NUMBER       CONTRACTUAL     EXERCISE        NUMBER        EXERCISE
 SEPTEMBER 30, 1998        PRICES        OUTSTANDING         LIFE          PRICE      EXERCISABLE       PRICE
--------------------   --------------   -------------   -------------   ----------   -------------   -----------
OPTIONS                $      0.02          65,000          3.48            $  0.02      65,000        $  0.02
                       -----------          ------          ----            -------      ------        -------
WARRANTS                      6.60         712,500          6.00               6.60           -              -
                       -----------         -------          ----            -------      ------        -------
 DECEMBER 31, 1997
--------------------
OPTIONS                $      0.02          65,000          4.23            $  0.02      65,000        $  0.02
                       -----------         -------          ----            -------      ------        -------
WARRANTS               $      0.02          22,050          2.00            $  0.02      22,050        $  0.02
                              6.60         712,500          6.00               6.60           -              -
                       -----------         -------          ----            -------      ------        -------
                       $ 0.02-6.60         734,550          5.88            $  6.50      22,050        $  0.02
                       -----------         -------          ----            -------      ------        -------

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:



                                               FOR THE NINE MONTHS
                                               ENDED SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                        --------------------------------- -------------------------------------------------
                                              1998             1997             1997             1996             1995
                                        ---------------- ---------------- ---------------- ---------------- ---------------
                                           (UNAUDITED)      (UNAUDITED)
Numerator:
Net income (loss) .....................   $ (3,192,264)    $ (4,181,528)    $ (6,098,529)    $ (1,802,786)    $ 1,186,351
Denominator:
Denominator for basic and diluted
 earnings per share-weighted
 average shares outstanding ...........      2,215,476        1,980,198        2,023,283        1,470,000       1,470,000
                                          ------------     ------------     ------------     ------------     -----------
Basic and diluted net income (loss) per
 share ................................   $      (1.44)    $      (2.11)    $      (3.01)    $      (1.23)    $       .81
                                          ------------     ------------     ------------     ------------     -----------

For the periods ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996, total stock options and stock warrants of 777,500, 674,550, 799,550, and 14,700 were not included in the computation of diluted earnings per share because their effect was anti-dilutive. For the year ended December 31, 1995, the Company did not have any stock options and stock warrants outstanding.


9. INCOME TAXES

Income taxes consist of the following:



                                                 FOR THE NINE MONTHS
                                                 ENDED SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                          ---------------------------------   --------------------------------------------------
                                                1998              1997              1997             1996              1995
                                          ---------------   ---------------   ---------------   --------------   ---------------
                                            (UNAUDITED)       (UNAUDITED)
Current (expense) benefit:
 Federal ..............................    $          -      $          -      $     12,973      $ 1,017,000       $  (763,000)
 Foreign ..............................               -                 -                 -                -                 -
 State ................................               -                 -                 -            2,000          (130,000)
                                           ------------      ------------      ------------      -----------       -----------
                                                      -                 -            12,973        1,019,000          (893,000)
                                           ------------      ------------      ------------      -----------       -----------
Deferred benefit:
 Federal ..............................         702,000         1,150,000         1,440,000           68,000            29,000
 Foreign ..............................         239,000                 -           205,000                -                 -
 State ................................          85,000           111,000            62,000          100,000             2,000
                                           ------------      ------------      ------------      -----------       -----------
                                              1,026,000         1,261,000         1,707,000          168,000            31,000
                                           ------------      ------------      ------------      -----------       -----------
                                              1,026,000         1,261,000         1,719,973        1,187,000          (862,000)
Change in valuation allowance .........      (1,026,000)       (1,261,000)       (1,707,000)         (84,000)                -
                                           ------------      ------------      ------------      -----------       -----------
Income tax (expense) benefit ..........    $          -      $          -      $     12,973      $ 1,103,000       $  (862,000)
                                           ------------      ------------      ------------      -----------       -----------

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


At December 31, 1997, the Company had available net operating loss carryforwards as follows:



                                                          AMOUNT           EXPIRE
                                                      --------------   -------------
Federal net operating loss carryforwards ..........    $ 3,700,000         2017
State net operating loss carryforwards ............      4,700,000     2010 to 2017
Foreign net operating loss carryforwards ..........        924,000     2003 to 2005
Foreign net operating loss carryforwards ..........        155,000      Indefinite

The utilization of certain of the loss carryforwards are limited under Section 382 of the Internal Revenue Code of approximately $233,000 per year. The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:



                                                  SEPTEMBER 30,            DECEMBER 31,
                                                 ---------------   -----------------------------
                                                       1998             1997            1996
                                                 ---------------   --------------   ------------
                                                   (UNAUDITED)
Operating loss carryforwards .................     $ 2,337,000      $ 1,436,000      $  148,000
Foreign operating loss carryforwards .........         444,000          205,000               -
Property and equipment .......................         (72,000)         (90,000)       (125,000)
Inventories ..................................          95,000          216,000          47,000
Accounts receivable allowance ................               -           11,000          14,000
Contribution carryforwards ...................          13,000           13,000               -
                                                   -----------      -----------      ----------
Net deferred tax assets ......................       2,817,000        1,791,000          84,000
Less valuation allowance .....................       2,817,000        1,791,000          84,000
                                                   -----------      -----------      ----------
Net deferred taxes ...........................     $         -      $         -      $        -
                                                   -----------      -----------      ----------

A valuation allowance equal to the net deferred tax assets has been recorded, as management of the Company has not been able to determine that is more likely than not that the net deferred tax assets will be realized.

A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:



                               FOR THE NINE MONTHS
                                                     ENDED SEPTEMBER 30,                   YEARS ENDED DECEMBER 31,
                                               -------------------------------- ----------------------------------------------
                                                     1998            1997             1997             1996           1995
                                               --------------- ---------------- ---------------- ---------------- ------------
                                                 (UNAUDITED)      (UNAUDITED)
Federal income tax (benefit) computed
at the federal statutory rate ................   $  (702,000)    $ (1,437,000)    $ (1,452,973)    $ (1,085,000)   $ 734,000
State income tax (benefit), net of
federal benefit ..............................       (85,000)        (139,000)         (62,000)        (102,000)      64,000
Foreign tax (benefit) at statutory rates .....      (239,000)        (167,000)        (205,000)               -            -
Increase in valuation allowance ..............     1,026,000        1,261,000        1,707,000           84,000            -
Other ........................................             -          482,000                -                -       64,000
                                                 -----------     ------------     ------------     ------------    ---------
Income tax expense (benefit) .................   $         -     $          -     $    (12,973)    $ (1,103,000)   $ 862,000
                                                 -----------     ------------     ------------     ------------    ---------

Refundable income taxes in 1996 relate to the carryback of net operating losses.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED.


10. COMMITMENTS AND CONTINGENCIES
OPERATING LEASES

     The Company is obligated under operating leases for office space, office equipment and vehicles. Three leases are on a month to month basis and sixteen require future minimum lease payments as follows:




         YEAR ENDED DECEMBER 31,
-----------------------------------------
  1998 .................    $   424,000
  1999 .................        187,000
  2000 .................         72,000
  2001 .................         70,000
  2002 .................         69,000
  Thereafter ...........        342,000
                            -----------

  Total ................    $ 1,164,000
                            -----------

Lease expense for all operating leases was $657,500, $301,600, $605,000, $290,600 and $175,800 for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996, and 1995.


COMMITMENT WITH SUPPLIER

During August 1998, the Company entered into an agreement with a supplier where the supplier will be the exclusive manufacturer of the product for the Company. For a period of five years, the Company must purchase no less than $22,500 per month for the first three months, no less than $45,000 per month for months four through six, and no less than $73,750 per month thereafter.


SELF-INSURANCE

The Company is partially self insured for employee medical liabilities which covers risk up to $10,000 per incident, per individual covered under the plan. The Company has purchased excess medical liability coverage for individual claims in excess of $10,000 and aggregate claims in excess of approximately $312,000 annually with a national medical insurance carrier. Premiums and claim expenses associated with the medical self insurance program are included in the accompanying statements of operations. On July 1, 1998, the Company discontinued its self insured plan.


CONSULTING AGREEMENT

On February 4, 1997, the Company entered into a consulting agreement with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) an option to purchase 50,000 shares of common stock of the Company for $.02 per share; (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of common stock of the Company at $6.60 per share and; (iii) $2,500 per month for a period of 60 months. As of September 30, 1998, no warrants were exercised. On October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 8). During October 1998, Consultant exercised its option to purchase 50,000 shares of common stock of the Company.


DEPENDENCE ON KEY PERSONNEL

The Company's future success depends on the continued availability of certain key management personnel. The Company does not have employment contracts with any of its employees. The business of the Company could be adversely affected by the loss of services of any of its key employees.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


401(K) PROFIT SHARING PLAN

On January 1, 1996 the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a five year period. The Company's contributions to the plan for the nine months ended September 30, 1998 and 1997 were approximately $0 and $41,300 and for the years ended December 31, 1997 and 1996 were approximately $53,000 and $67,000.


LEGAL PROCEEDINGS

The Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January, 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.


11. MAJOR SUPPLIERS

During the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996, and 1995, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 50%, 67%, 48%, 57% and 40% and from Manhattan Drug of 7%, 8%, 6%, 22% and 40%. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


12. FOREIGN SALES

Financial information, summarized by geographic area, is as follows:



         PERIOD ENDED
      SEPTEMBER 30, 1998           UNITED         AUSTRALIA
         (UNAUDITED)               STATES        NEW ZEALAND
----------------------------- ---------------- ---------------
Sales to unaffiliated
 customers ..................   $ 15,152,125     $ 3,350,142
Transfers between
 geographic areas ...........      1,484,364               -
                                ------------     -----------
Net sales ...................   $ 16,636,489     $ 3,350,142
                                ============     ===========
Income (loss) from
 operations .................   $ (1,116,162)    $  (282,185)
                                ============     ===========
Identifiable assets at
 September 30, 1998 .........   $  1,773,653     $   561,364
                                ============     ===========



         PERIOD ENDED
      SEPTEMBER 30, 1998                             OTHER
         (UNAUDITED)                KOREA        SUBSIDIARIES    ELIMINATIONS      CONSOLIDATED
----------------------------- ----------------- -------------- ---------------- -----------------
Sales to unaffiliated
 customers ..................   $   1,740,159    $   776,490     $          -     $  21,018,916
Transfers between
 geographic areas ...........               -              -       (1,484,364)                -
                                -------------    -----------     ------------     -------------
Net sales ...................   $   1,740,159    $   776,490     $ (1,484,364)    $  21,018,916
                                =============    ===========     ============     =============
Income (loss) from
 operations .................   $  (1,204,519)   $  (115,197)    $    415,050     $  (2,303,013)
                                =============    ===========     ============     =============
Identifiable assets at
 September 30, 1998 .........   $     406,932    $   199,977     $          -     $   2,941,926
                                =============    ===========     ============     =============


         PERIOD ENDED
      SEPTEMBER 30, 1998           UNITED         AUSTRALIA                         OTHER
         (UNAUDITED)               STATES        NEW ZEALAND        KOREA       SUBSIDIARIES   ELIMINATIONS     CONSOLIDATED
----------------------------- ---------------- --------------- --------------- -------------- -------------- -----------------
Sales to unaffiliated
 customers ..................   $ 23,317,499     $ 4,131,780     $   437,948       $     -     $          -    $  27,887,227
Transfers between
 geographic areas ...........      1,236,792               -               -             -       (1,236,792)               -
                                ------------     -----------     -----------       -------     ------------    -------------
Net sales ...................   $ 24,554,291     $ 4,131,780     $   437,948       $     -       (1,236,792)   $  27,887,227
                                ============     ===========     ===========       =======     ============    =============
Income (loss) from
 operations .................   $ (3,380,654)    $  (476,144)    $  (430,656)      $     -     $    222,596    $  (4,064,858)
                                ============     ===========     ===========       =======     ============    =============
Identifiable assets at
 September 30, 1997 .........   $  3,756,605     $   962,068     $ 1,252,964       $     -     $          -    $   5,971,637
                                ============     ===========     ===========       =======     ============    =============

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


        PERIOD ENDED
      DECEMBER 31, 1997           UNITED         AUSTRALIA                         OTHER
         (UNAUDITED)              STATES        NEW ZEALAND        KOREA       SUBSIDIARIES    ELIMINATIONS      CONSOLIDATED
---------------------------- ---------------- --------------- --------------- -------------- ---------------- -----------------
Sales to unaffiliated
 customers .................   $ 29,278,545     $ 5,302,119     $   808,117    $   292,731     $          -     $  35,681,512
Transfers between
 geographic areas ..........      2,211,101               -               -              -       (2,211,101)                -
                               ------------     -----------     -----------    -----------     ------------     -------------
Net sales ..................   $ 31,489,646     $ 5,302,119     $   808,117    $   292,731     $ (2,211,101)    $  35,681,512
                               ============     ===========     ===========    ===========     ============     =============
Income (loss) from
 operations ................   $ (4,639,664)    $  (693,875)    $  (786,714)   $  (155,037)    $    591,750     $  (5,683,540)
                               ============     ===========     ===========    ===========     ============     =============
Identifiable assets at
 December 31, 1997 .........   $  2,526,853     $   702,695     $   859,954    $   288,282     $    (54,108)    $   4,323,676
                               ============     ===========     ===========    ===========     ============     =============


         PERIOD ENDED
      DECEMBER 31, 1996            UNITED         AUSTRALIA                    OTHER
         (UNAUDITED)               STATES        NEW ZEALAND      KOREA    SUBSIDIARIES    ELIMINATIONS      CONSOLIDATED
----------------------------- ---------------- --------------- ---------- -------------- ---------------- -----------------
Sales to unaffiliated
 customers ..................   $ 44,122,950     $ 7,375,612    $     -       $     -      $          -     $  51,498,562
Transfers between
 geographic areas ...........      1,784,815               -          -             -        (1,784,815)                -
                                ------------     -----------    -------       -------      ------------     -------------
Net sales ...................   $ 45,907,765     $ 7,375,612    $     -       $     -      $ (1,784,815)    $  51,498,562
                                ============     ===========    =======       =======      ============     =============
Income (loss) from
 operations .................   $ (3,034,684)    $  (299,886)   $     -       $     -      $    570,739     $  (2,763,831)
                                ============     ===========    =======       =======      ============     =============
Identifiable assets at
 December 31, 1996 .. .......   $  5,153,240     $ 1,196,879    $     -       $     -      $          -     $   6,350,119
                                ============     ===========    =======       =======      ============     =============


          PERIOD ENDED
       DECEMBER 31, 1995            UNITED        AUSTRALIA                    OTHER
          (UNAUDITED)               STATES       NEW ZEALAND      KOREA    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
------------------------------- -------------- --------------- ---------- -------------- -------------- ---------------
Sales to unaffiliated
 customers ....................  $56,718,455     $ 1,122,895    $     -       $     -     $         -    $ 57,841,350
Transfers between
 geographic areas .............      171,742               -          -             -        (171,742)              -
                                 -----------     -----------    -------       -------     -----------    ------------
Net sales .....................  $56,890,197     $ 1,122,895    $     -       $     -     $  (171,742)   $ 57,841,350
                                 ===========     ===========    =======       =======     ===========    ============
Income (loss) from
 operations ...................  $ 2,168,623     $    (4,564)   $     -       $     -     $      (342)   $  2,163,717
                                 ===========     ===========    =======       =======     ===========    ============
Identifiable assets
 at December 31, 1995 .........  $ 5,752,254     $ 1,034,890    $     -       $     -     $         -    $  6,787,144
                                 ===========     ===========    =======       =======     ===========    ============

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


13. SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS



                                        FOR THE NINE MONTHS
                                        ENDED SEPTEMBER 30                  YEARS ENDED DECEMBER 31,
                                   -----------------------------   ------------------------------------------
                                        1998            1997
                                    (UNAUDITED)     (UNAUDITED)        1997           1996           1995
                                   -------------   -------------   ------------   ------------   ------------
Cash paid during the period for:
 Interest ......................     $  84,680        $141,147     $  278,139      $ 120,839      $ 104,502
Income taxes ...................     $       -        $      -     $        -      $       -      $ 853,582
Non-cash investing and
 financing transactions:
Note payable
 converted to capital ..........     $       -        $      -     $1,000,000      $       -      $       -
Note receivable-
 related party
 offset to notes
 payable-related
 parties .......................     $       -        $ 94,670     $   94,670      $       -      $       -
Issuance of common
 stock in connection
 with long-term debt ...........     $       -        $172,500     $  172,500      $       -      $       -
Increase in minority
 interest from sale
 of 15% interest in
 subsidiary ....................     $       -        $      -     $  143,375      $       -      $       -
Equipment
 acquired under
 capital lease
 obligations ...................     $       -        $      -     $        -      $  79,374      $ 174,931
Equipment
 purchased
 from related
 party under
 notes payable .................     $       -        $      -     $        -      $       -      $  66,865
Inventory
 purchased
 from related
 party under
 notes payable .................     $       -        $      -     $        -      $       -      $ 153,764
Common stock
 issued for
 debt issue costs ..............     $       -        $ 47,436     $   47,436      $       -      $       -
Common stock
 issued for
 services ......................     $       -        $ 64,936     $   17,500      $       -      $  57,002
                                     =========        ========     ==========      =========      =========

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
INFORMATION  AS  TO  THE  PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


14. VALUATION AND QUALIFYING ACCOUNTS



                                BALANCE AT      ADDITIONS                      BALANCE
                                 BEGINNING     CHARGED TO                      AT END
                                 OF PERIOD      EXPENSES      DEDUCTIONS      OF PERIOD
                               ------------   ------------   ------------   ------------
Allowance for
 doubtful accounts:
Period ended
 September 30, 1998
 (unaudited) ...............    $ 168,805      $ 197,843      $ 366,648      $       -
Year ended
 December 31, 1997              $  30,000      $ 259,369      $ 120,564      $ 168,805
Year ended
 December 31, 1996 .........    $  56,000      $  41,210      $  67,210      $  30,000
Year ended
 December 31, 1995 .........    $  56,000      $ 118,855      $ 118,855      $  56,000

15. SUBSEQUENT EVENTS (UNAUDITED)

ASSET PURCHASE AGREEMENT WITH NATURAL HEALTH TRENDS CORPORATION

On November 24, 1998, the Company entered into an Asset Purchase Agreement with Natural Health Trends Corp. (NHTC), a publicly traded company, where NHTC, in exchange for the Company's assets and assumption of certain liabilities, will issue to Kaire 2,800,000 of its Series F Preferred stock; $350,000 of its Series G Preferred stock and warrants to purchase 200,000 shares of Common stock. Furthermore, based upon NHTC's net income and sales levels, NHTC has agreed to pay certain amounts to the Company each year for a period of five years, commencing with the year ended December 31, 1999. This transaction must be approved by the stockholders of NHTC and, if approved, is anticipated to close in January, 1999.


NOTE PAYABLE

During December 1998, the Company borrowed $250,000 from NHTC under a note payable agreement at an interest rate of 10% per annum. The note is guaranteed by certain officers of the Company and is due on demand. The note is collateralized by all right, title and interest in connection with the supplier agreement discussed at Note 10.


CONTINGENT TAX LIABILITY

     On November 17, 1998, the Company received a notice of proposed assessment from the State of California Franchise Tax Board ("Franchise Tax Board") for state income tax. The Franchise Tax Board proposed that the Company was liable for approximately $450,000 related to tax year 1996. For calendar year 1996, the Company believes that it does not have an income tax liability for this contingency as the Company suffered a substantial loss during 1996 and therefore has not recorded a liability. The Company is currently protesting the proposed assessment.

                                     INDEX TO EXHIBITS

2.1  Acquisition Agreement

4.1 Articles of Amendment of the Company's Articles of Incorporation pertaining to the Certificate of Designation for the Series E Preferred Stock.

4.2 Articles of Amendment of the Company's Articles of Incorporation pertaining to the Certificate of Designation for the Series F Preferred Stock

4.3 Articles of Amendment of the Company's Articles of Incorporation pertaining to the Certificate of Designation for the Series 6 Preferred Stock

4.4 Articles of Amendment of the Company's Articles of Incorporation pertaining to the Certificate of Designation for the Series H Preferred Stock

4.5  Form of Acquisition Warrant

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          AGREEMENT made as of the 24th day of November 1998 by and between NATURAL HEALTH TRENDS CORP., a Florida corporation (the "NHTC"), NHTC ACQUISITION, CORP., a Delaware corporation and a wholly-owned subsidiary of NHTC (the "Buyer") and KAIRE INTERNATIONAL, INC., a Delaware corporation (the "Seller").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

          WHEREAS, Seller is in the business (the "Business") of developing and distributing through a network of independent associates a variety of natural health products including nutritional supplements and personal care products; and

          WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, all of the assets, property, business and goodwill of Seller, subject to the transfer to and assumption by Buyer of certain of Seller's liabilities relating to the ownership and operation of the Business, all on and subject to the terms and conditions hereinafter set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

          1.  PURCHASE OF ASSETS.  Subject to the terms and  conditions  of this
Agreement:

              1.1 Seller agrees to sell, transfer and assign to Buyer at the Closing (hereinafter defined), free and clear of all liens, claims and encumbrances whatsoever, except as otherwise specifically set forth on Exhibit A to this Agreement, and Buyer agrees to purchase from Seller thereon:

                   (a) All of the assets of Seller set forth on Exhibit B hereto, including, without limitation, all cash on hand and in banks, accounts receivable, notes receivable, tax refunds and/or credits, insurance policies and proceeds receivable, contractual rights and product formulations to any and all products of the Company, machinery, equipment, furniture, fixtures, leasehold security deposits and improvements, vehicles, licenses, product inventory, computers, computer systems, on-site and off-site computer records and computer software, including, but not limited to, all codes, improvements and modifications to any such software, customer lists, associate lists, telephone lists and telephone numbers including the Seller's "800" and other "toll-free" telephone numbers, product supply contracts, including, but not limited to, all rights to Enzogenol pursuant to the Manufacturing and Distributing Agreement dated as of August 14, 1998 by and between Seller and Enzo Nutraceutricals, Ltd. (the "Enzogenol Contract"), independent associate lists, all shares of capital stock owned by the Company in each of its wholly-owned and/or partially owned subsidiaries including, but not limited to, Kaire New Zealand Ltd., Kaire Australia Pty Ltd., Kaire Trinidad, Ltd. and Kaire Europe Ltd.

(collectively, the "Subsidiaries"), but excluding Kaire Korea Ltd., and all other personal property owned or leased by Seller; and

                   (b) All real property which Seller owns or to which it has title and all real property or leasehold estates in real property of which Seller is a lessor or lessee, all of which is also set forth on Exhibit C hereto; and

                   (c) All other tangible and intangible assets of Seller (except any pension or profit sharing plan), including, but not limited to, all of Seller's rights to the name "Kaire International, Inc.," and "Kaire" and any and all derivatives thereof and any other product name and all other registered or unregistered trademarks, tradenames, service marks, patents, logos, and copyrights of Seller, as well as all of Seller's financial and other books and records, including, but not limited to, its regulatory and compliance records, sales information, product information and sales material relating to the operation of the Business, all of which also are included on Exhibit B, tax returns as well as any other documents Buyer will need in order to be able to file a Current Report on Form 8-K following the purchase of the Assets and all future SEC filings including, but not limited to, all required audited and unaudited financial statements of the Business (the items referred to in subparagraphs (a) through (c) hereof hereinafter collectively, the "Assets"); and

                   (d) Seller will deliver to Buyer at the Closing a bill of sale to the Assets in the form annexed hereto as Exhibit D (the "Bill of Sale") and an agreement of assignment and assumption in the form annexed hereto as Exhibit E (the "Assumption Agreement") or such other appropriate document of assignment and/or conveyance as may be approved by counsel to the Buyer.

          1.2 Seller will assign to Buyer and Buyer will assume at the Closing only those liabilities of Seller set forth on Exhibit F hereto (hereinafter, the "Liabilities"). On the Closing Date (hereinafter defined), Buyer will execute the Assumption Agreement, assuming only the Liabilities. Buyer will not be liable for any obligations or liabilities of Seller of any kind or nature which either arose or are based upon any act or omission of Seller prior to the Closing Date which are not set forth on Exhibit F.

          2.  PURCHASE PRICE.

              2.1 The purchase price (the "Purchase "Price") for the Assets shall be paid at Closing as follows:

              PURCHASE PRICE.

              (i) NHTC will issue to the Seller (a) an aggregate of $2,800,000 stated value of shares of its 6% Series E Preferred Stock (the "Series E Preferred"), par value $.01 per share, $1,000 stated value per share, of which each outstanding share of Series E Preferred shall pay dividends at the annual rate of 6% of the stated value payable in cash or shares of Common Stock at the option of the Company, be redeemable at its stated value at any time by NHTC and shall be convertible into such number of shares of common stock, par value $.001 per share (the "Common Stock") of NHTC, as determined by dividing the stated value of each share of Series E Preferred being converted by 95% of the average closing bid price of the Common Stock for the three (3) trading days prior to the date of conversion of any share of Series E Preferred Stock (the Series E Preferred also shall contain such other terms, rights, limitations and preferences as set forth on Exhibit G hereto, to be prepared and filed with the Secretary of State of the State of Delaware no later than the Closing Date), and (ii) five (5) year warrants (the "Acquisition Warrants"), to purchase 200,000 shares of Common Stock at an exercise price of 110% of the closing bid price of the Common Stock on the date prior to the Closing Date (which exercise price can be paid, at the option of the holder, in cash or on a cashless basis by delivering shares of Common Stock). The form of Acquisition Warrant shall be annexed hereto as Exhibit H no later than the Closing Date. The shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Acquisition Warrants shall be subject to certain two
        (2) year "lock-ups" with the Company, which shall prevent the sale of the underlying Common Stock for a period of two (2) years from the Closing Date;

              (ii) Buyer shall pay to Seller each year for a period of five (5) years ("Buyer Net Income Payments") commencing with the year ending December 31, 1999, 25% of the Net Income of Buyer (as determined based upon the year end audited financial statements of Buyer prepared in accordance with GAAP consistently applied), if the Net Sales of Buyer (as determined based upon the year-end audited financial statements of Buyer prepared in accordance with GAAP consistently applied), in any such year is between $1.00 and $10,000,000; 33% of Buyer's Net Income if its Net Sales are between $10,000,000 and $15,000,000; 40% of Buyer's Net Income if its Net Sales are between $15,000,000 and $40,000,000; and 50% of Buyer's Net Income if its Net Sales are in excess of $40,000,000; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, any Buyer Net Income Payments to be made pursuant to this Section 1.1(a)(ii) shall be reduced on a dollar-for-dollar basis to the extent of (A) all indebtedness of the Seller to (1) MW International, Inc., and (B) Manhattan Drug Company assumed by Buyer pursuant to the Assumption Agreement; (C) all other direct and/or indirect liabilities, costs or expenses assumed and/or otherwise incurred by the Buyer and/or NHTC of, or resulting from, the Seller, including but not limited to, litigation costs, including, but not limited to, reasonable attorneys' fees, payments of sales or other taxes, expenses of officers of the Seller, and other payments or expenses resulting directly and/or indirectly from the transactions contemplated by this Agreement;

          and (D) any reasonable inter-company obligations of the Buyer to NHTC resulting from third party payments made by NHTC on behalf of (or allocable proportionately to the Buyer by NHTC) that resulted from the transactions contemplated by this Agreement; provided, further, that all amounts set-off against Buyer Net Income Payments are cumulative and shall if not set-off in the year they are paid (or incurred) because the Buyer did not have a sufficient amount of Net Income to set off such payments against (or for any other reason), shall accrue and be used as a set-off in the earliest possible year or years thereafter; and

              (iii) On the Closing Date NHTC will issue shares of its 6% Series F Preferred Stock (the "Series F Preferred), par value $.01 per share, stated value $1,000 per share in exchange for the cancellation of certain indebtedness of the Buyer as follows: (i) approximately $150,000 of secured indebtedness owed by Seller to Marden
         Rehabilitation Associates, Inc. "Marden"), and (ii) approximately $200,000 of secured indebtedness owed to Magco, Inc. "Magco"). NHTC will issue to each such entity such number of shares of the Series E Preferred Stock as shall equal the quotient determined by dividing such person's aggregate indebtedness to the Seller being cancelled as set forth above, or as otherwise agreed to by the parties hereto, by the stated value of the Series F Preferred. The Series F Preferred shall have the same general terms as the Series E Preferred including, but not limited to, conversion formula, redemption rights and dividends, except the underlying shares of Common Stock shall not be subject to any lock-up agreement and shall have piggy-back registration rights (provided that if all of the holders of such underlying shares elect to have such shares registered earlier, and such holders agree to pay all costs and expenses associated with registering such shares including, but not limited to, fees and expenses of the NHTC's counsel and filing fees, then such holders shall have the right commencing thirty (30) days following the Closing Date to demand registration of such underlying shares by the Company on a registration statement on Form S-3). The terms, preferences, rights and limitations of the Series F Preferred shall be more fully set forth in the Series F Preferred Stock Certificate of Designation annexed hereto as Exhibit I (to be attached hereto and filed with the Secretary of State of the State of Delaware no later than the Closing Date). Such shares of Series F Preferred stock shall be issued pursuant to debt conversion agreements with each of Marden and Magco the form of which is annexed hereto as Exhibit J (the "Debt Conversion Agreements").

              2.2 With respect to the receipt of any shares of Preferred E Stock, Series F Preferred Stock, the Acquisition Warrants and the Common Stock issuable upon conversion or exercise thereof, as the case may be, Seller hereby represents and warrants (and each subsequent assignor prior to receiving any such shares will represent and warrant in writing to NHTC) as follows:

                   (a) Such stock is being acquired for such Seller's own account, with no present intention of transferring such securities or any participation or interest therein (other than the transfer, pursuant to a valid exemption from registration under the Securities Act of 1933, as amended), as set forth in Section 2.1(ii) and without a view to the distribution of any portion thereof, except in accordance with the Act;

                   (b) Seller has been given the opportunity to ask questions of, and receive answers from, NHTC concerning NHTC and the NHTC Stock and to obtain such additional information, to the extent NHTC possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the Purchasers reasonably desire in order to evaluate NHTC and the NHTC Stock, and the Seller has had the opportunity to discuss any questions regarding NHTC or the NHTC Stock with its counsel or other advisor; and

                   (c) Seller acknowledges and understands that all shares of the Series E Preferred Stock, Series F Preferred the Acquisition Warrants and all shares of Common Stock issuable upon conversion or exercise thereof shall contain a restrictive legend substantially as follows:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF AGREES FOR THE BENEFIT OF NATURAL HEALTH TRENDS CORP. (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON CONVERSION, EXCHANGE OR REDEMPTION THEREOF OR
          OTHERWISE), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, OR
          (3)  PURSUANT  TO  AN  EFFECTIVE   REGISTRATION  STATEMENT  UNDER  THE
          SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

              2.3 The Purchase Price shall be allocated for foreign, federal, state and local tax purposes by each party among the Assets sold, transferred and assigned hereunder as determined by the Buyer and presented to the Seller, in accordance with Section 1060 of the Internal Revenue Code, not later than ninety (90) days from the Closing Date but in any event not later than fifteen
(15) days prior to the date any party is obligated to file its original tax return indicating such allocation, not including any extensions of time with respect thereto. For all pertinent tax purposes each party hereto shall report the purchase and sale provided for, and with the characterization given these transactions in this Agreement, to taxing authorities on a basis consistent with such allocation, and each party agrees not to take a position inconsistent with such allocation. The Buyer and Seller each shall timely file after the Closing Form 8594 with the Internal Revenue Service detailing this allocation. In the event that the Buyer determines, in its sole discretion, that any adjustments to such allocation are necessary, the Seller shall make such modifications as are necessary in Seller's Form 8594 or any tax report or return filed or to be filed by the Seller in order to conform to the Buyer's allocation as adjusted.

          3.  Termination of Agreement.

              3.1 Buyer shall be entitled to terminate this Agreement prior to or on the Closing Date or as a result of any uncured breach or default of any of Seller's representations, warranties, covenants or obligations under this Agreement, or the failure of any condition to Buyer's obligations provided for in Paragraph 8 of this Agreement.

              3.2 Seller shall be entitled to terminate this Agreement on the Closing Date, as a result of any uncured breach or default of any of Buyer's representations, warranties, covenants or obligations under this Agreement or the failure of Paragraph 9 of this Agreement.

              3.3 In the event that Buyer or Seller shall claim a breach or default of any representation, warranty, covenant or obligation of the other of them under this Agreement, Buyer or Seller shall be required to provide notice thereof to the breaching party. The breaching party shall have ten (10) days from such notice to cure any such breach or default. If required hereunder, the Closing Date shall be extended for a period of up to the remainder of such ten
(10) day cure period, in the event the cure period has not expired on the Closing Date.

              3.4 The termination of this Agreement by Buyer or Seller under this Paragraph 3 in accordance with the provisions of Paragraphs 3.1 or 3.2 hereof, shall be Buyer's or Seller's, as the case may be, sole and exclusive remedy against the other for any such breach or default of this Agreement and thereafter, Buyer and/or Seller shall have no further rights or obligations under this Agreement, unless any such termination is solely the result of a willful refusal to consummate this Agreement.

              3.5 Notwithstanding any provision in this Agreement to the contrary, in the event of Buyer's or Seller's willful refusal to consummate this Agreement, Buyer and Seller hereby agree and acknowledge that any such willful default may cause irreparable harm and damage to Buyer or Seller, as the case may be, and may not be remediable by an action at law for damages and the Buyer or Seller, as the case may be, shall, therefore, be entitled to seek all equitable remedies therefor, including, without limitation, declaratory judgment, temporary or permanent injunction, or specific performance of the provisions of this Agreement, without the necessity of posting a bond therefor, showing any actual damages, or that monetary damages would not provide an adequate remedy at law. Such equitable remedies shall not be exclusive remedies for any such willful default and Buyer and Seller may also avail themselves of any other remedies available to them.

          4. Representations and Warranties of Seller. In order to induce Buyer to enter into and consummate this Agreement, Seller represents and warrants to Buyer as follows:

              4.1 Seller (and each of the subsidiaries (the "Subsidiaries"), in their respective place of incorporation) is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its properties and carry on its business as now conducted. Seller (and each of the Subsidiaries) is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Business or the Assets.

              4.2 Except for the delivery of the requisite consents of Seller's shareholders and Board of Directors at the Closing as hereinafter provided, all action on the part of the Subsidiaries, Seller and its Board of Directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained in compliance with the terms of the Subsidiaries and the Seller's Certificate of Incorporation and By-Laws, as amended and applicable law, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              4.3 Other than as set forth on Exhibit K hereto, no consent, approval, order, authorization, registration, qualification, license, permit, designation or declaration of, or other filing with or notification to, any foreign and/or domestic federal, state or local governmental or adhered or agency (the "Approvals") is required in connection with the authorization, execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All Approvals are now, or as of the closing Date will be, in full force and effect and are not now, or will not be on the Closing Date, in default or subject to any notice of default, modification or limitation, or threat thereof and will be delivered by Seller to Buyer at the Closing.

              4.4 Except as set forth on Exhibit L annexed hereto, there is no action, suit, proceeding, or investigation pending, or to the knowledge of Seller, threatened against the Business, any Subsidiary, the Seller and/or their respective officers, directors and/or shareholders (the "Kaire Affiliates") by any third party relating to the Business, the Subsidiaries and/or the Assets or any action, suit, proceeding, or investigation pending, or the knowledge of Seller, threatened against any Subsidiary, Seller and/or the Kaire Affiliates in any way relating to the validity of this Agreement or the right of Seller to enter into or consummate this Agreement and the transactions contemplated hereby, or that might result, individually or in the aggregate, in any material adverse change in the Assets of Seller or any of the agreements constituting part of the Assets, or the condition, affairs, prospects or operations of Seller, any Subsidiary, or the Business, financially or otherwise, nor is Seller aware that there is any basis for any of the foregoing. Seller is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental body, agency or authority. There is no action, suit, proceeding, or investigation by Seller currently pending or which Seller intends to initiate.

              4.5 Seller (nor any Subsidiary with respect to any of the following of any Subsidiary) is not in violation or default of any provision of its Certificate of Incorporation, By-Laws (each as amended), or of any instrument, finance, credit and/or loan agreement, debenture, not, judgment, order, writ, decree, or agreement to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local law, rule or regulation applicable to any Subsidiary, Seller, the Business or the Seller's Assets. The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, finance, credit and/or loan agreement, debenture, note, judgment, order, writ, decree, agreement, law, rule or regulation, or an event which will result in the creation of any lien, claim, charge or encumbrance upon the Business or any of the Assets.

              4.6 The Assets listed on Exhibit B attached hereto represent all of Seller's Assets (except for any pension or profit sharing plan). Seller owns the Assets and has, sole and marketable right, title and interest to all of the Assets and will convey the same to Buyer on the Closing Date, free and clear of all liens, claims, and encumbrances whatsoever (except as set forth on Exhibit A hereto) and in full compliance with all applicable "Bulk Sales" and similar laws.

              4.7 Seller will deliver an updated Exhibit F to Buyer on the Closing Date. There will be no material increase in the individual or aggregate amounts of the Liabilities set forth on such updated Exhibit F from those Liabilities set forth on Exhibit F attached hereto as of the date hereof. Exhibit M annexed hereto is a list of all debts, liabilities and obligations of Seller (the "Non-Assumed Liabilities") which are not being assumed by Buyer or converted on or prior to the Closing Date (which Exhibit M will provide the specifics of all such Non-Assumed Liability).

              4.8 All machinery and equipment transferred to Buyer at the Closing as part of the Assets will be in good operating order and condition, free of all material defects, will have been properly maintained in accordance with all service and maintenance agreements relating thereto and will be fit for operation in the ordinary course of business.

              4.9 (a) Seller's financial books and records, including, but not limited to, the Audited Financial Statements (as defined below), relating to its ownership and operation of the Business are accurate and complete and truthfully set forth all revenues, expenses, assets, liabilities and other matters pertaining to the financial condition and operation of the Business.

                   (b) The Seller has delivered to the Buyer by the delivery of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-46085) of Kaire International, Inc. dated October 23, 1998 ("Amendment No. 2"), balance sheets of the Seller as at December 31, 1997, 1996 and 1995, respectively, and the related statements of income for the fiscal years then ended, together with the reports of BDO Seidman & Co. (hereinafter referred to as the "Accountant") with respect thereto (hereinafter referred to as the "Audited Financial Statements"). The Audited Financial Statements are true and correct in all material respects and comply with Regulation S-X of the Securities Act of 1933, as amended and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate, except as otherwise indicated therein or in the reports of the Accountant with respect thereto. The Audited Financial Statements fully and fairly present in conformity with such principles as so applied, the financial position and results of operations of the Seller, and the changes in its cash flows, at the dates shown and for the periods therein specified. The balance sheets constituting a part of the Audited Financial Statements fully and fairly present all liabilities of Seller of the types normally reflected in balance sheets as at the dates thereof. All adjustments necessary consistently to present fully and fairly the financial position and results of operations of Seller, and the changes in its cash flows, for such periods have been included in the Audited Financial Statements.

                   (c) The Seller has also delivered to the Buyer the balance sheets of the Corporation as and at September 30, 1998 and 1997, and the related statements of income for the nine (9) months then ended (hereinafter referred to as the "Interim Financial Statements," and, together with the Audited Financial Statements, - the "Historical Financial Statements"). The Interim Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate. The Interim Financial Statements fully and fairly present, in conformity with such principles as so utilized, the financial position and results of operations of the Seller, and the changes in its cash flows, at the dates shown and for the periods therein specified. The balance sheets constituting a part of the Interim Financial statements fully and fairly present all liabilities of the Seller of the types normally reflected in balance sheets as a basis comparable to past practice, all adjustments necessary to presently fully and fairly the financial position and results of operations of the Seller, and the changes in its cash flows, for such periods have been included in the Interim Financial Statements.

              4.10 Except to the extent set forth in or provided for in the Historical Financial Statements, this Agreement, or the schedules hereto, Seller has no liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, and no unrealized or anticipated losses from any unfavorable commitments or sales of products which, individually or in the aggregate, might have a material adverse effect on the Business or the Assets.

              4.11 Subsequent to September 30, 1998, neither the Seller nor any subsidiary has, and prior to Closing will not:

                   (a) directly and/or indirectly incurred any liability or obligation or otherwise become liable through a guarantee, assumption or otherwise under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice; issued any notes or other corporate debt securities or paid or discharged any outstanding indebtedness, except in the ordinary course of business consistent with past practice; or waived any of its rights;

                   (b)  directly  and/or   indirectly   mortgaged,   pledged  or
          subjected to any lien or other encumbrance of any kind the Assets; entered into any lease of real property or buildings; or, except in the ordinary course of business consistent with past practice, entered into any lease of machinery or equipment or sold or transferred any tangible or intangible asset or property;

                   (c) effected any increase in salary, wages, or other compensation of any kind, whether current or deferred, to any officer, employee, consultant, or agent of the Seller, other than routine increases in the ordinary course of business consistent with past practice or as was required from time to time by governmental legislation affecting wages (provided, however, that in no event was any such increase in compensation made with respect to any of the officers, employees, consultants or agents of the Seller earning in excess of $30,000 per annum); made any bonus, pension, profit sharing, or like payment to any officer, employee, consultant or agency of the Seller rendering services to Seller;

                   (d) entered into any salary, wage, severance, or other compensation agreement with a term of one year or longer with any officer, employee, consultant or agent of the Seller rendering services to the Seller or made any contribution to any trust or plan for the benefit of any such person, except as required by the terms of plans or arrangements existing prior to such date; and neither the Seller nor any Subsidiary is a party to any such agreement;

                   (e) entered into any transaction with respect to the Business or the Assets other than in the ordinary course of business consistent with past practice, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby; or withdrawn any free cash from any bank account or used any cash for items other than consistent with past business practices as reflected in the Seller's books and records;

                   (f) suffered any damage, destruction, or loss to any of the Assets (whether or not covered by insurance); or

                   (g) suffered any change in the Business or Assets which, individually or in the aggregate, might have a material adverse effect on the Business and/or the Assets; and, since September 30, 1998, there has been no occurrence, circumstance or combination thereof which might be expected to result in any such material adverse effect.

              4.12 The Seller has filed or caused to be filed all federal, state, municipal and other tax returns, reports and declarations required to be filed by it on or before the date hereof so as to prevent any valid lien, charge or encumbrance of any nature on the Assets or impairment of the Business. The Internal Revenue Service has not examined the federal tax returns of the Seller for any period subsequent to December 31, ______. Only periods subsequent to December 31, ______ remain open for assessment of additional federal taxes. All assessments and charges (including penalties and interest, if any) related to periods ended on or before December 31, ______ have been paid by the Seller, including any necessary adjustments with state and local tax authorities, and no deficiency of payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof. Adequate provision has been made in the Historical Financial Statements for the payment of all then accrued and unpaid federal and other taxes, whether or not yet due and payable and whether or not disputed by the Seller. The Seller has not agreed to the extension of the statute of limitations with respect to any tax return.

              4.13 The Seller  does not own any real  property  utilized  in the
Business. Set forth on Exhibit N hereto is a brief description of every lease or agreement (including, in each case, the annual rental payable and the expiration date, the cost and depreciation reserve of any leasehold improvements and a brief description of the property covered) under which the Seller is lessee of, or holds or operates, any real estate owned by any third party and used in connection with the Business, and the amounts owed under such leases. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. The Seller is not in default under any such lease or agreement, nor, to the best of the knowledge of the Seller, is any other party to any such lease or agreement in default thereunder; and no event has occurred, or is alleged to have occurred, which constitutes, or with lapse of time or giving or notice or both would constitute, a default by any other party to any such lease or agreement or a basis for a class of force majeure or other claim of excusable delay or non-performance thereunder. There is no condition, whether occurring naturally or from any cause whatsoever, which would prevent any of the real properties leased by the Seller and used in connection with the business from having sufficient subjacent or lateral support in any material respect to support adequately any structure, nor is any part of the real properties leased by the Seller in a flood plain area, or affected by any adverse environmental conditions, including, but not limited to, chemicals or hazardous or non-hazardous waste which are violative of any environmental laws.

              4.14 The Seller does not maintain or sponsor and is not required to make contributions to any pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plan covering any employee utilized in the Business. All pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of the Seller utilized in the Business participate (such plans and related trusts, insurance, and annuity contracts, funding media, and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of Section 3(37) of

ERISA) being hereinafter referred to as the "Benefit Plans," and such multiemployer plans being hereinafter referred to as the "Multiemployer Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable law. The Seller has not taken or failed to take any action with respect to either the Benefit Plans or the Multiemployer Plans which might create any liability on the part of the Seller or the Buyer. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan and as to each Multiemployer Plan has complied in all material respects with the requirements of ERISA and all other applicable law in respect to each such Plan. The Seller has furnished to the Buyer copies of all Benefit Plans and of all documents relating thereto requested by the Buyer, including, without limitation, financial statements with respect to such Benefit Plans for all periods in the last three years during which the Seller was a participant in or was required to make contributions to such Benefit Plans. Such financial statements are true and correct in all material respects, and none of the actuarial assumptions underlying such statements have changed since the respective dates thereof. In addition, as of the date hereof:

                   (i) No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or Multiemployer Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Internal Revenue Code of 1986, as amended [hereinafter referred to as the "Code"]), whether or not waived;

                   (ii) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or any Multiemployer Plan; there have been no terminations of any Defined Benefit Plan or any Multiemployer Plan or any related trust; no such termination of any of the foregoing reasonably can be expected to occur, whether as a consequence of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or therein, or otherwise;

                   (iii) The Seller has not withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan; and neither the execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein will result in the withdrawal (partial or total within the meaning of ERISA) from any Benefit Plan or Multiemployer Plan, or in any withdrawal or other liability of any nature to the Seller or the Buyer under any Benefit Plan or any Multiemployer Plan;

                   (iv) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan or Multiemployer Plan;

                   (v) There is no excess of the aggregate present value of accrued benefits over the aggregate value of the assets of the Defined Benefit Plans, and no withdrawal liability of the Seller with respect to the Multiemployer Plans;

                   (vi) There are no contributions which are, or hereafter will be required to have been made to trusts in connection with "defined contribution plans" (within the meaning of Section 3(34) of ERISA) with respect to services rendered by employees of the Seller utilized in the Business prior to the date hereof; and

                   (vii) Other than claims in the ordinary course for benefits with respect to the Benefit Plans or the Multiemployer Plans, there are no actions, suits, or claims pending with respect to any Benefit Plan or any Multiemployer Plan or any circumstances which might give rise to any such action, suit, or claims.

              4.15 Set forth in Exhibit O attached hereto is a list and description of all of the Seller's patents, logos, registered and common law trademarks and tradenames, copyrights, licenses and other similar rights and applications for each of the foregoing, in each case in any manner utilized in connection with the Business. The Seller owns all right, title and interest in and to all such proprietary rights, free and clear of all liens and other encumbrances of any kind. Such proprietary rights are all of the proprietary rights of the Seller. No adverse claims have been made, and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the Seller and the use by it of its proprietary rights do not involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right. To the best of the knowledge of the Seller, the Seller has not suffered or allowed any of its trade secrets, know-how or other intellectual or intangible property rights to enter into the public domain. No other persons or businesses have received from the Seller the right to use, nor are there any persons or businesses using, any trademark, service mark, tradename set forth in Schedule O, or any variant thereof, singly or in combination with any other term, and no persons or businesses otherwise using any such tradename, or any variant thereof, singly or in combination with any other term, have ever attempted to restrain the Seller from using such name or any variant thereof, singly or in combination with any other term.

              4.16 The Seller has had no material problem in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment, and service used in connection with the Business including from Horphas Research Ltd., MW International, Inc. and Manhattan Drug Company, and the Seller has no reason to believe that the Business may have problems with respect to the availability of such materials, supplies, equipment, and services.

              4.17 Neither the sale by the Seller to Buyer of the Assets nor the transfer by the Seller to Buyer of the Liabilities as contemplated in this Agreement, singly, constitutes a "bulk sale" (as that term is defined by the Uniform Commercial Code) and the completion of the transactions contemplated in this Agreement, singly or in combination, shall not subject the

Buyer to any claims relating to or liabilities resulting from the operations or obligations of the Seller other than those included within the Liabilities.

              4.18 The Seller has provided to the Buyer a complete and correct copy of Amendment No. 2 dated October 23, 1998 (the "Amendment No. 2"), to its Registration Statement (File No. 333-46085). The Amendment No. 2 is correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

              4.19 There are no labor problems or unrest existing or, to the best of Seller's knowledge, threatened against Seller which could adversely effect the operation of the Business and/or use of the Assets after the Closing and Seller is not a party to any collectively bargaining agreement.

              4.20 Set forth on Exhibit P is a schedule of all insurance currently in force with respect to the operation of Seller's Business. To Seller's best knowledge, the insurance set forth on Exhibit M is adequate for risks normally insured against by companies similarly situated to Seller and provides coverage for all claims made by any third party against Seller (and its stockholders, officers, directors, agents, and employees) and Buyer for any product liability or other risks rendered by or on behalf of Seller prior to the Closing Date, without any limitation or restriction except as set forth on Exhibit P. All of such insurance is in full force and effect.

              4.21 The use by Seller and each of its Subsidiaries of the properties and premises used by each of them and any structures situated on any real property leased by Seller and/or the Subsidiaries is not in violation of any zoning, environmental, health, safety, fire or other codes or regulations of any federal, state or local government authority, and Seller and/or the Subsidiaries has legal and valid occupancy permits, if required, and all other required licenses, permits or governmental approvals for each of the foregoing properties and premises. No improvement, fixture or equipment in the properties or premises owned, leased, used or occupied by Seller and/or the Subsidiaries, nor the leasehold or occupation with respect thereto, is in violation of any zoning or building laws. Neither the Seller nor any of the Subsidiaries has received any notice of violation of any building, fire, health, safety, environmental or zoning codes or any law, ordinance or regulation of any kind relating to or affecting Seller's and/or the Subsidiaries properties and premises, and all such properties and premises are zoned for the purposes for which such properties and premises are currently being used. Furthermore, neither the Seller nor any of the Subsidiaries has received formal or informal notices or notifications of any outstanding requirements or recommendations by the insurance companies which have issued the insurance policies covering the property and premises leased by Seller and/or the Subsidiaries or by any board of fire underwriters or other body exercising similar functions, including, without limitation, any notice requiring or recommending any repairs or work to be done on or to any such property or premises.

              4.22 The Seller (and/or its Subsidiaries, as the case may be), has all domestic and international franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on the Business as currently conducted (including, without limitation, those franchises, licenses, permits, and other approvals required by the United States Food and Drug Administration, the United States Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency including the "Dietary Supplement Health and Education Act of 1984" and the "Door-to-Door sale Act" of South Korea and the employees and agents of the Seller assigned to or otherwise involved in the Business also have all such franchises, licenses, permits and other governmental and non-governmental approvals required of them in carrying out their duties on behalf of the Seller. All such franchises, licenses, permits and other governmental and non-governmental approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or, to the best of the knowledge of the Seller, threatened proceeding under which any may be revoked, terminated or suspended. Without limiting the generality of the foregoing, the Seller is not party to any management contract, collateral agreement or similar arrangement requiring the approval of any of such organization or any submission to any of such organization or any background investigation by any of such organization. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not adversely effect or otherwise impair the ability of the Buyer as the sole owner of the Assets fully to enjoy the benefits of any of such franchises, licenses, permits or other governmental approvals. Set forth on Exhibit Q annexed hereto is a list of the Seller's ownership interest in each of its Subsidiaries. The Seller has not violated, and is not alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, or of any Indian Tribe or instrumentality thereof, binding upon the Seller.

                   (a) Without limiting the generality of the foregoing, neither the consummation of the transactions contemplated by this Agreement nor any real property utilized by the Seller in the Business nor any condition thereon violates any Environmental Law (as hereinafter defined) and no provision of any such Environmental Laws in any way affects the consummation of the transactions contemplated by this Agreement. Neither the Seller, nor any owner of any property utilized by the Seller in connection with the Business; (i) has filed any notice under any federal, state or local law, or regulation, indicating past or present treatment, storage or disposal of a hazardous or toxic waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, or (ii) has any liability, contingent or otherwise, under any such law or regulation in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance on any such property. No hazardous materials and no hazardous substances have been generated, treated, stored or disposed of or placed in violation of any applicable law or regulation on any such property or, from any such property, on or into any waste disposal site owned or operated by a third party. All underground tanks on such properties have been properly registered with or reported to the appropriate governmental agency or agencies, and none of such tanks leak.

                   (b) For purposes hereof, "Environmental Laws" shall mean any and all federal, state or local laws, statutes, ordinances, rules, regulations, order or determinations of any federal, state or local governmental authority pertaining to the environment, including, without limitation, the federal Clean Air Act, as amended, Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, Water Pollution Control Act, as amended, Superfund Amendments and Reauthorization Act of 1986, as amended, Hazardous Materials Transportation Act, as amended, National Environmental Policy Act and all other environmental, conservation or protection laws.

              4.23 Listed and described on Exhibit R attached hereto are all contracts other than real property leases (the "Contracts"), of the Company. All of such Contracts are in full force and effect and the Seller has obtained consents from the parties thereto (other than the Seller), to the assignment of the particular contracts also listed on Schedule B hereto that Buyer desires to acquire.

              4.24 All of the foregoing representations and warranties of Seller shall be true and correct as of the Closing Date and Seller will certify same to Buyer as being true and correct at the Closing as hereinafter provided. All of the foregoing representations and warranties of Seller will survive the Closing of the transactions provided for hereunder and shall not be merged therein for a period of twenty-four (24) months following the Closing Date.

          5. Representations and Warranties of Buyer. In order to induce Seller to enter into and consummate this Agreement, Buyer represents and warrants to Seller as follows:

              5.1 Buyer is a corporation, duly organization, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its properties and carry on its business as now conducted.

              5.2 All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been (or prior to the Closing will be) taken and obtained and at Closing this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              5.3 The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of Buyer's Certificate of Incorporation or its By-Laws or any instrument, judgment, order, writ, decree or agreement to which it is a party or by which its assets or properties are bound.

              5.4 There is no action, suit, proceeding, or investigation pending, or to the knowledge of Buyer, currently threatened against Buyer, in any way relating to the validity of this Agreement or the right of Buyer to enter into or to consummate this Agreement and the transactions contemplated hereby.

              5.5 All of the foregoing representations and warranties of Buyer shall be true and correct as of the Closing Date and Buyer will certify same to Seller as being true and correct at the Closing as hereinafter provided. All of the foregoing representations and warranties of Buyer will survive the Closing for a period of twenty-four (24) months of the transactions provided for hereunder and shall not be merged therein.

          6. The Closing. The closing of the sale transaction which is the subject of this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005 upon the earlier to occur of (i) all of the conditions of the Buyer and Seller as set forth in Sections 9 and 10, respectively, of this Agreement being fulfilled or waived, or (ii) March 30, 1998 (the "Closing Date"), or on such earlier or later date on which Buyer and Seller may mutually agree.

          7. Conduct of Seller's Business Prior to Closing. During the period from the date hereof to the Closing Date, Seller will operate the Business only in the regular and ordinary course of its business, will preserve its present relationships with its key employees, customers, suppliers, banks, government officials and other third parties doing business with Seller and during such period, it will not, without the consent of Buyer, engage in any conduct or enter into any transaction which is not in the regular and ordinary course of its business of operating the Business, including, without limitation, the following:

                   (a) Create or incur any mortgage, security interest, lien, charge, claim or encumbrance of any kind on the Assets, revenues, or cash flow from the operation of the Business.

                   (b) Make or become a party to any employment, license, management agreement (or renew, extend, amend, or modify any of such agreements) or any other agreement or commitment in any way affecting the operation of the Business (or renew, extend, amend or modify any such other agreement or commitment), except in the regular and ordinary course of Seller's business as to such other agreements or commitments.

                   (c) Other than pursuant to employee salaries, consistent with past payments as reflected on the Seller's books and records for the prior 12 months, pay or distribute any cash of Seller to any employee, stockholder, officer, director, principal or affiliate of any such person or any person or entity owned or controlled, directly or indirectly, by Seller, or any such person, partner or principal, for any purpose.

                   (d) Waive or release any right of substantial value.

          8. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions provided for under this Agreement are subject to and conditioned upon the fulfillment, on and as of the Closing Date, of each of the following conditions. If any of such conditions are not satisfied on and as of the Closing Date (or earlier, with respect to the condition set forth in subparagraph (a) hereof), Buyer may terminate this Agreement upon notice to
Seller:

                   (a) The representations, warranties, covenants and agreements of Seller in this Agreement shall be true, accurate and complete both on the date of this Agreement and on the Closing Date and Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Buyer shall have been furnished with a certificate of the officers of Seller, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

                   (b) There shall not be any material adverse change in the financial condition, business or future prospects of Seller (or any of its Subsidiaries) and there shall be no federal, state or local law, rule or regulation proposed or enacted (whether domestically or abroad), or other event or condition of any character, which Buyer determines may adversely effect the operations of the Business after the Closing.

                   (c) Seller shall have received and will deliver to Buyer on the Closing Date, copies of the requisite consents of its Directors and shareholders to the transaction contemplated by this Agreement (in accordance with the Delaware General Corporation Law and any other applicable law), and Seller shall have distributed in a timely manner and in required form as required by the Delaware General Corporate Law all notices to the shareholders of the Seller regarding the transactions contemplated hereby.

                   (d) From and after the date hereof and until the Closing Date, Seller shall have operated the Business diligently and in good faith and only in the historical regular and ordinary course.

                   (e) Seller will own all right, title and interest in and to the Assets on the Closing Date and will sell, transfer and assign the same to Buyer on the Closing Date, free and clear of all liens, claims, equities or encumbrances whatsoever, except as set forth on Exhibit A hereto.

                   (f) The indemnification agreements (the "Indemnification Agreements"), the form of which will be annexed hereto on later than the Closing Date as Exhibit S regarding the Buyer indemnifying certain officers of the Seller relating to sales tax of Seller have been agreed to the satisfaction of the Buyer.

                   (g) All of the inventory, machinery and equipment comprising a part of the Assets and/or leased by Seller, will be in good operating order and condition on the Closing Date, free of all material defects.

                   (h) Buyer shall have received, on or prior to the Closing Date, all Approvals or an opinion of Seller's counsel satisfactory to Buyer that no such Approvals are so required (including but not limited to the Enzogenol Agreement).

                   (i) There will be no pending or threatened action or proceeding against the Seller or the Business in any way affecting or challenging the transactions contemplated hereby, except as set forth on Exhibit L.

                   (j) Seller will have delivered to Buyer on the Closing Date all of the documents and other information required by Paragraph 11 hereof.

                   (k) NHTC, Buyer and its agents shall have completed their due diligence of the Business and the Assets to their full satisfaction.

                   (l) NASDAQ shall not have objected directly and/or indirectly to the closing of the Acquisition and the completion of the transactions as contemplated in this Agreement (nor shall there be a delisting possibility).

                   (m) All requirements of any applicable Bulk Sales laws have been complied with (or waived by Buyer), to the satisfaction of the Buyer and its counsel.

                   (n) NHTC shall, if necessary or required by NASDAQ to avoid delisting, have obtained shareholder approval at a shareholders' meeting and distributed proxies and a proxy statement in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, and complied with all state and federal rules, regulations and laws.

                   (o) The required parties shall have entered into the Debt Conversion Agreements annexed hereto as Exhibit J.

                   (p) All Exhibits to this Agreement shall have been delivered and shall be satisfactory to the Buyer.

          9. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of Seller to consummate the transactions provided for under this Agreement are subject to and conditioned upon the fulfillment, on and as of the Closing Date, of each of the following conditions. If any of such conditions are not satisfied on and as of the Closing Date, Seller may terminate this Agreement upon notice to Buyer:

                   (a) The representations, warranties, covenants and agreements of Buyer in this Agreement shall be true, accurate and complete both on the date of this Agreement and on the Closing Date and Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Seller shall have been furnished with a certificate of the President of Buyer, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

                   (b) Buyer shall have paid the Purchase Price to Seller.

                   (c) The Indemnification Agreements shall have been entered into.

                   (d) The Certificate of Designation for the Series E Preferred and the Certificate of Designation for the Series F Preferred (collectively, the Certificate of Designations), shall no later than the Closing Date have been filed with the Secretary of State of the State of Delaware.

                   (e) Buyer will have delivered to Seller on the Closing Date all of the documents and other information required by Paragraph 10 hereof.

          10. Documents to be Delivered by Buyer at Closing. Buyer (or NHTC, if applicable) will deliver the following documents to Seller at the Closing:

                   (a) The Certificate signed by the President of Buyer required by Paragraph 10(a) hereof.

                   (b) The Assumption Agreement relating to certain liabilities being assigned and assumed by Buyer, shall have been duly executed by Buyer.

                   (c) Stock Certificates representing the Series E Preferred stock and the Series F Preferred stock NHTC Stock (as provided in section 2 of this Agreement).

                   (d) The executed Debt Conversion Agreement.

                   (e) The Indemnification Agreements.

                   (f) The Certificate of Designations.

                   (g) The executed Acquisition Warrant.

                   (h) Such other documents consistent with the provisions of this Agreement as counsel for Seller may reasonably request.

          11. Documents to be Delivered by Seller at Closing. Seller will deliver the following documents to Buyer at the Closing:

                   (a) An Officers' Certificate signed by the President of the Seller in form and substance satisfactory to the Buyer.

                   (b) Copies of the requisite consents of Seller's shareholders and directors.

                   (c) The Bill of Sale, duly executed by Seller.

                   (d) The originals of all of the agreements constituting part of the Assets and duly executed assignments to Buyer thereof by delivery of duly executed Assumption Agreements.

                   (e) General releases of all claims against the Seller, NHTC, the Buyer and the Assets duly executed by (i) all holders of the promissory notes (the "Notes") sold to investors in private placements conducted by May Davis & Co. totaling approximately $1,908,000 in the aggregate as of September 30, 1998 (as well as documents evidencing such person's cancellation of their Notes) and proof of filing of U.C.C.-3s releasing such person's security interests in the Assets; and (ii) from Marden and Magco.

                   (f) The original executed consent to the assignment of any contract, duly executed or, in lieu thereof, a new agreement or a continuation or modification of any existing agreements between Buyer and any third party (including, but not limited to, the Enzogenol Agreement).

                   (g) The original executed consent of Seller's landlords to the assignment of the leases (set forth on Exhibit M), together with an estoppel certificate from such landlords.

                   (h) A certificate or other written confirmation from Seller's insurance carrier(s) or their authorized agents that all of the insurance set forth on Exhibit P has been transferred to Buyer and is in full force and effect as of the Closing Date.

                   (i) Updated judgment and lien searches on the Assets as of the most recent practical date prior to the Closing Date, which must show no liens, encumbrances, judgments or other clouds of title on the Assets.

                   (j) Seller shall deliver to Buyer at the Closing, all books, records and other documents relating to the Assets and operation of the Business.

                   (k) Updated Exhibit F as of the Closing Date.

                   (l) A Secretary's Certificate and Incumbency Certificate.

                   (m) Such other documents consistent with the provisions of this Agreement as counsel for Buyer may reasonably request.

          12. No Shop. In order to induce NHTC and the Buyer to expend the out-of-pocket costs necessary to conduct its due diligence investigation of Seller and the Assets and prepare the appropriate documentation for the transactions contemplated hereby, Seller and each of its principals shall, and shall cause Seller and its employees, representatives and agents to, immediately cease discussions or negotiations with any other persons or entities with respect to any sale, acquisition, merger, joint venture or financing proposals involving the Assets or capital stock of Seller, and likewise, neither such principals, Seller nor any of Seller's employees, representatives and agents shall, during the 120 day period immediately following the date of this Agreement shall solicit, or entertain unsolicited interests concerning any such sales, joint ventures, acquisition or financing proposal or similar transaction involving Kaire or its stockholders.

          13. Public Statements. Neither NHTC, Buyer nor Seller shall release any information concerning this Agreement or the transactions contemplated hereby which is intended for or may result in the public dissemination thereof, without first furnishing copies of all documents or scripts of proposed oral statements to the other party for comment and for the other party's written consent prior to the release thereof. Buyer and Seller agree not to disclose any such information to any person except on a "need to know" basis to persons who are advised of the confidential nature of the information and the potential penalties for use or disclosure of non-public information. Nothing contained in this Paragraph 14 shall prohibit either Buyer or Seller from releasing any information to any governmental authority if required to do so by law.

          14. Brokers. Other than as set forth on Exhibit T annexed hereto, the parties hereto each agree and represent and warrant to the other that no broker or finder was in any way instrumental or had any part in bring about this transaction. Each of the parties hereto hereby agrees to defend, indemnify and hold the other harmless from and against any loss, liability, claim, cost or expense (including reasonable counsel fees) resulting from any claim that may be made against the other by any broker, finder or other person or entity claiming a commission, fee, or other compensation by reason of this transaction based upon such indemnifying party's acts or omissions. All investment banking, brokerage and similar fees, if any, set forth on Exhibit T, shall be the sole responsibility of the party owing such fees.

          15. Insurance; Risk of Loss. Seller shall maintain in effect, at its cost, without modification, all insurance policies currently in effect covering the Assets and the business from the date hereof through the Closing. Seller hereby assumes all risk of loss, injury or destruction of the Assets from the date hereof through the Closing Date. In the event of any loss, injury or destruction of the Assets prior to the Closing that Buyer determines substantially impairs the value of the Assets or the Business, or if the operations of the Business are terminated or interrupted prior to the Closing other than in the regular and ordinary course of business, Buyer shall have the right to terminate this Agreement on or before the Closing.

          16. Miscellaneous.

              19.1 This Agreement, including the exhibits hereto, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

              19.2 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision) or sent by facsimile transmission (with a copy mailed by first class mail to the address set forth below (or to such other facsimile number as either of the parties hereto shall specify by notice given in accordance with this provision):

              If to Buyer:

                   Natural Health Trends Corp.
                   250 Park Avenue (10th Floor)
                   New York, New York 10022

                   Attention: Joseph P. Grace, President
                   Facsimile:        (203) 222-8479

              If to Seller:

                   Kaire International, Inc.
                   380 Lashley Street
                   Longmont, Colorado 80501

                   Attention:        Robert L. Richards, Chief Executive Officer
                   Facsimile:        (303) 682-4236

          All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice sent by facsimile transmission, or a notice of a change of address which shall be effective only upon receipt.

              19.3 Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This

Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

              19.4 No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement or of any representation, warranty, or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

              19.5 This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable federal and state securities laws or as may otherwise be expressly provided for in any exhibit to this Agreement. The parties hereto hereby agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By its execution hereof, Seller hereby covenants and irrevocably submitted to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon Seller or such agent, return receipt requested, with the same full force and effect as if personally served upon Seller in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

              19.6 The parties hereto hereby agree that, at any time and from time to time after the date hereof and through and after the Closing Date, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

              19.7 Except as expressly provided for by the provisions of this Agreement or applicable law, each of the parties hereto shall bear all of its respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants, it being understood and agreed that all of such costs and expenses of the Seller shall be paid out of the Purchase Price and not out of the Assets of the Seller.

              19.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when together, shall constitute one and the same instrument.

              19.9 The Paragraph headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

              19.10 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

          17. Due Diligence and Requested Information.

                   (a) The Seller shall afford the Buyer and its officers, employees, accountants, counsel, investment bankers (and their counsel) and other authorized representatives reasonable access, during ordinary business hours, to its properties, books and records, and shall cause its representatives to furnish to the Buyer such additional financial and operating data and other information as to the Business and the Assets as the Buyer may from time to time reasonably request. The Seller shall hold itself and its employees available to consult with the Buyer with respect to the Business in such manner as the Buyer shall from time to time reasonably request in order for the Buyer fully to investigate the Assets and the Business; it being understood and agreed that the reasonable expenses of travel by any such employees required by the Buyer shall be borne by the Buyer.

                   (b) In addition to its due diligence obligations set forth above, Seller will provide to Buyer upon Buyer's request, all information on a daily basis requested informally to the extent available regarding sales, available cash, returns and chargebacks, inventory and similar information.

          18. Notification of Certain Matters. Between the date hereof and the Closing Date, the Seller shall give prompt notice in writing to the Buyer of:
(i) the occurrence, or failure to occur, of any event known to the Seller, which occurrence or failure would be likely to cause any representation or warranty of the Seller, contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Closing, (ii) any notice or other communication received by the Seller, from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication received by the Seller, from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings known to the Seller, commenced or, to the best of its knowledge, threatened against the Seller, or relating to or involving the Seller affecting the Seller or which relate to the Assets and/or consummation of the transactions contemplated by this Agreement, and (v) any material failure known to the Seller or any officer, director, employee or agent thereto to comply with or satisfy any covenants, condition or agreement to be complied with or satisfied by it hereunder.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

ATTEST:                                      NATURAL HEALTH TRENDS CORP.

_____________________________                 By:_______________________________
Secretary                                         Joseph P. Grace, President

ATTEST:                                      NHTC ACQUISITION CORP.

_____________________________                By:_______________________________
Secretary                                         Joseph P. Grace, President

ATTEST:                                      KAIRE INTERNATIONAL, INC.

_____________________________                By:_______________________________
Mark D. Woodburn, Secretary                       Robert L. Richards,
                                                  Chief Executive Officer

                                 EXHIBITS TABLE
                                 --------------

EXHIBIT       TITLE                                                    SECTION
-------       -----                                                    -------
A             Permitted Liens                                          1.1
B             Assets                                                   1.1(a)
C             Real Property                                            1.1(b)
D             Form of Bill of Sale                                     1.1(d)
E             Form of Assumption Agreement                             1.1(d)
F             Seller's Liabilities                                     1.2
G             Form of Certificate of Designation
              (to be attached as the Closing Date)                     2.1(i)
H             Form of Acquisition Warrant
              (to be attached at the Closing Date)                     2.1(i)
I             Form of Certificate of Designation
              for the Series F Preferred Stock
              (to be attached at the Closing Date)                     2.1(iii)
J             Form of Debt Conversion Agreement
              (to be attached at the Closing Date)                     2.1(iii)
K             Consents, Approvals, Orders, etc.                        4.3
L             Actions, Suits, Proceedings and Investigations           4.4
M             Non-Assumed Liabilities                                  4.8
N             Leases                                                   4.13
O             Intellectual Property                                    4.15
P             Insurance                                                4.20
Q             Domestic and International Subsidiaries,
              Licenses, Permits and Other Approvals                    4.22
R             Contracts                                                4.23
S             Form of Indemnification Agreement                        8(f)
T             Investment Banking, Brokers, Etc. Fees                   14